                                                                  EXECUTION COPY

                                                                   Exhibit 10.48



                  RECEIVABLES FUNDING AND SERVICING AGREEMENT


                         Dated as of February 24, 1995


                                 by and among


                          TYCO FUNDING I CORPORATION,
                         TYCO FUNDING II CORPORATION,

                as Borrowers and, individually, as a "Borrower"


                       REDWOOD RECEIVABLES CORPORATION,

                                   as Lender


                            TYCO INDUSTRIES, INC.,

                                  as Servicer


                      FINANCIAL SECURITY ASSURANCE INC.,

                                    as FSA


                                      and


                     GENERAL ELECTRIC CAPITAL CORPORATION,

                    as Operating Agent and Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                 DEFINITIONS...............................   2

     SECTION 1.01.  Certain Defined Terms..................................   2
     SECTION 1.02.  Other Terms............................................  30
     SECTION 1.03.  Interpretation.........................................  31
     SECTION 1.04.  Rounding...............................................  31

                                   ARTICLE II

                            COMMITMENT; ADVANCES...........................  31

     SECTION 2.01.  Advances...............................................  31
     SECTION 2.02.  Optional Changes in Commitment.........................  31
     SECTION 2.03.  Notices Relating to Advances...........................  32
     SECTION 2.04.  Disbursement of Loan Proceeds..........................  33
     SECTION 2.05.  Note...................................................  33
     SECTION 2.06.  Principal Repayments...................................  33
     SECTION 2.07.  Interest...............................................  33
     SECTION 2.08.  Fees...................................................  34
     SECTION 2.09.  Time and Method of Payments............................  34
     SECTION 2.10.  Additional Costs; Capital Requirements.................  35
     SECTION 2.11.  Breakage Costs.........................................  37
     SECTION 2.12.  Collections on Receivables.............................  37
     SECTION 2.13.  Clean Down.............................................  37

                                  ARTICLE III


                            CONDITIONS TO LENDING..........................  38

     SECTION 3.01.  Conditions Precedent to Effectiveness of
                    the Agreement..........................................  38
     SECTION 3.02.  Conditions Precedent to All Advances...................  41


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES...........................  42

     SECTION 4.01.  Representations and Warranties of the
                    Borrower...............................................  42
     SECTION 4.02.  Representations and Warranties of Each
                    Borrower With Respect to the Parent and
                    the Transferred Receivables............................  50
     SECTION 4.03.  Representations and Warranties of the
                    Servicer...............................................  59
     SECTION 4.04.  Representations and Warranties of the
                    Lender.................................................  63

                                                                           Page
                                                                           ----
                                   ARTICLE V
               GENERAL COVENANTS OF THE BORROWERS .........................  64

     SECTION 5.01.  Affirmative Covenants of the Borrowers.................  64
     SECTION 5.02.  Reporting Requirements of the Borrowers................  70
     SECTION 5.03.  Negative Covenants of the Borrowers....................  73


                                  ARTICLE VI

                  COLLECTIONS AND DISBURSEMENTS............................  76

     SECTION 6.01.  Establishment of Accounts..............................  76
     SECTION 6.02.  Funding of Collection Account..........................  79
     SECTION 6.03.  Daily Disbursements From the Collection
                    Account - Revolving Period.............................  80
     SECTION 6.04.  Disbursements From the Retention Account
                    - Settlement Date Procedures - Revolving
                    Period.................................................  82
     SECTION 6.05.  Liquidation Settlement Procedures......................  83
     SECTION 6.06.  Notification by Operating Agent........................  84
     SECTION 6.07.  Investment of Accounts.................................  84
     SECTION 6.08.  Termination Procedure..................................  86
     SECTION 6.09.  Payment Under the Policy...............................  86
     SECTION 6.10.  Effect of Payments by FSA: Subrogation.................  87


                                  ARTICLE VII

                   APPOINTMENT OF THE SERVICER.............................  88

     SECTION 7.01.  Appointment of the Servicer............................  88
     SECTION 7.02.  Duties and Responsibilities of the Servicer............  88
     SECTION 7.03.  Authorization of the Servicer..........................  93
     SECTION 7.04.  Servicing Fees.........................................  94
     SECTION 7.05.  Negative Covenants of the Servicer.....................  94
     SECTION 7.06.  Financial Covenants....................................  96
     SECTION 7.07.  Reporting..............................................  97
     SECTION 7.08.  Annual Statement as to Compliance......................  98
     SECTION 7.09.  Annual Independent Public Accountants' Servicing and
                    Compliance Report......................................  99
     SECTION 7.10.  Retention and Termination of Servicer..................  99


                                 ARTICLE VIII

                   GRANT OF SECURITY INTERESTS............................. 100

     SECTION 8.01.  Borrowers' Grant of Security Interest.................. 100
     SECTION 8.02.  Lender's Assignment and Grant of Security Interest..... 102

                                                                           Page
                                                                           ----
     SECTION 8.03.  Delivery of Collateral................................. 102
     SECTION 8.04.  Borrowers Remain Liable................................ 103
     SECTION 8.05.  Covenants of the Borrowers and Servicer Regarding the
                    Collateral............................................. 103


                                  ARTICLE IX

                             TERMINATION EVENTS............................ 107

     SECTION 9.01.  Termination Events..................................... 107
     SECTION 9.02.  Events of Servicer Termination......................... 110


                                   ARTICLE X

                                  REMEDIES................................. 112

     SECTION 10.01.  Actions Upon Termination Event........................ 112
     SECTION 10.02.  Receipt of Payments in Trust.......................... 113
     SECTION 10.03.  Application of Proceeds............................... 114
     SECTION 10.04.  Exercise of Remedies.................................. 114
     SECTION 10.05.  Severability of Remedies.............................. 114
     SECTION 10.06.  Waiver of Appraisement................................ 114
     SECTION 10.07.  Power of Attorney..................................... 115
     SECTION 10.08.  Continuing Security Interest.......................... 115


                                   ARTICLE XI

                             SUCCESSOR SERVICER............................ 116

     SECTION 11.01.  Servicer Not to Resign................................ 116
     SECTION 11.02.  Appointment of the Successor Servicer................. 116
     SECTION 11.03.  Duties of the Servicer................................ 116
     SECTION 11.04.  Effect of Termination or Resignation.................. 117


                                  ARTICLE XII

                              INDEMNIFICATION.............................. 117

     SECTION 12.01.  Indemnities by the Borrowers.......................... 117
     SECTION 12.02.  Indemnities by the Servicer........................... 119


                                  ARTICLE XIII

                              OPERATING AGENT.............................. 120

     SECTION 13.01.  Authorization and Action.............................. 120
     SECTION 13.02.  Reliance, etc......................................... 120
     SECTION 13.03.  GE Capital and Affiliates............................. 121

                                                                           Page
                                                                           ----
                                  ARTICLE XIV

                               MISCELLANEOUS............................... 121

     SECTION 14.01.  Notices, Etc.......................................... 121
     SECTION 14.02.  Binding Effect; Assignability......................... 121
     SECTION 14.03.  Costs, Expenses and Taxes............................. 122
     SECTION 14.04.  No Proceedings........................................ 123
     SECTION 14.05.  Amendments; Waivers; Consents......................... 124
     SECTION 14.06.  GOVERNING LAW; CONSENT TO JURISDICTION;
                     WAIVER OF JURY TRIAL.................................. 124
     SECTION 14.07.  Execution in Counterparts;
                     Severability.......................................... 125
     SECTION 14.08.  Descriptive Headings.................................. 125
     SECTION 14.09.  Deemed Good Faith..................................... 125
     SECTION 14.10.  The Borrowers......................................... 125
     SECTION 14.11.  Financing Statements.................................. 126
     SECTION 14.12.  Intercreditor Agreement............................... 126
     SECTION 14.13.  The Note.............................................. 126
     SECTION 14.14   Limited Recourse...................................... 126

          RECEIVABLES FUNDING AND SERVICING AGREEMENT, dated as of February 24, 1995 (the "Agreement") by and among TYCO FUNDING I CORPORATION, a Delaware corporation ("TFC I"), TYCO FUNDING II CORPORATION, a Delaware corporation ("TFC II")(together with TFC I, the "Borrowers"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Lender (as such, together with its successors and assigns, the "Lender"), GENERAL ELECTRIC CAPITAL CORPORATION a New York banking corporation ("GE Capital"), in its capacity as operating agent hereunder (as such, together with its successors and assigns, the "Operating Agent") and in its capacity as Collateral Agent for the Lender and FSA (as defined below) (as such, together with its successors and assigns, the "Collateral Agent"), TYCO INDUSTRIES, INC., a Delaware corporation (together with its successors and assigns, the "Parent"), as servicer hereunder (together with its successors and permitted assigns, the "Servicer"), and FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company (together with its successors and assigns, "FSA"), as insurer hereunder.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Borrowers are bankruptcy-remote subsidiaries of the Parent;

          WHEREAS, the Borrowers have been formed for the sole purpose of purchasing and financing certain trade and other receivables originated by the Parent and Tyco Manufacturing and purchased by or, in the case of the Parent, contributed to the Borrowers pursuant to the Receivables Transfer Agreements, each dated as of February 24, 1995 (the "Receivables Transfer Agreements"), by and between the Borrowers and either Tyco Manufacturing or the Parent, respectively;

          WHEREAS, the Borrowers and the Lender intend that the Lender will make advances to the Borrowers from time to time, such advances to be secured by certain receivables and other collateral owned by the Borrowers;

          WHEREAS, the Operating Agent has been requested and is willing to act as operating agent on behalf of the Lender in connection with the making and financing of such advances;

          WHEREAS, to effectuate the purposes of this Agreement, the Lender and the Operating Agent desire that a servicer be appointed to perform certain servicing, administrative and collection functions in respect of the receivables financed by the Lender under this Agreement;

          WHEREAS, the Parent has been requested and is willing to act as the Servicer;

          WHEREAS, FSA has been requested and is willing to provide the Policy (as hereinafter defined) to the Borrowers for the benefit of the Lender; and

          WHEREAS, to secure the advances made to the Borrowers by the Lender and the reimbursement obligations to FSA arising hereunder or under the Insurance and Indemnity Agreement, the Borrowers intend to grant to the Collateral Agent, on behalf of the Lender and FSA, a security interest in such receivables and other collateral owned by the Borrowers.

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Certain Defined Terms. As used herein, the following terms
                    ---------------------
shall have the following meanings:

          "Accession Agreement" means an Accession Agreement substantially in
           -------------------
the form of Exhibit A to the Collateral Agent Agreement.

          "Accrued Monthly Interest" means for any day within a Settlement
           ------------------------
Period, the Daily Interest calculated for each day from and including the first day of the Settlement Period through and including the day for which the calculation is being made.

          "Accumulated Funding Deficiency" shall have the meaning provided in
           ------------------------------
Section 412 of the Code and Section 302 of ERISA, whether or not waived.

          "Additional Amounts" means any amounts payable to any Affected Party
           ------------------
under Sections 2.10 and 2.11.

          "Additional Costs" has the meaning specified in Section 2.10(b).
           ----------------

          "Advance" has the meaning set forth in Section 2.01.
           -------

          "Advance Rate" means, for any date within a Settlement Period, a
           ------------
percentage equal to the lesser of (i) the Advance Rate Cap, and (ii) the Dynamic Advance Rate.

          "Advance Rate Cap" means 75% or such other greater figure as
           ----------------
determined by the Operating Agent (with the prior written approval of the Liquidity Lenders, the Rating Agencies and FSA) and agreed to by the Borrowers.

          "Advances Outstanding" means, with respect to each Borrower, for any
           --------------------
day, the aggregate principal amount of Advances outstanding on such day to such Borrower, after giving effect to all repayments by and issuances of Advances to such Borrower on such day; provided, however, that Advances which have been paid
                           --------  -------
with a payment under either Policy shall continue to remain Advances Outstanding for purposes of this Agreement until FSA has been paid as subrogee to the rights of the Lender hereunder or reimbursed pursuant to the Insurance and Indemnity Agreement for all draws under the Policy used to repay such Advances and all amounts due in connection therewith under the Insurance and Indemnity Agreement, as evidenced by a written notice from FSA delivered to the Operating Agent, and FSA shall be deemed to be the "Lender" thereof to the extent of any payments thereon made by FSA.

          "Adverse Claim" means any claim of ownership or any lien, security
           -------------
interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement or the Collateral Agent Agreement.

          "Affected Party" means the Lender, any of the Liquidity Lenders, the
           --------------
Operating Agent, any of the Letter of Credit Providers, the Collateral Agent, FSA or any Affiliate of the foregoing persons.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

          "Agreement" means this Receivables Funding and Servicing Agreement,
           ---------
among the Borrowers, the Lender, the Servicer, FSA, the Operating Agent and the Collateral Agent.

          "Anticipation Payments" means with respect to any Transferred
           ---------------------
Receivable on any date, the amount of any payments made by the related Obligor prior to the Maturity Date thereof which such Maturity Date occurs after such date.

          "Assignment" means an assignment entered into between the Parent or
           ----------
Tyco Manufacturing and the Borrowers on any Transfer Date substantially in the form of Exhibit 1A or 1B, as the case may be, to the Receivables Transfer Agreements.

          "Authorized Officer" means, with respect to any corporation, the
           ------------------
Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents in connection with this Agreement.

          "Availability" means, as of any date and with respect to either
           ------------
Borrower, the lesser of X and Y, where:

          X = the Borrowing Base (as of such date) times the Advance Rate (as of such date) minus the Income Discount Amount minus the Advances Outstanding to the other Borrower; and

          Y =  such Borrower's Maximum Facility Commitment as of such date.

          "Balance Sheet Date" means September 30, 1994.
           ------------------

          "Billed Amount" means, with respect to any Receivable, the amount
           -------------
billed on the Billing Date to the related Obligor with respect thereto net of contractual allowances, any set-off or other modifications, in each case as permitted hereunder (excluding any contractual allowances of the types set forth in Schedule 2 granted by the Parent or Tyco Manufacturing in the ordinary course of its business which allowance shall be typical for businesses similar to the Parent's or Tyco Manufacturing's).

          "Billing Date" means the date on which the invoice with respect to a
           ------------
Receivable was generated.

          "Borrower" means either of, and "Borrowers" means both of, Tyco
           --------                        ---------
Funding I Corporation and Tyco Funding II Corporation.

          "Borrower Account Collateral" has the meaning specified in Section
           ---------------------------
8.01(c).

          "Borrower Assigned Agreements" has the meaning specified in Section
           ----------------------------
8.01(b).

          "Borrower Collateral" has the meaning specified in Section 8.01.
           -------------------

          "Borrower Notice" means a notice in the form of Exhibit A, setting
           ---------------
forth the information required by Section 2.03(b).

          "Borrower Secured Obligations" means, collectively, all obligations of
           ----------------------------
every nature of the Borrowers (other than to the

Parent, Tyco Manufacturing or the Servicer), now or hereafter existing, under this Agreement, the Notes, the Insurance and Indemnity Agreement, the Premium Letter and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals hereof or thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Lender, the Operating Agent, FSA or the Collateral Agent as a preference, fraudulent transfer or otherwise.

          "Borrowers' Share" means the ratio of the aggregate Maximum Facility
           ----------------
Commitments of the Borrowers to the aggregate maximum commitments of the Borrowers under this Agreement and all Other Funding Agreements.

          "Borrowing Base" means, as of the date of its computation, an amount
           --------------
equal to (a) the aggregate Outstanding Balance of Transferred Receivables that are Eligible Receivables with respect to both Borrowers, plus (b) an amount equal to the Outstanding Balance of Eligible Receivables to be purchased or contributed on that date with respect to both Borrowers, minus (c) the sum of
                                                         -----
(i) the Concentration Discount Amounts for all Obligors in respect of such Eligible Receivables and (ii) the Contractual Reserves in respect of all Transferred Receivables and (iii) during the Clean Down Period Part 4, the Clean Down Retention Amount.

          "Borrowing Base Certificate" means, with respect to either Borrower on
           --------------------------
any Business Day, an Officer's Certificate of such Borrower in the form of Exhibit B, computing for such Business Day the Borrowing Base, the Availability with respect to such Borrower and any net increase or decrease in the Availability with respect to such Borrower since the date of the previous Borrowing Base Certificate and New Advances Available for such Borrower.

          "Borrowing Excess" means, with respect to the Borrowers and for any
           ----------------
date, the extent to which the then Advances Outstanding of such Borrowers exceeds the aggregate Availability with respect to the Borrowers as of such date.

          "Breakage Costs" has the meaning specified in Section 2.11(a).
           --------------

          "Business Day" means any day of the year, other than a Saturday or
           ------------
Sunday that in the City of New York is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to be closed.

          "Capital Lease" shall mean any lease of any property (whether real,
           -------------
personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

          "Capital Lease Obligation" shall mean, as of any date, the amount of
           ------------------------
the obligation of the lessee under a Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed as such in a note to such balance sheet.

          "Cash Interest Expense" means, with respect to any Person for any
           ---------------------
period, the amount of cash interest payable on all Debt of such Person and its consolidated Subsidiaries.

          "Change in Control" has the meaning specified in the Inventory
           -----------------
Facility.

          "Clean Down Period" means the period which is divided into the
           -----------------
following parts:

          "Clean Down Period Part 1" means, with respect to December 1, the period commencing on December 1 of each such period, and ending on the Business Day immediately following the Business Day on which the sum of Advances Outstanding of both Borrowers are reduced by an amount equal to the Clean Down Reserve Amount.

          "Clean Down Period Part 2" means the period commencing on the Business Day immediately following the Business Day on which Clean Down Period 1 ends, and ending on the Business Day when the sum of Advances Outstanding of both Borrowers are equal to zero.

          "Clean Down Period Part 3" means the period commencing on the Business Day immediately following the Business Day on which Clean Down Period
          Part 2 ends, and ending on the fifth Business Day immediately following the Business Day on which Clean Down Period Part 3 commenced.

          "Clean Down Period Part 4" means the period commencing on the Business Day immediately following the Business Day on which Clean Down Period
          Part 3 ends, and ending on the March 31st following the December 1st on which that Clean Down Period commenced.

          "Clean Down Reserve Amount" means an amount calculated in accordance
           -------------------------
with the following formula:

          CDR = CDF x PYD

          where

          CDR  =    Clean Down Reserve

          CDF   =   1.5, but which may be increased in good faith by the
                    Operating Agent or FSA on any day during any Clean Down
                    Period with notice to the Borrowers.

          PYD   =   the greater of (i) the total of all Variable Dilutions
                    recorded by the Parent or Tyco Manufacturing in the immediately preceding period from December 1st to April
                    30th, and (ii) the total of all Variable Dilutions recorded by the Parent or Tyco Manufacturing in the next preceding period from December 1st to April 30th, provided that PYD may be increased in good faith by the Operating Agent or FSA on any day during any Clean Down Period with notice to the Borrowers.

          "Clean Down Retention Amount" on any day during the Clean Down Period
           ---------------------------
Part 4 means an amount calculated in accordance with the following formula:

          CDRA = CDF x PYD - ADR

          where

          CDRA  =   Clean Down Retention Amount

          CDF   =   1.5, but which may be increased in good faith by the
                    Operating Agent or FSA on any day during any Clean Down
                    Period with notice to the Borrowers.

          PYD   =   the greater of (i) the total of all Variable Dilutions
                    recorded by the Parent or Tyco Manufacturing in the immediately preceding period from December 1st to April
                    30th, and (ii) the total of all Variable Dilutions recorded by the Parent or Tyco Manufacturing in the second preceding period from December 1st to April 30th, provided that PYD shall at all times be an amount not less than ADR and provided, further that PYD may be increased in good faith by the Operating Agent or FSA on any day during any Clean Down Period with notice to the Borrowers.

          ADR  =    The sum of Variable Dilutions recorded by the Parent and
                    Tyco Manufacturing from and including the most recent
                    December 1 to and including such day during the related
                    Clean Down Period.

          "Collateral" means, collectively, the Borrower Collateral pledged by
           ----------
the Borrowers in Section 8.01 and the Lender Collateral pledged and assigned by the Lender in Section 8.02.

          "Collateral Account" means the account maintained with the Depositary
           ------------------
described in Section 6.01(d).

          "Collateral Agent" means GE Capital or such other party designated as
           ----------------
agent for the secured parties under the Collateral Agent Agreement.

          "Collateral Agent Agreement" means the Amended and Restated Collateral
           --------------------------
Agent and Security Agreement, dated as of February, 24 1994, as amended entered into by the Lender with the Collateral Agent, the Letter of Credit Agent, the Liquidity Agent, the Depositary and each Transaction Credit Provider.

          "Collateral Agent Fees" means the fees paid to the Collateral Agent
           ---------------------
under the Collateral Agent Agreement.

          "Collection Account" means the account maintained with the Depositary
           ------------------
described in Section 6.01(b).

          "Collections" means, with respect to any Receivable, all collections
           -----------
and other Proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect to Receivables that have been written off as uncollectible) but excluding (i) the sale price therefor under the Receivables Transfer Agreements, and (ii) the Advances.

          "Commercial Paper" means commercial paper issued by the Lender.
           ----------------

          "Commitment Letter" means the letter dated November 8, 1994, together
           -----------------
with the commitment extension letters dated December 27, 1994 and January 31, 1995, each from Redwood Receivables Corporation to Tyco Toys, Inc.

          "Commitment Termination Date" means the earlier of (a) the date so
           ---------------------------
designated pursuant to Section 9.01 as a result of a Termination Event, and (b) the Final Maturity Date; provided, however, that if each of the Borrowers has not on or before the 270th day prior to the Final Maturity Date (i) entered into an agreement with the Lender, the Operating Agent and FSA renewing or extending the Final Maturity Date, or (ii) entered into a firm commitment with a counterparty, acceptable to the Operating Agent and FSA, to purchase from the Lender at par plus accrued Interest all Advances Outstanding as of the Final Maturity Date, then if the Commitment Termination Date has not already occurred pursuant to clause (a), the Commitment Termination Date shall be the date that is the last day of the Clean Down Period Part 3 occurring in the year 2000, but in no event later than April 1, 2000.

          "Commonly Controlled Entity" means each of the Borrowers and each
           --------------------------
entity, whether or not incorporated, which is affiliated with any of the foregoing pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "Company Notes" means the notes evidencing the loans made from time to
           -------------
time by each of the Borrowers to the Parent and Tyco Manufacturing, respectively, pursuant to Articles V and VI of the Transfer Agreements.

          "Concentration Discount Amount" means, with respect to any Obligor, on
           -----------------------------
any date after giving effect to all Eligible Receivables to be purchased on such date, the amount by which the Outstanding Balance of Eligible Receivables payable by such Obligor exceeds the lesser of either (a) the Dollar amount set forth on Schedule 1, or (b) the product of (i) such Obligor's Concentration Limit Percentage set forth on Schedule 1 and (ii) the Outstanding Balance of all Transferred Receivables that are Eligible Receivables on such date. The Concentration Discount Amount may be changed at any time by the Operating Agent acting in good faith and with the prior written consent of FSA and the Rating Agencies.

          "Concentration Limit Percentage" means, with respect to any Obligor,
           ------------------------------
the maximum percentage that such Obligor's Outstanding Balance of Eligible Receivables may be of the Outstanding Balance of all Eligible Receivables that are Transferred Receivables at such time, as determined by the Operating Agent acting in good faith and with the prior written consent of FSA and the Rating Agencies and notified to the Borrowers in writing (such initial notification is attached as Schedule 1A hereto.)

          "Contract" means an agreement (or agreements) (including invoices)
           --------
pursuant to, or under which, an Obligor shall be obligated to pay for services rendered or merchandise or goods sold to such Obligor by the Parent or Tyco Manufacturing, from time to time.

          "Contractual Reserves" means, as of any date, an amount equal to the
           --------------------
sum of the Dilution Factors of the type listed on Schedule 2 as reflected on the books of each of the Parent and Tyco Manufacturing as an accrued credit as of such date.

          "Controlling Party" means (i) FSA so long as an FSA Default shall not
           -----------------
have occurred and be continuing and (ii) the Collateral Agent so long as an FSA Default shall have occurred and be continuing; provided, however, that the Collateral Agent shall be Controlling Party after delivery by FSA to the Collateral Agent of a notice of resignation as Controlling Party.

          "CP Holder" means any Person holding record or beneficial ownership of
           ---------
Commercial Paper.

          "Credit and Collection Policies" means the credit, collection,
           ------------------------------
customer relations and service policies of the Parent or Tyco Manufacturing, as the case may be, in effect on the Effective Date, as set forth in writing and delivered to the Lender, the Operating Agent, FSA and the Collateral Agent on or before the Effective Date pursuant to Section 3.01(p), and as such policies may hereafter be amended, modified or supplemented from time to time with the prior written consent of the Operating Agent and FSA.

          "Daily Borrowing Rate" has the meaning specified in Schedule 5 to this
           --------------------
Agreement.

          "Daily Interest" has the meaning specified in Schedule 5.
           --------------

          "Daily Unused Facility Fee" means, with respect to either Borrower, a
           -------------------------
fee payable by such Borrower to the Lender for each day in an amount equal to
(A) the product of (i) such Borrower's Maximum Facility Commitment on such day minus the Advances Outstanding for such Borrower for such day, and (ii) the Unused Facility Fee Rate (as set out in the Fee Letter), divided by (B) 360.

          "Dealer" means any dealer under a Dealer Agreement.
           ------

          "Dealer Agreement" means any dealer agreement entered into by the
           ----------------
Lender for the distribution of Commercial Paper.

          "Debt" of any Person means (a) indebtedness of such Person for
           ----
borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (excluding trade payables incurred in the ordinary course of business), (d) Capital Lease Obligations, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such

Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

          "Debt Service" shall mean, with respect to any fiscal period of Tyco
           ------------
Toys, the sum of (a) Interest Expense during such period, plus (b) regularly
                                                          ----
scheduled payments of principal on Debt (other than Debt owing under this Agreement and the Inventory Facility and Debt paid on February 24, 1995 under the Existing Credit Agreement) of Tyco Toys and its Subsidiaries scheduled to be paid during such period (whether or not actually paid during such period), plus
                                                                           ----
(c) dividend payments made by Tyco Toys during such period.

          "Default Coverage" means a fraction (expressed as a percentage) where
           ----------------
the numerator is the product of (i) the Default Percentage, (ii) the Default Horizon, and (iii) 1.5, and the denominator is the aggregate Outstanding Balance of all Eligible Receivables.

          "Default Horizon" means, at any time, the aggregate original
           ---------------
Outstanding Balances of Transferred Receivables generated during the 26 most recent weeks.

          "Default Percentage" for each week, means the greatest of the "DF"s
           ------------------
calculated as at the end of such week and each of the 51 immediately preceding weeks, where DF equals a fraction (expressed as a percentage), the numerator of which is sum of Delinquent Receivables recorded for such week and each of the 25 weeks prior to such week, and the denominator of which is the sum of the Outstanding Balances of all Transferred Receivables generated during the period from the 27th to 52nd (inclusive) weeks immediately preceding such week.

          "Default Ratio" means, as of any Settlement Date, the ratio (expressed
           -------------
as a percentage) computed by dividing

               (a) the aggregate Outstanding Balance of all Transferred Receivables that were Delinquent Receivables as of the last day of the prior Settlement Period by
     --

               (b) the Outstanding Balance of all Transferred Receivables on the last day of such prior Settlement Period.

          "Defaulted Receivable" means a Receivable (a) as to which any payment,
           --------------------
or part thereof, remains unpaid for more than 90 days after the Maturity Date of such Receivable, or (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.01(c) in respect of the Obligor (except that such action or event shall be taken by or occur with respect to such Obligor, rather than by or to the parties mentioned in such Section), or (c) which otherwise would be determined to be uncollectible and written off in accordance with the Credit and Collection Policies.

          "Delinquency Ratio" means, as of any Settlement Date, the ratio
           -----------------
(expressed as a percentage) computed by dividing

               (a) the aggregate Outstanding Balance of all Transferred Receivables as to which any payment, or part thereof, remains unpaid for more than 30 days but less than 61 days past its Maturity Date as of the last day of the prior Settlement Period by
     --

               (b) the Outstanding Balance of all Transferred Receivables on the last day of such prior Settlement Period.

          "Delinquent Receivable" means any Receivable, other than a Defaulted
           ---------------------
Receivable, as to which any payment, or part thereof, remains unpaid for more than 60 days past its Maturity Date.

          "Depositary" means Bankers Trust Company, or any other Person
           ----------
designated as the successor Depositary from time to time in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper by the Lender.

          "Depositary Agreement" means the depositary agreement, dated as of
           --------------------
March 15, 1994, between the Lender and the Depositary and consented to by the Liquidity Agent.

          "Depositary Fee" means the fee paid to the Depositary in connection
           --------------
with the issuance of Commercial Paper by the Lender.

          "Dilution Coverage" means, at any time, a fraction, expressed as a
           -----------------
percentage, the numerator of which is the sum of the Normal Dilutions and the Spike Impact calculated as of such date, and the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables.

          "Dilution Factors" means, with respect to the Receivables, any net
           ----------------
credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), warehouse and other allowances, disputes, chargebacks, defective returns, other returned or repossessed goods, inventory transfers, allowances for early payments and other similar allowances that are made or coordinated with Tyco Manufacturing or the Parent's usual practices, in each case after, in the case of any Receivable, such Receivable first became a "Receivable" hereunder; provided that any allowances or adjustments in accordance with the Credit and Collection Policies made on account of an Obligor's insolvency or inability to pay shall not constitute a Dilution Factor.

          "Dilution Horizon" means, at any time, an amount calculated as the
           ----------------
aggregate original Outstanding Balances of Transferred Receivables generated during the "N" most recent days, where N equals, if the Dilution Horizon is calculated on any day in the months shown in Column A below, the corresponding number of days shown in Column B below:

            COLUMN A                                    COLUMN B
            --------                                    --------

            January                                     180

            February                                    180

            March                                       180

            April                                       120

            May                                         120

            June                                        120

            July                                        120

            August                                      150

            September                                   180

          October                                     210

          November                                    240

          December                                    270

          "Dilution Percentage" means, calculated during any month, a fraction
           -------------------
(expressed as a percentage) calculated as set out in Schedule 9.

          "Dilution Ratio" means, as of any Settlement Date, the ratio
           --------------
(expressed as a percentage) computed by dividing

               (a) an amount equal to the aggregate amount of the Variable Dilutions as reflected on the books of each of the Parent and Tyco Manufacturing during the preceding Settlement Period.

     by
     --

               (b) the Outstanding Balance of all Eligible Receivables on the last day of the prior Settlement Period.

          "Dollar" and "$" means lawful currency of the United States of
           ------
America.

          "Dynamic Advance Rate" means a rate, as of any date, expressed as a
           --------------------
percentage, equal to 100% minus the sum of the Dilution Coverage, as calculated on such date, and the Default Coverage, as calculated for the Settlement Period preceding such date.

          "EBITA" shall mean, with respect to any fiscal period of Tyco Toys,
           -----
(i) operating profit of Tyco Toys and its Subsidiaries on a consolidated basis for such period, plus (ii) to the extent deducted in determining such operating
                 ----
profit, amortization expense of Tyco Toys and its Subsidiaries on a consolidated basis for such period, minus (iii) to the extent deducted in determining net
                       -----
income of Tyco Toys and its Subsidiaries on a consolidated basis for such period, extraordinary losses of Tyco Toys and its Subsidiaries on a consolidated basis during such period.

          "Effective Date" means the date of this Agreement.
           --------------

          "Eligible Bank Account" means (a) a segregated deposit account with a
           ---------------------
depositary institution or trust company acceptable to FSA whose short-term unsecured debt obligations are rated at least A-1+ by S&P and P-1 by Moody's;
(b) a segregated account maintained in the corporate trust department of; a depositary institution or trust (which may be an account maintained with the Depositary) whose long-term unsecured debt obligations are rated at least A- by S&P and A3 by Moody's; or (c) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. (S) 9.10(b) whose long-term unsecured debt obligations are rated at least A- by S&P and A3 by Moody's.

          "Eligible Customer" means any Obligor which is not an Excluded
           -----------------
Customer.

          "Eligible Receivable" means, at any time, a Transferred Receivable:
           -------------------

               (a) which is a liability of an Eligible Customer organized under the laws of any jurisdiction in the United States and having its principal office in the United States;

               (b) which is denominated and payable in Dollars in the United States;

               (c) which is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the related Contract or otherwise;

               (d)  which is not a Delinquent Receivable or a Defaulted
     Receivable;

               (e) which does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods or any other conditional sale or supply of goods or services;

               (f) as to which the representations and warranties of Section 4.02(c) are true and correct in all respects as of the date of its inclusion in any Borrowing Base Certificate;

               (g) which has a Maturity Date no later than 270 days from its Billing Date;

               (h) which complies with such other criteria and requirements as the Operating Agent and FSA may in good faith from time to time specify to the Borrower following 30 days' notice; and

               (i) which is not a Receivable of an Obligor which has more than 30% of its Receivables as Delinquent Receivables.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
it may be amended from time to time, and the regulations promulgated thereunder.

          "Event of Servicer Termination" has the meaning specified in Section
           -----------------------------
9.02.

          "Excluded Customer" means an Obligor which is (a) an Affiliate of the
           -----------------
Parent or Tyco Manufacturing or either of the Borrowers, (b) a Governmental Authority, (c) a supplier of goods or services to the Parent, Tyco Manufacturing or an Affiliate of either with respect to which the Parent, Tyco Manufacturing and/or an Affiliate of either has accounts payable, on any date of determination, in excess of 10% of the Outstanding Balance of Transferred Receivables on such date or (d) a supplier of goods or services to the Parent, Tyco Manufacturing or an Affiliate of either with respect to which the Parent, Tyco Manufacturing or an Affiliate of either has accounts payable in an amount which when added to the amount of all accounts payable of all other obligors which supply goods or services to the Parent, Tyco Manufacturing or an Affiliate of either exceeds $150,000, in which event all such Obligors shall be Excluded Customers, (e) Toys'R'Us, if Toys'R'Us is then a supplier of goods or services to the Parent, Tyco Manufacturing or an Affiliate of either or (f) an Obligor listed on Schedule 3 hereof as revised from time to time in good faith by the Operating Agent, with the prior written consent of FSA if any such Excluded Customer shall be removed therefrom, pursuant to a letter in the form of Annex A thereto.

          "Facility Structuring Fee" has the meaning specified in the Fee
           ------------------------
Letter.

          "Fee Letter" means the letter dated as of February 24, 1995, among the
           ----------
Borrowers, the Lender, the Servicer and the Operating Agent.

          "Fees" mean the fees payable pursuant to the Fee Letter.
           ----

          "Final Maturity Date" means August 24, 2000.
           -------------------

          "FSA" means Financial Security Assurance Inc., a stock insurance
           ---
company organized and created under the laws of the State of New York, and any successors thereto.

          "FSA Default" shall mean any one of the following events shall have
           -----------
occurred and be continuing:

               (a) FSA fails to make a payment required under the Policy in accordance with its terms;

               (b) FSA (i) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
          (ii) makes a general assignment for the benefit of its creditors, or
          (iii) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

               (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for FSA or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of FSA (or the taking of possession of all or any material portion of the property of
          FSA).

          "Funded Debt" shall mean, with respect to any Person, all Debt of such
           -----------
Person which by the terms of the agreement governing or instrument evidencing such Debt matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendable beyond one year at the option of such Person.

          "Funding Date" means each day on which an Advance is
           ------------
made.

          "GAAP" means generally accepted accounting principles as in effect in
           ----
the United States, consistently applied, as of the date of such application.

          "GE Capital" means General Electric Capital Corporation.
           ----------

          "Governmental Authority" means the United States of America, any
           ----------------------
state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

          "Governmental Consents" has the meaning specified in Section
           ---------------------
4.02(a)(xiv).

          "Guaranteed Distributions" has the meaning specified in the Policy.
           ------------------------

          "Incipient Event" means an event which, upon the giving of notice or
           ---------------
the passage of time, or both, would become a Termination Event.

          "Income Discount Amount" means the amount calculated by the Operating
           ----------------------
Agent as set forth on Schedule 4, from time to time at its discretion, subject, with respect only to items E to H inclusive in the "Input Table" of such
Schedule 4 and the definitions set forth on such Schedule 4 relating to such items, to the subsequent written notice to FSA and, upon notice by FSA to the Operating Agent to the prior written consent of FSA to the next succeeding calculation.

          "Indemnified Amounts" has the meaning specified in Section 12.01(a).
           -------------------

          "Indemnified Party" has the meaning specified in Section 12.01(a).
           -----------------

          "Insurance and Indemnity Agreement" means the agreement of that name
           ---------------------------------
among the Borrowers, GE Capital, the Lender, the Servicer and FSA dated as of February 24, 1995, as amended or supplemented in accordance with the provisions thereof.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as
           -----------------------
of February 24, 1995, among Tyco Manufacturing, the Parent, the Borrowers, the Lender, FSA, the Collateral Agent, the Inventory Lender Agent and the Operating Agent.

          "Interest", for any period, means the sum of the Daily Interest for
           --------
each day in such period, as more fully specified in Schedule 5.

          "Interest and Fees Shortfall" means, for any day within a Settlement
           ---------------------------
Period, the amount, if any, by which the sum of the Accrued Monthly Interest and the Unused Facility Fees calculated as of that day exceed the sum of the Retained Monthly Interest and the Unused Facility Fees transferred to or retained in the Retention Account as of that same day.

          "Interest Expense" shall mean with respect to any fiscal period of
           ----------------
Tyco Toys, interest expense of Tyco Toys and its Subsidiaries on a consolidated basis for such period, including amortization of original issue discount on any Debt and of all fees payable in connection with the incurring of such Debt (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease Obligation.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time.

          "Inventory Facility" means the Credit Agreement, dated as of February
           ------------------
24, 1995, among Tyco Distribution Corp., Tyco Manufacturing, Tyco Toys, the lenders, parties thereto and GE Capital as in the effect on the Effective Date with such amendments and modifications as may be agreed to by the Lender and FSA and includes any refinancing, replacement, refunding of or successor to such agreement.

          "Investments" means, with respect to the Borrower Account Collateral
           -----------
and the Lender Account Collateral, the certificates, instruments or other Permitted Investments in which amounts in such accounts are invested from time to time.

          "Lender" means Redwood Receivables Corporation, a Delaware
           ------
corporation.

          "Letter of Credit" means the letter of credit, dated April 12, 1994,
           ----------------
provided by the Letter of Credit Providers pursuant to the Letter of Credit Agreement.

          "Letter of Credit Agent" means GE Capital, in its capacity as agent
           ----------------------
for the Letter of Credit Providers under the Letter of Credit Agreement, and its successors and permitted assigns in such capacity.

          "Letter of Credit Agreement" means the Amende and Restated Letter of
           --------------------------
Credit Reimbursement Agreement, dated as of February 24, 1995, entered into by the Lender, the Letter of Credit Agent and the Letter of Credit Providers.

          "Letter of Credit Providers" means, initially, GE Capital, as provider
           --------------------------
of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and any permitted assigns in such capacity.

          "Liquidity Agent" means GE Capital and its successors and assigns as
           ---------------
agent for the Liquidity Lenders pursuant to the Liquidity Loan Agreement.

          "Liquidity Lenders" means, collectively, GE Capital and any other
           -----------------
provider of Liquidity Loans under the Liquidity Loan Agreement.

          "Liquidity Loan Agreement" means the Amended and Restated Liquidity
           ------------------------
Loan Agreement, dated as of February 24, 1995, entered into by the Lender, the Liquidity Lenders and the Liquidity Agent in connection with the provision of liquidity support for the Lender.

          "Liquidity Loans" means borrowings by the Lender under the Liquidity
           ---------------
Loan Agreement.

          "Loans" means any indebtedness issued by an Affected Party, including
           -----
Advances, payments under the Policy and Liquidity Loans.

          "LOC Draw" means a draw under the Letter of Credit Agreement.
           --------

          "Lockbox" has the meaning specified in Section 6.01(a)(ii).
           -------

          "Lockbox Account" means a segregated deposit account described in
           ---------------
Section 6.01(a) in the name of the Collateral Agent into which Proceeds in respect of Transferred Receivables shall be deposited.

          "Lockbox Agreement" means an agreement among either TFC I or TFC II as
           -----------------
the case may be, the Operating Agent, the Lender and a Lockbox Bank with respect to the Lockbox Accounts, in the form, subject to the approval of FSA, of Exhibit 3 to the Receivables Transfer Agreements.

          "Lockbox Bank" means any of the banks approved in writing by FSA
           ------------
holding one or more Lockbox Accounts.

          "Material Adverse Effect" means, with respect to any event or
           -----------------------
circumstance and any Person, a material adverse effect on:

               (a) the business, financial condition, operations or assets of such Person, or of such Person and of its Subsidiaries, on a consolidated basis, or of Tyco Industries, Inc. Tyco Investment Corp., Tyco Manufacturing Corp., Tyco Distribution Corp., Matchbox Toys (USA) Ltd. and Tyco Playtime, Inc.;

               (b) the ability of such Person to perform its obligations under any Related Document, any Program Document, or this Agreement;

               (c) the validity or enforceability of, or collectibility of amounts payable under, this Agreement, any Related Document or any Program Document;

               (d) the Collateral or the status, existence, perfection or first priority of the Lender's, the Collateral Agent's or FSA's interest in the Collateral, taken as a whole free of any Adverse Claim;

               (e) the validity, enforceability or collectibility of the Receivables or Contracts;

               (f) the ability of the Lender, the Collateral Agent or FSA to liquidate, or foreclose against, the Collateral;

               (g) the practical realization by the Lender, the Collateral Agent or FSA of any of the benefits or security afforded under this Agreement, any Related Document or any Program Document; or

               (h) the shadow rating of the pool of Receivables purchased by the Borrowers, if such adverse effect on the shadow rating is notified to the Servicer or Tyco Manufacturing by FSA.

          "Maturity Date", for any Receivable, means the due date for payment
           -------------
specified in the related Contract, or, if no date is specified, 60 days from the Billing Date.

          "Maximum Facility Commitment" means with respect to each Borrower,
           ---------------------------
$100,000,000, as such amount may be subject to reduction in accordance with
Section 2.02(a).

          "Maximum Lawful Rate" has the meaning specified in Section 2.07(c).
           -------------------

          "Monthly Report" has the meaning set forth in Section 5.02(a)(ii).
           --------------

          "Moody's" means Moody's Investors Service, Inc. or any successors
           -------
thereto.

          "Multiemployer Plan" means a multiemployer plan (within the meaning of
           ------------------
Section 4001(a)(3) of ERISA) in respect of which a Commonly controlled Entity makes contributions or has liability.

          "Net Income" shall mean, with respect to any fiscal period of Tyco
           ----------
Toys, Inc., the aggregate net income (or loss) of Tyco Toys, Inc. and its Subsidiaries on a consolidated basis from continuing operations for such period, calculated and determined in accordance with GAAP.

          "Net Proceeds Amount" means the face amount of Commercial Paper minus
           -------------------
the discount on the price to the public and dealer fees for such Commercial
Paper.

          "New Advances Available" means, with respect to either Borrower, as of
           ----------------------
the date of any calculation, (a) the Availability with respect to such Borrower as of such date, minus (b) Advances Outstanding with respect to such Borrower as of such date.

          "Normal Dilutions" means an amount which is the product of (i) the
           ----------------
Dilution Percentage, (ii) the Dilution Horizon, and (iii) 1.5.

          "Note" has the meaning set forth in Section 2.05(a).
           ----

          "Notice of Claim" means the Notice of Claim and Certificate under the
           ---------------
Policy.

          "Obligations" means all amounts owed by the Borrowers under this
           -----------
Agreement and under the Insurance and Indemnity Agreement or the Premium Letter, including with respect to Advances, payments under the Policy, Interest, Fees, Additional Amounts, and indemnities.

          "Obligor" means, with respect to any Receivable, the Person primarily
           -------
obligated to make payments with respect thereto.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate of such Person signed on its behalf by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or any other duly authorized officer of such Person acceptable to the Operating Agent and FSA.

          "Operating Agent" means GE Capital, as Operating Agent hereunder,
           ---------------
together with its successors and assigns.

          "Operating Agent Agreement" means the Operating Agent Agreement, dated
           -------------------------
as of March 15, 1994, between the Lender and the Operating Agent.

          "Operating Agent Base Fees" means the amount designated as such and so
           -------------------------
agreed by the Lender and the Operating Agent.

          "Optional Prepayment of Advances" means the option of each Borrower to
           -------------------------------
repay an Advance pursuant to a Borrower Notice and in accordance with Article
VI.

          "Optional Repayment Amount" means the principal amount of any Optional
           -------------------------
Prepayment of Advances, plus the interest accrued but unpaid on such principal amount through the prepayment date, as set forth in any Borrower Notice.

          "Other Costs" has the meaning specified in Section 14.03(a).
           -----------

          "Other Funding Agreements" means other agreements for the purchase or
           ------------------------
funding of receivables entered into from time to time by the Lender in which it is contemplated that such purchases or fundings will be financed in the same manner as contemplated hereunder.

          "Outstanding Balance" of any Receivable at any time means an amount
           -------------------
(not less than zero) equal to (a) its Billed Amount, minus (b) all payments received from the Obligor with respect thereto, minus (c) all discounts to or any other modifications that reduce the Billed Amount; provided, that if the
                                                       --------
Operating Agent or the Servicer makes a determination that all payments by the Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

          "Parent" means Tyco Industries, Inc. or any Affiliate thereof that is
           ------
an originator of Transferred Receivables.

          "Parent's Sales" means, for any period, the Billed Amounts of all
           --------------
Receivables originated by the Parent during such period, plus the aggregate amount of any down payments or deposits made in respect of such Receivables.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

          "Permitted Investments" means one or more of the following:
           ---------------------

               (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

               (b)  repurchase agreements on obligations specified in clause
     (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1+ by S&P and P-1 by Moody's;

               (c) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1+ by S&P and P-1 by Moody's;

               (d) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition are rated at least A-1+ by S&P and P-1 by Moody's;

               (e) with the prior consent of FSA, securities of money market funds rated at least Aam by S&P and P-1 by Moody's provided that Bankers Trust Money Market Mutual Fund shall be acceptable; and

               (f) with the prior written consent of FSA, such other investments with respect to which each Rating Agency shall have confirmed in writing to the Lender and Collateral Agent that such investments shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

          "Plan" means any pension plan (other than a Multiemployer Plan)
           ----
covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

          "Policy" means, collectively, the financial guaranty insurance
           ------
policies Nos. 50352A-N and 50352B-N issued by FSA with respect to a Note pursuant to the Insurance and Indemnity Agreement, including any endorsement thereto.

          "Premium" has the meaning specified in the Insurance and Indemnity
           -------
Agreement.

          "Premium Letter" means the side letter dated as of February 24, 1995
           --------------
among FSA, the Borrowers, GE Capital in its capacity as Collateral Agent and Operating Agent and the Lender in respect of the premium payable by the Borrowers in consideration of the issuance of the Policy.

          "Proceeds" means, with respect to any Collateral, whatever is
           --------
receivable or received when such Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Collateral.

          "Program Documents" means the Letter of Credit Agreement, the
           -----------------
Liquidity Loan Agreement, the Collateral Agent Agreement, the Depositary Agreement, the Commercial Paper, the Operating Agent Agreement, each Accession Agreement and the Dealer Agreements.

          "Rating Agency" means each of Moody's and S&P.
           -------------

          "Rating Agency Fee" means fees paid to each Rating Agency in
           -----------------
connection with the rating of the Commercial Paper.

          "Receivable" means:
           ----------

               (a) indebtedness of an Obligor (whether constituting an account, chattel paper, instrument or general intangible) arising from the provision of merchandise, goods or services by the Parent or Tyco Manufacturing to such Obligor (other than the provision of services to Tyco Toys or any Affiliate thereof), including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

               (b) all security interests or liens and property subject thereto from time to time securing or purporting to secure payment by the Obligor;

               (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

               (d)  all Collections with respect to any of the foregoing;

               (e)  all Records with respect to any of the foregoing; and

               (f)  all Proceeds of any of the foregoing.

          "Receivable Collection Turnover" means, as of the last day of any
           ------------------------------
Settlement Period, a number of days equal to (A) a fraction, the numerator of which is equal to the average of the Outstanding Balance of Transferred Receivables on the first day of each month during the prior twelve fiscal months and the denominator of which is equal to aggregate Collections less Anticipation Payments received during such twelve month period with respect to all Receivables originated by the Parent or Tyco Manufacturing, multiplied by (B) the number of days in such prior twelve fiscal month period.

          "Receivables Transfer Agreements" means the Receivables Transfer
           -------------------------------
Agreements, each dated as of February 24, 1995, among the Borrowers and either Tyco Manufacturing or the Parent, as the case may be.

          "Records" means all Contracts and other documents, books, records and
           -------
other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Parent, Tyco Manufacturing, the Servicer or the Borrowers with respect to Receivables and the related Obligors.

          "Regulatory Change" shall mean any change after the Effective Date in
           -----------------
federal, state or foreign law or regulations (including, without limitation, Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request applying to any Affected Party of or under any federal, state or foreign law or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

          "Rejected Amount" means, with respect to either Borrower, the amount
           ---------------
of the capital contribution or payment as the case may be, which the Parent or Tyco Manufacturing, as the case may be, is required to make to such Borrower (as reasonably determined by the Operating Agent) pursuant to the applicable Receivables Transfer Agreement as a result of breaches by the Parent or Tyco Manufacturing of representations and warranties with respect to Receivables transferred to such Borrower by the Parent or Tyco Manufacturing pursuant to a Receivables Transfer Agreement.

          "Related Documents" means the Notes, the Lockbox Agreements, the
           -----------------
Receivables Transfer Agreements, the Assignments, the Insurance and Indemnity Agreement, the Policy, the Premium Letter, the Intercreditor Agreement and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder.

          "Request Notice" has the meaning set out in the Receivables Transfer
           --------------
Agreement.

          "Required Information" means, with respect to a Receivable, (a) the
           --------------------
Obligor, (b) the Obligor's address, (c) the Billed Amount, (d) the Maturity Date, (e) the Billing Date and (f) whether or not such Receivable is an Eligible Receivable.

          "Restrictions on Transferability" means any material condition to, or
           -------------------------------
restriction on, the ability of the holder or an assignee of the holder of any right, title or interest to sell, assign, transfer or otherwise liquidate such right, title or interest in a commercially reasonable time and manner or which would otherwise materially deprive the holder or any assignee of the holder of the benefits thereof.

          "Retained Monthly Interest" means, for any day within a Settlement
           -------------------------
Period, all amounts transferred to or retained in the

Retention Account with respect to Daily Interest calculated as of the previous day in accordance with Section 6.03(a)(ii) and Accrued Monthly Interest calculated as of that date in accordance with Section 6.04(a)(iii).

          "Retention Account" means the account maintained with the Depositary
           -----------------
described in Section 6.01(c).

          "Retention Account Deficiency" means, for any Settlement Date, any
           ----------------------------
deficiency in the amounts on deposit in the Retention Account necessary to make the payments required under Sections 6.04(a)(i) and (ii).

          "Revolving Period" means the period commencing on the Effective Date
           ----------------
of this Agreement and ending on the day immediately prior to the Commitment Termination Date.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-
           ---
Hill, Inc. or any successors thereto.

          "Sale Date" has the meaning given to that term in the Receivables
           ---------
Transfer Agreements.

          "Secured Parties" means, collectively, the Lender and FSA.
           ---------------

          "Servicer" means the Parent, or any Person designated as Successor
           --------
Servicer, and its successors and assigns from time to time hereunder.

          "Servicer Documents" has the meaning set forth in Section 4.03 (l).
           ------------------                               ----------------

          "Servicer Extension Notice" has the meaning set forth in Section 7.10
           -------------------------                               ------------
hereof.

          "Servicer Termination Notice" means a notice by the Operating Agent,
           ---------------------------
with the prior written consent or at the direction of FSA, to the Servicer that an Event of Servicer Termination has occurred and that the Servicer's appointment hereunder has been terminated.

          "Servicing Fee" means a fee payable by such Borrowers to the Servicer
           -------------
on each Settlement Date equal to the product of (i) the Servicing Fee Rate, (ii) the Average Outstanding Balance of all Transferred Receivables for the preceding Settlement Period, and (iii) the actual number of days in such period divided by 360.

          "Servicing Fee Rate" means 1.00% per annum.
           ------------------

          "Servicing Officer" means any officer of the Servicer involved in, or
           -----------------
responsible for, the administration and servicing of the Transferred Receivables whose name appears on an Officer's Certificate listing servicing officers furnished to the Operating Agent and FSA by the Servicer, as amended from time to time.

          "Servicing Records" means all documents, books, records and other
           -----------------
information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Transferred Receivables and the related Obligors.

          "Settlement Date" means each Tuesday or if any such Tuesday is not a
           ---------------
Business Day, the next succeeding Business Day.

          "Settlement Period" means, in the case of the initial Settlement
           -----------------
Period, the period beginning with the Effective Date to and including the last day of the week in which such Effective Date occurs; with respect to the final Settlement Period, the period ending on the Final Maturity Date and beginning with the first day of the week in which the Final Maturity Date occurs; and with respect to all other Settlement Periods, each week, unless (with respect to any of the foregoing Settlement Periods) otherwise specified to be a month.

          "Spike" means, with respect to any Settlement Period, an amount
           -----
expressed as a percentage and calculated as the greater of (i) ADP - DP, and
(ii) zero, where:

          ADP  =    the arithmetic average of (a) the Dilution Percentage for
                    the Settlement Period in the year immediately prior to such Settlement Period, and (b) the Dilution Percentage for the
                    Settlement Period two years immediately prior to such Settlement Period.

          DP   =    the Dilution Percentage for such Settlement Period

          "Spike Impact" means, with respect to any Settlement Period, the
           ------------
product of the Spike and the Dilution Horizon.

          "Sub-Servicer" means any Person with whom the Servicer enters into a
           ------------
Sub-Servicing Agreement.

          "Sub-Servicing Agreement" means any written contract between the
           -----------------------
Servicer and any Sub-Servicer, relating to servicing, administration or collection of Transferred Receivables as provided in Section 7.01, in such form as has been approved in writing by the Servicer, FSA and the Operating Agent.

          "Subsidiary" means, as to any Person, any corporation or other entity
           ----------
of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Successor Servicer" has the meaning specified in Section 11.02.
           ------------------

          "Successor Servicing Fees and Expenses" means the fees and expenses
           -------------------------------------
payable by the Borrowers to the Successor Servicer, as agreed to by the Borrowers, the Lender, the Operating Agent, the Liquidity Agent and FSA at a per annum rate not to exceed 2% of the Outstanding Balance of Transferred Receivables.

          "Tangible Net Worth" shall mean, as of any date, (a) shareholders'
           ------------------
equity of Tyco Toys and its Subsidiaries on a consolidated basis minus (b) the
                                                                 -----
amount of goodwill of Tyco Toys and its Subsidiaries on a consolidated basis, determined in each case in accordance with GAAP; provided that Tangible Net
                                                 --------
Worth shall not in any event include any cumulative translation adjustments which are made pursuant to FASB 52 or any similar accounting rule, regulation, pronouncement or opinion.

          "Tax Expense" shall mean, with respect to any fiscal period of Tyco
           -----------
Toys, provision for income taxes of Tyco Toys and its Subsidiaries on a consolidated basis for such period.

          "Term of the Insurance and Indemnity Agreement" shall be determined as
           ---------------------------------------------
provided in Section 4.01 of the Insurance and Indemnity Agreement.

          "Termination Event" has the meaning specified in Section 9.01.
           -----------------

          "TFC I" has the meaning specified in the preamble.
           -----

          "TFC II" has the meaning specified in the preamble.
           ------

          "TFC I Deferred Sale Price" has the meaning specified in the
           -------------------------
Receivables Transfer Agreements.

          "TFC II Deferred Sale Price" has the meaning specified in the
           --------------------------
Receivables Transfer Agreements.

          "Tier I Transferred Receivables" has the meaning such term has
           ------------------------------
pursuant to the Receivables Transfer Agreements.

          "Tier II Transferred Receivables" has the meaning such term has
           -------------------------------
pursuant to the Receivables Transfer Agreements.

          "Transaction Credit Provider" shall have the meaning such term has
           ---------------------------
pursuant to the Collateral Agent Agreement.

          "Transfer Date" means each date on which a Transferred Receivable is
           -------------
sold or contributed to the Borrower by the Parent or Tyco Manufacturing under a Receivables Transfer Agreement.

          "Transferred Receivable" means any Receivable which has been purchased
           ----------------------
by either Borrower, or contributed as capital by the Parent to either Borrower, under a Receivables Transfer Agreement.

          "Tyco Manufacturing" means Tyco Manufacturing Corp., a company
           ------------------
incorporated under the laws of Oregon.

          "Tyco Manufacturing's Sales" means, for any period, the Billed Amount
           --------------------------
of all Receivables originated by Tyco Manufacturing during such period, plus the aggregate amount of any downpayments or deposits made in respect of such Receivables.

          "Tyco Toys" means Tyco Toys, Inc., a company incorporated under the
           ---------
laws of Delaware.

          "UCC" means, for any jurisdiction, the Uniform Commercial Code as from
           ---
time to time in effect in such jurisdiction.

          "Underfunded Plan" means any Plan that has an Underfunding.
           ----------------

          "Underfunding" means, with respect to any Plan, the excess, if any, of
           ------------
(a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

          "Unused Facility Fee" means for any period, the sum of the Daily
           -------------------
Unused Facility Fees for each day in the period.

          "Variable Dilutions" means, for any period, an amount equal to the sum
           ------------------
of the Dilution Factors as reflected on the books of each of the Parent and Tyco Manufacturing for such period less the amounts of credit memos issued during such period relating to the Contractual Reserves.

          "Wire Payments" has the meaning specified in Section 6.01(a)(ii).
           -------------

     SECTION 1.02.  Other Terms.  All accounting terms not specifically defined
                    -----------
herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New

York, and not specifically defined herein, are used herein as defined in such
Article 9. All hourly references herein shall refer to New York City time. All weekly or monthly references with respect to Tyco Toys, the Parent, Tyco Manufacturing or the Borrowers herein shall refer to fiscal weeks or months of Tyco Toys, the Parent or Tyco Manufacturing, as the case may be.

     SECTION 1.03.  Interpretation.  Except as otherwise indicated, all
                    --------------
agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

     SECTION 1.04.  Rounding.  For purposes of any calculations referred to in
                    --------
this Agreement (unless otherwise specified), (a) all percentages resulting from such calculations will be rounded up, if necessary, to the nearest one ten-thousandth of a percentage point (e.g. 9.87654% (or .0987654) being rounded up to 9.8766% (or .098766)) and (b) all Dollar amounts used in or resulting from such calculations will be rounded up to the nearest cent (e.g. $1,057.373 being rounded up to $1,057.38).

                                  ARTICLE II

                             COMMITMENT; ADVANCES

     SECTION 2.01.  Advances.
                    --------

          Subject to Section 2.13, the Lender hereby agrees, on the terms and subject to the conditions of this Agreement, to make advances (each, an "Advance") to each of the Borrowers during the Revolving Period in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Borrower's Availability. Subject to Section 2.13 and the other terms of this Agreement, during the Revolving Period each of the Borrowers may borrow, repay and reborrow up to the amount of such Borrower's Availability (after giving effect to the mandatory and voluntary reductions required and permitted herein).

     SECTION 2.02.  Optional Changes in Commitment.
                    ------------------------------

          (a) Each Borrower shall be entitled at its option, not more than twice during each calendar year, to reduce its Maximum Facility Commitment permanently; provided that such Borrower shall give notice of such reduction to
             --------
the Lender and FSA as provided in Section 2.03(b) hereof and that any partial reduction of the Maximum Facility Commitment shall be in an amount equal to One Million Dollars ($1,000,000) or an integral multiple thereof; and provided,
                                                                  --------
further, that any reduction of its Maximum Facility Commitment below Advances
- -------
Outstanding of such Borrower shall be
subject to such Borrower's repayment obligations under Sections 2.03(a) and 2.06(a).

          (b) Subject to Section 2.02(c), each Borrower shall be entitled at its option to terminate its Maximum Facility Commitment, provided that the Lender and FSA shall be given 180 days prior notice by such Borrower of such termination. Any such termination shall be permanent and irrevocable.

          (c) Early termination or reduction of its Maximum Facility Commitment shall obligate the applicable Borrower to pay to FSA an amount in respect of "Unpaid Premium" as set forth in Section 3.02 of the Insurance and Indemnity Agreement.

     SECTION 2.03.  Notices Relating to Advances.
                    ----------------------------

          (a) On each Settlement Date, on each Funding Date and on each Business day during the Clean Down Period Part 1 and the Clean Down Period Part 2, the Borrowers shall each file a Borrowing Base Certificate and copies of all applicable Request Notices under the Receivables Transfer Agreements with the Operating Agent and, upon request, FSA. Availability will be calculated based on the most recent Borrowing Base Certificate delivered to the Lender and the Operating Agent. Subject to Section 2.13, the Borrowers may each request additional Advances up to such Borrower's New Advances Available, if any. If there is a Borrowing Excess with respect to a Borrower, the affected Borrower must repay, in accordance with the procedures set forth in Sections 6.02(a)(iii), 6.03(a)(iii) and 6.04(a)(i)(D), Advances Outstanding of such Borrower to the then current level of the Availability of such Borrower.

          (b) Each Borrower shall give the Lender, FSA and the Operating Agent written notice of each termination or reduction of its Maximum Facility Commitment and of each borrowing and repayment of each Advance of such Borrower (in each case, a "Borrower Notice"). Each such written notice shall be irrevocable upon its effectiveness. Such notice and the termination, reduction, borrowing or repayment referred to therein shall be effective, only if such notice is received by the Lender, FSA and the Operating Agent not later than 2:00 p.m., New York City time on the Business Day prior to the date of the related termination, reduction, borrowing or repayment. Each such notice of termination or reduction shall specify the amount thereof. Each such notice of borrowing or repayment shall specify the amount (subject to Section 2.01 hereof) of Advances of such Borrower to be borrowed or repaid and the Funding Date or repayment date (which shall be a Business Day).

          (c) Each Borrower Notice requesting an Advance shall include a representation by the applicable Borrower that the Advance requested shall not on the Funding Date exceed the New

Advances Available of such Borrower, based upon the most recent Borrowing Base Certificate of such Borrower.

     SECTION 2.04.  Disbursement of Loan Proceeds.  Each Borrower shall give the
                    -----------------------------
Lender and the Operating Agent and, upon request by FSA, FSA notice of each Advance to it hereunder as provided in Section 2.03(b) hereof. Not later than 11:00 a.m., New York City time, on the date specified for each Advance hereunder, the Lender shall transfer or cause the Collateral Agent to transfer, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Advance to be made on such date, to the Collection Account.

     SECTION 2.05.  Note.
                    ----

          (a) The Advances made by the Lender hereunder to each Borrower shall be evidenced by a single promissory note of each Borrower in substantially the form of Exhibit C hereto (each, a "Note"). The Note shall be dated the date of the initial Advance under this Agreement, shall be payable to the order of the Lender in a principal amount equal to such Borrower's Maximum Facility Commitment as originally in effect, and shall otherwise be duly completed. The Advances evidenced by each Note shall be payable as provided in Article VI hereof.

          (b) The Lender shall enter on a schedule attached to each Note a notation (which may be computer generated) with respect to each Advance of the related Borrower made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of the Lender to make a notation on the schedule to a Note as aforesaid shall not limit or otherwise affect the obligation of the related Borrower to repay the related Advances in accordance with their respective terms as set forth herein.

     SECTION 2.06.  Principal Repayments.  The Advances of each Borrower (a)
                    --------------------
shall be repaid as and when necessary, as set forth in Sections 2.03(a), 6.03,
6.04 and 6.05, to cause the aggregate principal amount of the Advances Outstanding of such Borrower not to exceed the Availability of such Borrower, and (b) may be repaid at any time and from time to time, in whole or in part, upon prior written notice to the Lender, FSA and Operating Agent as provided in
Section 2.03(b) hereof and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period, subject to Section 2.13; provided, however, that all repayments of Advances or any portion thereof shall be made together with payment of (i) all Interest accrued on the amount repaid to (but excluding) the date of such repayment, and (ii) any and all Breakage Costs payable under Section 2.11.

     SECTION 2.07.  Interest.
                    --------

          (a) Each Borrower shall pay to the Lender, as set forth in Sections 6.03, 6.04 and 6.05, Interest on the unpaid principal amount of each Advance of such Borrower for the period commencing on and including the date of such Advance until but excluding the date such Advance shall be paid in full.

          (b) Notwithstanding the foregoing, each Borrower shall pay interest on unpaid Interest, on any Advance of such Borrower or any installment thereof, and on any other amount payable by such Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Daily Borrowing Rate.

          (c) Anything in this Agreement or any of the Related Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement or any of the Related Documents exceeds the highest rate of interest permissible under any applicable law (the "Maximum Lawful Rate"), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement or such Related Document shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement or such Related Document is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement or such Related Document at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had the applicable law not limited the interest rate payable under this Agreement or such Related Document. In no event shall the total interest received by the Lender and the Collateral Agent under this Agreement or any of the Related Documents exceed the amount which the Lender and the Collateral Agent could lawfully have received, had the interest due under this Agreement or such Related Document been calculated since the Effective Date at the Maximum Lawful Rate.

     SECTION 2.08.  Fees.
                    ----

          (a) On the Effective Date and each Settlement Date, as the case may be, the Borrowers shall pay the Fees to the Lender.

          (b) On each Settlement Date, the Borrowers shall pay to the Servicer, the Servicing Fee, or to the Successor Servicer, the Successor Servicing Fees and Expenses.

     SECTION 2.09.  Time and Method of Payments.  Subject to the provisions of
                    ---------------------------
Sections 6.03, 6.04 and 6.05, all payments of principal, interest, fees and other amounts (including indemnities) payable by the Borrowers hereunder shall be made in Dollars, in immediately available funds, to the Lender not later than 11:00 a.m., New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed upon an Affected Party by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of the Affected Party to which any such payment is due pursuant to applicable federal, state and local income tax laws). Upon payment in full of any Note, following the Commitment Termination Date, the Lender shall mark such Note "Paid" and return it to the applicable Borrower.

     SECTION 2.10.  Additional Costs; Capital Requirements.
                    --------------------------------------

          (a) In the event that any existing or future law, regulation or guideline, or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Affected Party with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against Loan commitments or other financial commitments made by any Affected Party under this Agreement, the Insurance and Indemnity Agreement, the Policy or a Program Document, and the result of any event referred to above is to impose upon any Affected Party or increase any capital requirement applicable as a result of the making or maintenance of, such Affected Party's loan or other financial commitment (which imposition of capital requirements may be determined by each Affected Party's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by the Operating Agent on behalf of such Affected Party as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrowers shall pay within 5 Business Days after delivery of the certificate referred to below to the Collateral Agent or the Operating Agent on behalf of such Affected Party from time to time as specified by the Operating Agent additional amounts which shall be sufficient to compensate such Affected Party for the Borrowers'

Share of such imposition of or increase in capital requirements together with interest on each such amount from the end of such 5 Business Day period until payment in full thereof at the Daily Borrowing Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Affected Party as a result of an imposition of or increase in capital requirements submitted by the Operating Agent to the Borrowers shall be conclusive, absent manifest error, as to the amount thereof.

          (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Affected Party in respect of any Loans (other than taxes imposed on the overall net income of such Affected Party for any such Loans); (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Affected Party; or (iii) impose any other conditions affecting this Agreement or the Insurance and Indemnity Agreement or the Policy in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Affected Party's costs of making or maintaining any Loans or its commitment under the Insurance and Indemnity Agreement, the Policy or a Program Document, or to reduce any amount receivable by such Affected Party hereunder in respect of any of its Loans or its commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") then, upon demand made by the Operating Agent on behalf of such Affected Party, the Borrowers shall pay within 5 Business Days after delivery of the certificate referred to below to the Collateral Agent on behalf of such Affected Party (or, in the case of FSA, directly to FSA), from time to time as specified by the Operating Agent, additional commitment fees or other amounts which shall be sufficient to compensate such Affected Party for the Borrowers' Share of such increased cost or reduction in amounts receivable by such Affected Party from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Daily Borrowing Rate (or, in the case of FSA, at the rate and amounts set forth in Sections 3.05 and 3.07 of the Insurance and Indemnity Agreement). A certificate setting forth in reasonable detail the amount necessary to compensate such Affected Party for such increased cost or reduction in amounts receivable by such Affected Party submitted by the Operating Agent to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

          (c)  Determinations by any Affected Party for purposes of this Section
2.10 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Affected Party in respect of any Additional Costs, shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error.

     SECTION 2.11.  Breakage Costs.
                    --------------

          (a) The Borrowers shall pay to the Collateral Agent for the account of the Lender, upon the request of the Lender, such amount or amounts as shall compensate the Lender for any loss (including loss of profit), cost or expense incurred by the Lender (as reasonably determined by the Lender) as a result of any repayment of an Advance (and Interest thereon) other than on the maturity date of the Commercial Paper funding such Advance, such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Lender during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper, if the rate of interest obtainable by the Lender upon the redeployment of an amount of funds equal to the amount of such repayment is less than the rate of interest applicable to such Commercial Paper (such expense to be referred to as "Breakage Costs"). The determination by the Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be prima facie evidence of such loss or expense, absent manifest error or bad faith.

          (b) Section 2.11(a) shall not apply during Clean Down Period Part 1 or Clean Down Period Part 2.

     SECTION 2.12.  Collections on Receivables.  In the event that the Servicer
                    --------------------------
is unable to determine the specific Receivables on which Collections have been received from an Obligor, the parties agree that such Collections shall be deemed to have been received on the Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to an Obligor, the parties agree that such reductions shall be deemed to have been granted or made in respect of the Receivables of such Obligor in the order in which they were originated.

     SECTION 2.13.  Clean Down.  During the Clean Period Part 1, the Clean Down
                    ----------
Period Part 2 and the Clean Down Period Part 3, the Lender shall not make any Advances.

                                  ARTICLE III

                             CONDITIONS TO LENDING

     SECTION 3.01.  Conditions Precedent to Effectiveness of the Agreement.
                    ------------------------------------------------------
The effectiveness of this Agreement is subject to the condition precedent that the Lender, the Operating Agent, FSA and the Collateral Agent shall each have received on or before the Effective Date the following, in form and substance satisfactory to the Operating Agent, FSA and the Collateral Agent:

          (a) An executed copy of the Receivables Transfer Agreements in the form approved by the Operating Agent, FSA and the Collateral Agent and evidence to the effect that all conditions precedent to the effectiveness thereof shall have been satisfied.

          (b) A certificate from an officer of the Parent in the form of Exhibit D to the effect that the performance of the Receivables Transfer Agreements will not render the Borrowers insolvent and the Borrowers will be able to remain economically viable without further investments by the Parent for the foreseeable future.

          (c) A certificate from an officer of the Parent to the effect that all Lockboxes into which Collections may from time to time be mailed are in the name of the Borrowers.

          (d)  With respect to each of the Borrowers:

               (i) the certificate or articles of incorporation of such Borrower certified, as of a date no more than five days prior to the Effective Date, by the Secretary of State of its state of incorporation;

              (ii) a good standing certificate, dated no more than five days prior to the Effective Date, from the respective Secretary of State of its state of incorporation and each state in which such Borrower is required to qualify, or represents that it is qualified, to do business;

             (iii) a Certificate of the Secretary or Assistant Secretary of such Borrower certifying as of the Effective Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement,
     (B) a copy of such Borrower's by-laws, and (C) a copy of the resolutions of the board of directors of such Borrower approving this Agreement, the Related Documents to which it is a party and the transactions contemplated hereby and thereby;

              (iv)  an Officer's Certificate in the form of Exhibit E hereto;
     and

               (v) a Note shall have been duly executed and delivered by such Borrower to the Operating Agent and shall be in full force and effect.

          (e)  With respect to the Servicer:

               (i) the certificate or articles of incorporation of the Servicer certified, as of a date no more than five days prior to the Effective Date, by the Secretary of State of its state of incorporation;

              (ii) a good standing certificate, dated no more than five days prior to the Effective Date, from the respective Secretary of State of its state of incorporation and each state in which the Servicer is required to qualify, or represents that it is qualified, to do business;

             (iii) a certificate of the Secretary or Assistant Secretary of the Servicer certifying as of the Effective Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement,
     (B) a copy of the Servicer's by-laws, and (C) a copy of the resolutions of the board of directors of the Servicer approving this Agreement, the Related Documents to which it is a party and the transactions contemplated hereby and thereby; and

              (iv)  an Officer's Certificate in the form of Exhibit F hereto.

          (f) Certified copies of Requests for Information or Copies of form UCC-11 (or a similar search report certified by a party acceptable to the Operating Agent and FSA), dated a date no more than five days prior to the Effective Date listing all effective financing statements and other similar instruments and documents which name the Parent or Tyco Manufacturing (under its present name and any previous name) or either of the Borrowers as debtor, together with copies of such financing statements.

          (g) Executed financing statements (form UCC-3), if any, necessary to release all security interests and other rights of any Person in Transferred Receivables previously granted by the Parent or Tyco Manufacturing including, without limitation, all such releases specified by the Parent or Tyco Manufacturing prior to the date hereof.

          (h) Any necessary third party consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Operating Agent and FSA.

          (i) Executed copies of proper financing statements (form UCC-1), in respect of Transferred Receivables, (i) pursuant to the Receivables Transfer Agreements, naming the Parent or Tyco Manufacturing, as the case may be, as the assignor and each of the Borrowers as the assignee, and (ii) pursuant to Article VIII, naming each of the Borrowers as the debtor, the Collateral Agent on behalf of the Lender and FSA as the secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Operating Agent and FSA, desirable under the UCC of all appropriate jurisdictions or any other applicable law (including the Assignment of Claims Act) to perfect the Collateral Agent's interests in all Transferred Receivables in which an interest may be assigned hereunder.

          (j) Fully executed copies of (i) the Lockbox Agreements and, the Receivables Transfer Agreements; (ii) the letter of instruction from each of the Borrowers to the Lockbox Bank maintaining the Lockbox Account established by such Borrower, assigning all interest in and control over such Lockbox Account to the Collateral Agent and, upon the occurrence and during the continuation of a Termination Event, the Collateral Agent; and (iii) the letter to each of the post offices maintaining a Lockbox transferring control of such Lockbox to the Collateral Agent.

          (k) The opinion of counsel to the Borrowers, Tyco Manufacturing and the Parent in form and substance satisfactory to the Lender, the Operating Agent, FSA and the Collateral Agent, as to the matters set forth in Exhibit G.

          (l) The favorable opinion of Wolf, Block, Schorr & Solis-Cohen, counsel to the Borrowers, as to the true sale of the Receivables which are sold by the Parent and Tyco Manufacturing, as the case may be, to the Borrowers, and the nonconsolidation of either Borrower's assets into the bankruptcy estate of the Parent, in form and substance satisfactory to FSA.

          (m)  Payment of the Facility Structuring Fee.

          (n) Payment of (i) the Lender's and FSA's estimated legal and other document preparation costs and (ii) the Lender's and FSA's out-of-pocket costs associated with installation of an appropriate Receivables monitoring system, account maintenance fees, and due diligence in an amount not in excess of the Lender's and FSA's costs in the aggregate on or prior to the Effective Date.

          (o) (i) Consolidated balance sheets and statements of income (loss) and changes in financial position of Tyco Toys and its Subsidiaries for each of the years in the three most recent calendar year period prior to the Balance Sheet Date, audited by a nationally recognized accounting firm;

              (ii) Unaudited consolidated balance sheets and statements of income (loss) of Tyco Toys and its Subsidiaries for the most recent month end close but in any event for the twelve month period ended December 31, 1994;

             (iii) Each Borrower's pro forma balance sheet, dated as of the Effective Date and certified by the chief financial officer of the Parent as being correct to the best of his knowledge; and

              (iv) A complete and accurate Borrowing Base Certificate, dated as of the Effective Date.

          (p) A copy of each of the Parent's and Tyco Manufacturing's Credit and Collection Policies.

          (q) Written confirmation of the current ratings of the Commercial Paper by the Rating Agencies.

          (r) The Policy being issued by FSA in a form acceptable to the Operating Agent and the Lender.

          (s) Such other approvals, consents, opinions, documents and instruments, as the Operating Agent or FSA may reasonably request.

     SECTION 3.02.  Conditions Precedent to All Advances.  Each Advance to
                    ------------------------------------
either Borrower, (including the initial Advance to such Borrower) shall be subject to the further conditions precedent that:

          (a) The representations and warranties of such Borrower, the Parent, Tyco Manufacturing and the Servicer set forth in Sections 4.01, 4.02 and 4.03 and in the Related Documents are true and correct on and as of such date in all material respects (except with respect to Sections 4.02(b) and (c) and those already so qualified which are true and correct in all respects), before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of the date of such Advance (except to the extent such representations and warranties expressly related to an earlier date, in which case they shall have been true and correct on and as of such earlier date);

          (b) Each of such Borrowers and the Servicer is in compliance with each of its covenants and other agreements set forth herein and in the Related Documents; and

          (c) No event has occurred or would result from such Advance or from the application of the proceeds therefrom, which constitutes a Termination Event or an Event of Servicer Termination or would constitute a Termination Event or an Event of Servicer Termination but for the requirement that notice be given or time elapse or both;

          (d) On the related Funding Date, such Borrower shall have certified as to the truthfulness of the preceding clauses (a) through (c) in the related Borrowing Base Certificate that, except as specifically disclosed in the related Borrower Notice (or specifically disclosed in a prior instance to the Lender in writing), and specifically consented to in writing by each of the Lender and FSA, each of subsections (a) through (c) above is true and correct;

          (e)  The Commitment Termination Date shall not have occurred;

          (f) Before and after giving effect to such borrowing and to the application of proceeds therefrom, there exists no Borrowing Excess;

          (g) Each Transferred Receivable submitted by the Borrowers for computation of the Borrowing Base is an Eligible Receivable; and

          (h) The Parent, Tyco Manufacturing and the Borrowers shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Lender, the Operating Agent and FSA, as the Operating Agent or FSA may reasonably request.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrower.  Each
                    ----------------------------------------------
Borrower represents and warrants to the Lender, the Operating Agent, FSA and the Collateral Agent as of the date hereof, as of the Effective Date and on each subsequent Funding Date as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified or where the failure to be so qualified, separately or in the aggregate, would have a Material Adverse Effect on the Borrower.

          (b) The Borrower has the power and authority to own, pledge, mortgage, operate and convey all of its properties and conduct its business as now or currently proposed to be conducted and to execute and deliver this agreement and the Related

Documents and to perform the transactions contemplated hereby and thereby.

          (c)  The Borrower is a subsidiary of the Parent.

          (d)  The Borrower is operated in the following manner:

               (i) the Borrower is a limited purpose corporation whose activities are restricted in its certificate or articles of incorporation;

              (ii) neither the Parent, Tyco Manufacturing nor any Affiliate of the Parent or Tyco Manufacturing is involved in the day-to-day management of the Borrower;

             (iii) other than the purchase and contribution of Receivables and other transactions contemplated by the Receivables Transfer Agreements, the payment of dividends and return of capital, any lease or sub-lease of office space or equipment and the payment of Servicing Fees to the Servicer under this Agreement, the Borrower engages in no intercorporate transactions with the Parent, Tyco Manufacturing or any Affiliate of the Parent or Tyco Manufacturing;

              (iv) the Borrower maintains proper corporate records and books of account that are separate from each of the Parent and Tyco Manufacturing, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Parent and Tyco Manufacturing;

               (v) all the financial statements and books and records of the Borrower, the Parent and Tyco Manufacturing reflect the separate corporate existence of the Borrower, the Parent and Tyco Manufacturing;

              (vi) the Borrower maintains its assets separately from the assets of the Parent and Tyco Manufacturing and any other Affiliate of the Parent or Tyco Manufacturing (including through the maintenance of separate bank accounts), the Borrower's funds and assets, and records relating thereto, have not been, are not and will not be commingled with those of the Parent or Tyco Manufacturing or any other Affiliate of the Parent or Tyco Manufacturing and the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equityholders; the Borrower has, and will continue to have, assets other than assets contributed by the Parent;

             (vii) neither the Parent, Tyco Manufacturing nor any Affiliate of the Parent or Tyco Manufacturing (A) pays the Borrower's expenses; (B) guarantees the Borrower's obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise other than certain incorporation or set-up expenses of the Borrower;

            (viii) all business correspondence of the Borrower and other communications are conducted in the Borrower's own name, on its own stationery and through a separately-listed telephone number;

              (ix) the Borrower does not act as agent for the Parent, Tyco Manufacturing or of any of their Affiliates, but instead presents itself to the public as a corporation separate from the Parent, Tyco Manufacturing and their respective Affiliates, independently engaged in the business of purchasing and financing Receivables; and

               (x) the Borrower maintains at least two independent directors each of whom at all times shall not be a shareholder, director, officer, employee or associate of the Parent, Tyco Manufacturing or any Affiliate of the Parent or Tyco Manufacturing (other than each Borrower) as provided in its certificate or articles of incorporation;

              (xi) the Borrower is solvent and will not be rendered insolvent by the transactions contemplated hereby and by the Related Documents and, after giving effect to such transactions, the Borrower will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Borrower have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature, and the Borrower does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower or any of its assets; and

          (xii) the bylaws and/or Articles of Incorporation of the Borrower require it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.

          (e) The Borrower has not engaged, and does not presently engage, in any activity other than the activities undertaken pursuant to this Agreement and the Related Documents, nor has the Borrower entered into any agreement other than this Agreement, the Related Documents and any agreement necessary to undertake any activity pursuant to this Agreement or the Related Documents.

          (f) The execution, delivery and performance by the Borrower of this Agreement, the Related Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Borrower, (ii) do not contravene or cause the Borrower to be in default under (A) the Borrower's certificate or articles of incorporation or by-laws, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Borrower or its property, the Parent or its property or Tyco Manufacturing or its property, or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Borrower or its property or the Parent or its property or Tyco Manufacturing or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Borrower, the Parent or Tyco Manufacturing (other than in favor of the Collateral Agent as contemplated hereunder).

          (g) This Agreement and the Related Documents have each been duly executed and delivered by the Borrower.

          (h) No approval or consent of, notice to, filing with, licenses or permits, qualifications or other action by any Governmental Authority or any other party is required (i) for the due execution, delivery and performance by the Borrower of this Agreement or any of the Related Documents, (ii) for the perfection of or the exercise by each of the Lender, the Operating Agent, FSA or the Collateral Agent of any of its rights or remedies hereunder or thereunder,
(iii) for the grant by the Borrower of the security interests granted under
Section 8.01 of this Agreement, (iv) for the perfection of or the exercise by each of the Lender, FSA or the Collateral Agent of its rights and remedies provided for in this Agreement, or (v) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement and the Related Documents in any jurisdiction in which any of the Collateral is located, or (vi) to conduct its business as currently conducted, in each case other than licenses, permits, charters, registrations, approvals, consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Lender, the Operating Agent, FSA and the Collateral Agent.

          (i) No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

          (j) This Agreement and each Related Document is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms. Each of the Borrower Assigned Agreements to which the Parent, Tyco Manufacturing or the Borrower is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms subject to
(i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity.

          (k) There is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Borrower, its officers or directors, or the property of the Borrower, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated hereby or thereby, (C) seeking any determination or ruling that might materially and adversely affect
(1) the performance by either Borrower of its obligations under this Agreement or any of the Related Documents, (2) the validity or enforceability of this Agreement or any of the Related Documents (3) the Receivables or the Contracts or the interests of either Borrower, the Lender or FSA therein, or (4) the federal income tax attributes of the sale or pledge of the Transferred Receivables, (D) asserting a claim for payment of money in excess of $10,000,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Company for the payment in full thereof) or (E) which is reasonably likely to have a Material Adverse Effect;

          (l) No injunction, writ, restraining order or other order of any nature adverse to the Borrower or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority or been sought by any Person.

          (m) The principal place of business and chief executive office of the Borrower, and the office where the Borrower keeps its Records and the original copies of the Borrower Assigned Agreements are located at the address of the Borrower for notices under Section 14.01 as set forth on the attached Schedule 6 or in such written notice as the Borrower has delivered to, and which has been received by, each of the parties named in the preamble to this Section 4.01 at least 30 days prior to the date of making this representation and warranty, and there are currently no, and during the past four months (or such shorter time as the Borrower has been in existence) there have not been, any other locations where the Borrower is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records.

          (n) The Borrower does not have and has never conducted business using tradenames, fictitious names, assumed names or "doing business as" names.

          (o)  The Borrower does not have any Subsidiaries.

          (p) The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents. The Borrower has no Debts to any Person other than pursuant to this Agreement and the Related Documents. The Borrower, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

          (q) For federal income tax, reporting and accounting purposes, the Borrower will treat the purchase or absolute assignment of each Transferred Receivable pursuant to the Receivables Transfer Agreements as a purchase or absolute assignment of the Parent's or Tyco Manufacturing's (as the case may be) full right, title and ownership interest in such Transferred Receivable to the Borrower (and those Receivables contributed to such Borrower by the Parent pursuant to the Receivables Transfer Agreements shall be accounted for as an increase in the stated capital of the Borrower) and the Borrower has not in any other manner accounted for or treated the transactions in Transferred Receivables.

          (r) The Borrower has complied in all respects with and will comply with all applicable laws, rules, regulations, judgments, agreements, orders or decrees with respect to it, its business and properties and all Collateral, the non-compliance of which, separately or in the aggregate, would have a Material Adverse Effect.

          (s) The Borrower has filed on a timely basis all tax returns (federal, state and local) required to be filed, is not liable for taxes payable by any other Person (other than any liability imposed by a Governmental Authority on the Borrower as a result of the filing of a consolidated tax return incorporating the Borrower) and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from the Borrower. No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Parent or Tyco Manufacturing in connection with the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to such Sale Date.

          (t) Each Borrowing Base Certificate and Request Notice is accurate in all material respects.

          (u) The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim and the Borrower has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein and all substitutions therefor and additions thereto pursuant to Section 8.01, and upon making each Advance, the Collateral Agent will have acquired a perfected, first priority and valid security interest in such Collateral, free and clear of any Adverse Claim or Restrictions on Transferability. No effective financing statement or other instrument similar in effect covering all or any part of the Borrower Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" pursuant to Article VIII of this Agreement or, with respect to the Transferred Receivables, in favor of the Borrower pursuant to the Receivables Transfer Agreements.

          (v) Each Transferred Receivable was purchased by or contributed to the Borrower on the relevant Sale Date pursuant to the Receivables Transfer Agreements and the Borrower is the true owner thereof.

          (w) Each purchase of Receivables under the Receivables Transfer Agreements will constitute (i) a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (x) All information heretofore or hereafter furnished by or on behalf of the Borrower to the Collateral Agent, the Operating Agent, FSA or the Lender or by the Operating Agent to FSA in connection with this Agreement or the Related Documents or any transaction contemplated hereby or thereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading. With respect to each of the Borrowers, the Servicer, the Parent and Tyco Manufacturing or any of their respective Affiliates, there has occurred no event which has or is reasonably likely to have a Material Adverse Effect on such entity.

          (y) Schedule 8 lists all Lockboxes and Lockbox Accounts maintained by the Borrower or otherwise in respect of the Transferred Receivables.

          (z) The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

           (aa) (i) The Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporation restriction that could have, and no provision of applicable law or governmental regulation is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations or properties of the Borrower, or could have such an effect on the ability of the Borrower to carry out its obligations under this Agreement and the other Related Documents to which the Borrower is a party and (ii) the Borrower is not in default under or with respect to any contract, agreement, lease or other instrument to which the Borrower is a party and which is material to the Borrower's condition (financial or otherwise), business, operations or properties, and the Borrower has not delivered or received any notice of default thereunder.

           (bb) The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Advances by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Related Documents to which the Borrower is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

           (cc) There are not now, nor will there be at any time in the future, any agreement or understanding between the Parent and the Borrower (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

           (dd) Each of the representations and warranties of the Borrower contained in this Agreement and the Related Documents is true and correct in all material respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent, the Operating Agent, FSA and the Lender as if the same were set forth in full herein.

           (ee) Each Obligor, other than Toys'R'Us, of a Transferred Receivable has been directed, and is required to, remit all payments with respect to such Receivable for deposit in a Lockbox Account or a Lockbox.

     SECTION 4.02.  Representations and Warranties of Each Borrower With Respect
                    ------------------------------------------------------------
to the Parent and the Transferred Receivables.  Each Borrower represents and
- ---------------------------------------------
warrants to the Lender, the Operating Agent, FSA and the Collateral Agent that on the Effective Date it has entered into the Receivables Transfer Agreements with the Parent and Tyco Manufacturing and that, as of each Funding Date (other than the representation and warranty made in paragraph (a)(xix) of this Section 4.02, which is made on the initial Funding Date only), the Parent and Tyco Manufacturing have made the following representations and warranties in such Receivables Transfer Agreements as of each Sale Date, which representations and warranties are or will be true and correct as of such Sale Date:

          (a)  With respect to the Parent and Tyco Manufacturing:

               (i) each of the Parent and Tyco Manufacturing is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified, separately or in the aggregate, would have a Material Adverse Effect;

              (ii) each of the Parent and Tyco Manufacturing has the power and authority to own, pledge, mortgage, operate and convey all of its properties and assets, to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

             (iii) the Parent and Tyco Manufacturing are operated in such a manner that the Borrower would not be substantively consolidated in the estate of the Parent or Tyco Manufacturing (that is, in such a manner that the separate corporate existence of the Borrower and the Parent or Tyco Manufacturing would not be disregarded in the event of a bankruptcy or insolvency of the Parent or Tyco Manufacturing);

              (iv) the execution, delivery and performance by the Parent of this Agreement and the Parent and Tyco Manufacturing of the Related Documents and the transactions contemplated hereby and thereby (A) have been duly authorized by all necessary corporate or other action on the part of the Parent and Tyco Manufacturing, (B) do not contravene or cause the Parent or Tyco Manufacturing, as the case may be, to be in default under
     (1) its certificate or articles of incorporation or by-laws, (2) any contractual restriction with respect to any Debt or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting it or its property, or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting it, its Affiliate or their respective property, and (C) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Borrower with respect to the Receivables Transfer Agreements and the Collateral Agent under Article VIII of this Agreement);

               (v) this Agreement and the Related Documents have each been duly executed and delivered by the Parent and Tyco Manufacturing;

              (vi) no approval or consent of, notice to, filing with or licenses, permits, qualifications or other action by any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Parent of this Agreement or by the Parent or Tyco Manufacturing of any of the Related Documents or for the perfection of or the exercise by the Borrower, the Lender, the Operating Agent, FSA or the Collateral Agent of any of their rights or remedies hereunder or thereunder, other than approvals, consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Lender, the Operating Agent, FSA and the Collateral Agent;

             (vii) each of this Agreement, each other Related Document delivered by the Parent or Tyco Manufacturing and their respective obligations thereunder is the legal, valid and binding obligation of the Parent or Tyco Manufacturing, as the case may be, enforceable against the Parent or Tyco Manufacturing, as the case may be, in accordance with its respective terms subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity;

            (viii) there is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding, against or affecting the Parent or Tyco Manufacturing, their officers or directors, or the property of the Parent or Tyco Manufacturing, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the Related Documents,
     (B) seeking to prevent the
     contribution, sale or pledge of any Receivable or the consummation of any of the transactions contemplated hereby or thereby, (C) seeking any determination or ruling that may reasonably in the good faith opinion of the Operating Agent or FSA materially and adversely affect (1) the performance by the Borrower, the Parent or Tyco Manufacturing of its obligations under this Agreement or any of the Related Documents, (2) the validity or enforceability of this Agreement or any of the Related Documents, (3) the Receivables or the Contracts or the interests therein of either of the Borrowers, the Lender, FSA or the Collateral Agent therein or
     (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables, (D) asserting a claim for payment of money in excess of $10,000,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Parent for the payment in full thereof) or (E) which is reasonably likely to have a Material Adverse Effect;

               (ix) no injunction, writ, restraining order or other order of any nature adverse to the Parent or Tyco Manufacturing or the conduct of their businesses or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority or been sought by any Person;

                (x) the principal place of business and chief executive office of the Parent and Tyco Manufacturing are located at the addresses of the Parent and Tyco Manufacturing respectively referred to in the Receivables Transfer Agreements or in such written notice as the Parent or Tyco Manufacturing, as the case may be, has delivered to, and which has been received by, each of the parties named in the preamble to this Section 4.02 at least 30 days prior to the date of making this representation and warranty, and there are now no, and during the past four months there have not been any, other locations where the Parent or Tyco Manufacturing is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records;

               (xi) the legal names of the Parent and Tyco Manufacturing are as set forth at the beginning of this Agreement or in such written notice as the Parent or Tyco Manufacturing, as the case may be, has delivered to, and which has been received by, each of the parties named in the preamble to this Section 4.02 at least 30 days prior to the date of making this representation and warranty, and the Parent and Tyco Manufacturing have not changed their names in the last six years, and during such period neither the Parent nor Tyco Manufacturing used, nor does the Parent or

     Tyco Manufacturing now use, any tradenames, fictitious names, assumed names or "doing business as" names;

              (xii) each of the Parent and Tyco Manufacturing is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents; each of the Parent and Tyco Manufacturing is paying its Debts as they mature; each of the Parent and Tyco Manufacturing has not incurred Debts beyond its ability to pay as they mature; and each of the Parent and Tyco Manufacturing, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future;

             (xiii) for federal income tax, reporting and accounting purposes, the Parent and Tyco Manufacturing will treat the sale of each Receivable sold or assigned pursuant to the Receivables Transfer Agreements as a sale of, or absolute assignment of, its full right, title and ownership interest in such Receivable to a Borrower (and those Receivables contributed to such Borrower by the Parent pursuant to the Receivables Transfer Agreements shall be accounted for as an increase in the stated capital of such Borrower), and each of the Parent and Tyco Manufacturing has not in any other respect accounted for or treated the transactions contemplated hereby or by the Related Documents in any way inconsistent with the foregoing;

              (xiv) each of the Parent and Tyco Manufacturing has complied in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities for (A) its and each of its Affiliates activities and business as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance by each of them of its properties, facilities and assets, and (C) the performance by it and the Borrowers of this Agreement and the Related Documents (hereinafter referred to collectively as "Governmental Consents"), the non-compliance or non-maintenance of which, separately or in the aggregate, would have a Material Adverse Effect;

               (xv) without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Governmental Consent applicable to the Parent, or Tyco Manufacturing or any Affiliate thereof, the lack of which, separately or in the aggregate, would have a Material Adverse Effect;

              (xvi) the Parent and Tyco Manufacturing have each filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due; no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Parent or Tyco Manufacturing in connection with the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to such Sale Date;

             (xvii) with respect to each of the Parent and Tyco Manufacturing and any of their Affiliates, there has occurred no event which has or is reasonably likely to have a Material Adverse Effect on its operations, including its ability to perform its obligations under this Agreement or the Related Documents as Parent, Servicer or otherwise;

            (xviii) each of the Parent and Tyco Manufacturing is licensed or otherwise has the lawful right to use all patents, trademarks, servicemarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole;

              (xix) the consolidated balance sheets of Tyco Toys and its consolidated Subsidiaries for each of the last three calendar years ending December 31, 1994 and the related statements of income and shareholders' equity of Tyco Toys and its consolidated Subsidiaries for the years then ended, certified without qualification by independent certified public accountants, copies of which have been furnished to the Lender, FSA and Operating Agent, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) fairly present the consolidated financial condition, business and results of operations of Tyco Toys and its consolidated Subsidiaries as at such date and the consolidated results of the operations of Tyco Toys and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, and since December 31, 1994 there has been no material adverse change in any such condition, business or operations; neither Tyco Toys nor any of its consolidated Subsidiaries is subject to any contingent liabilities or commitments which, individually or in the aggregate, is reasonably likely to cause a Material Adverse Effect with respect to any of the aforementioned;

               (xx) since the last unaudited quarterly financial statements of Tyco Toys, except as otherwise disclosed to FSA and the Lender, there have been no material adverse changes in the financial condition or results of operation and there have been no material increases in the liabilities (liquidated or contingent) and no material decreases in the assets of Tyco Toys, the Parent, Tyco Manufacturing or the Borrowers other than normal recurring seasonal changes consistent with prior years' experience;

              (xxi) each Request Notice contains a complete and accurate list of all Transferred Receivables sold or contributed by the Parent and Tyco Manufacturing to the Borrower as of its date;

             (xxii) except as specified in Section 6.01, each Obligor of a Transferred Receivable has been directed, and is required to, remit all payments with respect to such Receivable for deposit in a Lockbox or a Lockbox Account;

            (xxiii) no Obligor of an Eligible Receivable being sold on any Sale Date has any claim against or affecting the Parent or Tyco Manufacturing or the property of the Parent or Tyco Manufacturing;

             (xxiv) each pension plan or profit sharing plan to which the Parent or Tyco Manufacturing is a party has been administered and fully funded in accordance with the obligations of the Parent or Tyco Manufacturing under law and as set forth in such plan, and the Parent and Tyco Manufacturing have complied with the applicable provisions of ERISA in effect as of such Sale Date; and neither the Parent nor Tyco Manufacturing expects to incur any liabilities to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA;

              (xxv) each of the Parent and Tyco Manufacturing has valid business reasons for selling or contributing its interests in the Transferred Receivables rather than obtaining a loan with the Transferred Receivables as collateral;

             (xxvi) each of the Parent and Tyco Manufacturing has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the Related Documents or the transactions contemplated hereby or thereby which would give rise to any valid claim against the Borrowers for any brokerage commission, finder's fee or like payment;

            (xxvii) all information heretofore or hereafter furnished with respect to the Parent or Tyco Manufacturing to the Borrowers, Lender, Operating Agent, FSA or Collateral Agent or by the Operating Agent to FSA in connection with any transaction contemplated by this Agreement or the Related Documents is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading; and

           (xxviii) no part of the proceeds received by the Parent or Tyco Manufacturing or any Affiliate from the Advances will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of, Debt that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in (S) 221.3 of Regulation U of the Board of Governors of the Federal Reserve System.

          (b) With respect to each Receivable sold or contributed pursuant to the Receivables Transfer Agreements the Required Information contained in the Request Notice and the Assignment relating to such Receivable is true and correct.

          (c)  With respect to each Receivable designated as an Eligible
Receivable:

               (i) such Receivable is an Eligible Receivable, and is a receivable created through the unconditional provision of merchandise, goods or services by the Parent or Tyco Manufacturing, as the case may be, in the ordinary course of its business in a current transaction;

              (ii) such Receivable was created in accordance with and satisfies all applicable requirements of the Credit and Collection Policies;

             (iii) a copy of any related Contract, if such, to which the Parent or Tyco Manufacturing, as the case may be, is a party has been delivered to the Lender, the Operating Agent, the Collateral Agent and, if FSA requests, FSA;

                (iv) such Receivable represents the genuine, legal, valid and binding obligation in writing of the Obligor enforceable by the holder thereof in accordance with its terms subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity, and neither the Receivable nor the related Contract has been satisfied, subordinated, rescinded or amended in any manner;

                 (v) neither the Receivable nor the related Contract is or will be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract or otherwise;

                (vi) prior to its sale or contribution to the Borrower, such Receivable was owned by the Parent or Tyco Manufacturing, as the case may be, free and clear of any Adverse Claim, and the Parent or Tyco Manufacturing, as the case may be, had the right to contribute, sell, assign and transfer the same and interests therein as contemplated under the Receivables Transfer Agreements and, upon such sale or contribution, that Borrower acquired good and marketable title and a valid ownership interest in such Receivable, free and clear of any Adverse Claim and any other restriction on transferability;

               (vii) such Receivable was sold or contributed under the Receivables Transfer Agreements, and the Receivables Transfer Agreements and the related Assignment constitutes a valid transfer, assignment, set-over and conveyance to the Borrower of all right, title and interest of the Parent or Tyco Manufacturing, as the case may be, in and to such Receivable sold or contributed thereunder;

              (viii) the Billed Amount of such Receivable is net of contractual allowances, any offset or other modifications and such Receivable is entitled to be paid pursuant to the terms of the related Contract, has not been paid in full or been compromised, adjusted extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission or modification by the Parent or Tyco Manufacturing, as the case may be (excluding any contractual allowances of the types set forth in Schedule 2 to the Funding Agreement granted by the Parent or Tyco Manufacturing in the ordinary course of its business and in accordance with the Credit and Collection Policies, which allowances shall be typical for businesses similar to the Parent's or Tyco Manufacturing's);

                (ix) the Parent or Tyco Manufacturing, as the case may be, has submitted all necessary documentation (including any invoice) for payment of such Receivable to the Obligor and has fulfilled all its other obligations in respect thereof;

                 (x) any Maturity Date of such Receivable is not greater than 270 days from its Billing Date;

                (xi) such Receivable is an "account" within the meaning of the UCC of the jurisdiction where the Parent's or Tyco Manufacturing's (as the case may be) chief executive office is located;

               (xii) neither such Receivable nor the related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

              (xiii) such Receivable does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods nor does such Receivable arise from a transaction for which any additional performance by the Borrower, the Parent or Tyco Manufacturing or acceptance or other act of the Obligor remains to be performed as a condition to payments on such Receivable;

               (xiv) there are no proceedings or investigations pending or, to the Parent's knowledge after due investigation, threatened before any Governmental Authority (A) asserting the invalidity of such Receivable or such Contract, (B) asserting the bankruptcy or insolvency of the related Obligor, (C) seeking the payment of such Receivable or payment and performance of such Contract, or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                (xv) as of the applicable date of transfer thereunder, no Obligor on such Receivable is bankrupt, is insolvent, is unable to make payment of its obligations when due, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of such Receivable; and

               (xvi) neither the Parent nor Tyco Manufacturing has knowledge of any fact (including any defaults by the Obligor on any other accounts) which reasonably should have led it to expect at the time of transfer of such Receivable that the Billed Amount of such Receivable would not be paid in full when due or to expect any Material Adverse Effect.

Each Borrower hereby certifies that (A) the benefits of such representations and warranties of the Parent and Tyco Manufacturing have been assigned to the Lender, FSA and the Collateral Agent; (B) the rights of the Borrowers under the Receivables Transfer Agreements to require a capital contribution or payment of a Rejected Amount from the Parent or Tyco Manufacturing may be enforced by the Lender, FSA or the Collateral Agent; and (C) the Receivables Transfer Agreements provide that the representations, warranties and covenants described in Sections 4.01, 4.02, and 4.03 shall survive the sale of the Transferred Receivables and the termination of the Receivables Transfer Agreements and this Agreement.

     SECTION 4.03.  Representations and Warranties of the Servicer.  The
                    ----------------------------------------------
Servicer represents and warrants to the Lender, the Operating Agent, FSA and the Collateral Agent as follows as of the date hereof:

          (a) The Servicer and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations under this Agreement and the Related Documents in every jurisdiction in which the nature of its business requires it to be so qualified or where the failure to be so qualified, separately or in the aggregate, would have a Material Adverse Effect.

          (b) The Servicer has the power and authority to execute and deliver this Agreement and each other Related Document it is a party to and to perform the transactions contemplated hereby and thereby.

          (c) The execution, delivery and performance by the Servicer of this Agreement and each other Related Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto and thereto and the transactions contemplated hereby and thereby

(i) have been duly authorized by all necessary corporate or other action on the part of the Servicer, (ii) do not contravene or cause the Servicer to be in default under (A) its charter or by-laws, (B) any contractual restriction with respect to any Debt of the Servicer or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.

          (d) This Agreement and each other Related Document to which it is a party has been duly executed and delivered by the Servicer.

          (e) No approval or consent of, notice to, filing with or permits, licenses, qualifications or other action by any Governmental Authority or any other party is required for the due execution, delivery and performance by the Servicer of this Agreement or any Related Document to which it is a party or any other agreement, document or instrument to be delivered hereunder other than any approvals, consents, notices, permits, qualifications, filings or other actions which have been obtained or made and complete copies of which have been provided to the Lender, the Operating Agent, FSA and the Collateral Agent.

          (f) This Agreement and each other Related Document to which it is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

          (g) There is no pending or threatened, nor any reasonable basis for any, action, suit, investigation or proceeding of a material nature against or affecting the Servicer, any of its Subsidiaries or their respective officers or directors, or the property of the Servicer, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any other Related Documents or any document to be delivered by the Servicer hereunder or thereunder, or (ii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Servicer of its obligations under this Agreement or any other Related Document, or (B) the validity or enforceability of this Agreement or any other Related Document or any document to be delivered by the Servicer hereunder or thereunder.

          (h) No injunction, writ, restraining order or other order of any material nature adverse to the Servicer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement and the Related Documents has been issued by a Governmental Authority or, to the knowledge of the Servicer, has been sought by any other Person.

          (i) In the event the Parent is the Servicer: the financial statements of the Servicer, copies of which have been furnished to the Lender, the Operating Agent, FSA and the Collateral Agent, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects,
(ii) present fairly the financial condition and results of operations of the Servicer as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of such financial statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the financial statements, the Servicer is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Effect in respect of the Servicer.

          (j) If the Parent is the Servicer, the Servicer was or will be, immediately prior to each transfer by it of Transferred Receivables, the owner of, and had or will have at such time good and marketable title to, all such Transferred Receivables free and clear of all Adverse Claims and Restrictions on Transferability, and had or will have at such time full right, corporate power and lawful authority to assign, transfer and pledge the Transferred Receivables (and any documents which are a part thereof) and all such substitutions therefor and additions thereto delivered under the Receivables Transfer Agreement to which it is a party. The Borrowers will have, upon the transfer of the Transferred Receivables, a valid and perfected first priority interest in the Transferred Receivables free and clear of all Adverse Claims and Restrictions on Transferability.

          (k) The Servicer has filed all tax returns (federal, state and local) required to be filed by it and has paid or has made adequate provision for the payment of all taxes, fees, assessments and other governmental charges due from the Servicer, no tax lien or other similar Adverse Claim has been filed, and no claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Servicer in connection with the transactions contemplated by this Agreement and the Related Documents and the execution and delivery of this Agreement and the Related Documents have been paid or shall have been paid at or prior to the earlier of the Effective Date and the date the Policy is issued as specified therein.

          (l) Neither this Agreement, the Related Documents nor any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data (collectively, the "Servicer Documents") furnished to the Lender, the Operating Agent, FSA or the Collateral Agent by the Servicer (in its capacity as Servicer or otherwise) or by the Operating Agent to FSA contain any statement of a material fact by the Servicer which was untrue or misleading in any material respect when made. There is no fact known to the Servicer which has a reasonable likelihood of causing a Material Adverse Effect with respect to the Servicer or FSA. Since the furnishing of the Servicer Documents, there has been no change nor any development or event involving a prospective change known to the Servicer which would render any of the Servicer Documents untrue or misleading in a material respect.

          (m) The Servicer is not required to be registered as an "investment company" under the Investment Company Act. The Servicer will not be subject to the information reporting requirements of the Securities Exchange Act.

          (n) (i) The capital of the Servicer is adequate for the business and undertakings of the Servicer.

               (ii) Other than with respect to the purchase and contribution of Receivables pursuant to the Receivables Transfer Agreements, the making of other capital contributions and the receipt of dividends and loans, the Servicer is not engaged in any business transactions with the Borrowers.

               (iii) Each of the Borrowers has, and will continue to have, assets other than assets contributed by the Servicer.

               (iv) At least two directors of each of the Borrowers is not, and will not be, a director, officer, employee, associate or holder of 5% or more of the equity securities of the Servicer or any Affiliate thereof (other than the other Borrower).

               (v) The Servicer's funds and assets are not, and will not be, commingled with those of either of the Borrowers.

               (vi) The Servicer is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement and the Related Documents and, after giving effect to such transactions, the Servicer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Servicer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Servicer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer or any of its assets.

               (vii) All the outstanding shares of Class A Common Stock and 49% of the Class B Common Stock of each of the Borrowers are owned by the Servicer. All the outstanding shares of capital stock of the Servicer are owned by Tyco Toys.

          (o) Each of the representations and warranties of the Servicer contained in this Agreement and the Related Documents is true and correct in all material respects and the Servicer hereby makes each such representation and warranty contained in the Related Documents to, and for the benefit of, the Lender, the Operating Agent, FSA and the Collateral Agent.

     SECTION 4.04.  Representations and Warranties of the Lender.  The Lender
                    --------------------------------------------
represents, warrants and covenants to each other party as follows:

          (a)  Corporate Existence.  The Lender is duly organized, validly
               -------------------
existing and in good standing under the laws of the State of Delaware, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which its business or activities requires such qualification.

          (b)  Corporate Power; Authorization; Enforceable Obligation.  The
               ------------------------------------------------------
Lender has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the Related Documents. The Lender has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with any governmental authority is required for the execution, delivery and performance by the Lender of this Agreement and the Related Documents which has not been obtained, made, given or accomplished. This Agreement and each of the Related Documents has been executed and delivered by a duly authorized officer of the Lender and constitutes a legal, valid and binding agreement or obligation of the Lender, enforceable against the Lender in accordance with its terms.

                                   ARTICLE V

                      GENERAL COVENANTS OF THE BORROWERS

          SECTION 5.01.  Affirmative Covenants of the Borrowers.  Each Borrower
                         --------------------------------------
shall, unless the Operating Agent and FSA shall otherwise consent in writing:

               (a) perform each of its obligations under this Agreement and the Related Documents and comply in all respects with all of its obligations under this Agreement and the Related Documents and comply with all applicable laws, rules, regulations and orders with respect to this Agreement, the Related Documents, its business and properties and all Transferred Receivables, related Contracts and Collections with respect thereto, where non-compliance or non-performance, separately or in the aggregate, would have a Material Adverse Effect on such Borrower;

               (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws;

               (c) engage exclusively in the activities contemplated by this Agreement and the Related Documents;

               (d) continue to operate its business in the manner set forth in Sections 4.01(d) and (e);

               (e) cause to be delivered to the Lender, the Operating Agent, FSA and the Collateral Agent on or before March 31 of each year beginning on March 31, 1996, (i) an Officer's Certificate of the Borrower, dated the date of such delivery, bringing down to such date the matters set forth in the Officer's Certificate delivered pursuant to Section 3.01(d)(iv), (ii) an Officer's Certificate of the Servicer, dated the date of such delivery, bringing down to such date the matters set forth in the Officer's Certificate delivered pursuant to Section 3.01(e)(iv), and (iii) an opinion of counsel reaffirming as of the date of its delivery the opinion of counsel with respect to the Borrowers, the Parent and Tyco Manufacturing delivered to the Lender, the Operating Agent, FSA and the Collateral Agent on the Effective Date pursuant to Section 3.01(l), provided that any changes from the opinion delivered on the Effective Date are, in form and substance, satisfactory to the Lender, the Operating Agent, FSA and the Collateral Agent ;

               (f) except as specified in Section 6.01, deposit all Collections it may receive in respect of Transferred Receivables into the Lockbox Account within one Business Day of receipt;

               (g) use the proceeds of the Advances made hereunder solely for purposes of the Receivables Transfer Agreement;

               (h) have or maintain a Tangible Net Worth not less than 5% of the Outstanding Balance of all Transferred Receivables;

               (i) cooperate fully with all reasonable requests of the Lender, FSA, the Operating Agent and the Collateral Agent regarding any information or documents (including the provision of information in appropriate electronic or, if available, machine readable format) necessary or desirable to allow each of the Lender, the Operating Agent, FSA and the Collateral Agent to carry out its responsibilities hereunder or, in the case of FSA, under the Policy;

               (j) permit the Lender, the Operating Agent, the Collateral Agent and FSA:

                    (i) to make or cause to be made (and, after the occurrence of and during the continuance of a Termination Event, at the Borrower's expense) inspections and audits of any books, records and papers of the Borrower, which shall be maintained at the address of the Borrower designated herein for receipt of notices, unless the Borrower shall otherwise advise the parties hereto in writing, and the Servicer, and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and the Servicer, on reasonable notice, which inspections and audits (excluding inspections and audits made subject to Sections 5.01(m) and 5.02(e)), so long as no Termination Event is continuing, shall be made no more frequently than once each calendar quarter; and

                    (ii) to discuss the affairs, finances and accounts of the Borrower or the Servicer with any of their officers, directors, employees, representatives or agents and with their independent certified accountants and advise such accountants that the Lender, the Operating Agent, FSA and the Collateral Agent have been authorized to review and discuss with such accountants any and all financial statements and other information of any kind that they may have with respect to the Borrower or the Servicer and direct such accountants to comply with any request of the Lender, the Operating Agent, FSA or the Collateral Agent for such information;

               (k) pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due the non-payment, performance or discharge of which would have a Material Adverse Effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties;

          (l) promptly notify the Lender, FSA and the Operating Agent in writing of any litigation, legal proceeding or dispute, whether or not in the ordinary course of business, affecting the Borrower, whether or not fully covered by insurance, and regardless of the subject matter thereof;

          (m) permit once in each calendar year (in addition to such examinations under Sections 5.01(j) and 5.02(e)), at the Borrower's expense, a firm of independent public accountants acceptable to the Operating Agent and FSA to provide a letter (upon which the Operating Agent, FSA and the Collateral Agent may rely) to the effect that (i) such firm has examined the Monthly Reports delivered during that calendar year (including the Borrowing Base Certificates attached thereto) and such Records relating to the Transferred Receivables as such firm deems necessary as a basis for the report contemplated by this Section 5.01(m) and that, on the basis of such examination, such Monthly Reports have been prepared substantially in compliance with this Agreement, except for (A) such exceptions as such firm shall believe to be immaterial, and
(B) such other exceptions as shall be set forth in such statement, and (ii) such firm has examined the financial statements for the preceding year of the Borrower and the Borrower's financial covenants set forth in Section 7.06 and that, on the basis of such examination, the Borrower is in compliance with such covenants;

          (n) if such report prepared pursuant to Section 5.01(m) sets out material exceptions, permit examinations of the type set out in Section 5.01(m) (in addition to the examinations pursuant to Section 5.01(m)) each calendar month thereafter, each at the Borrower's expense, until the reports prepared pursuant to such examinations contain no material exceptions for two successive months;

          (o) at such Borrower's expense, promptly take, or cause to be taken, such actions as may be necessary or desirable, in the reasonable judgment of FSA or the Operating Agent, (i) to create and maintain the security interest granted under this Agreement as a valid and perfected lien covering the Collateral and
(ii) to fully preserve, publish notice of and protect the perfected first priority security interest of the Collateral Agent in, and all rights of the Secured Parties with respect to, the Collateral, including, without limitation, the execution and filing of all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve, protect and perfect fully the lien of the Collateral Agent with respect to the Collateral. Without limitation of the foregoing, each Borrower shall, upon the request of the Operating Agent or FSA, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within five (5) Business Days of such request, such amendments hereto and such further instruments and take such further action as may be necessary and advisable to effectuate the intention, performance and provisions of the Related Documents or to protect the interest of the Collateral Agent in the Collateral, free and clear of all liens and Restrictions on Transferability. Each Borrower hereby designates the Collateral Agent and FSA, its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 5.01(o). Such power of attorney is coupled with an interest and is irrevocable, and each Borrower hereby ratifies and confirms all that the Collateral Agent or FSA, as the case may be, may do by virtue thereof. In addition each Borrower agrees to cooperate with S&P and Moody's in connection with any review undertaken by S&P or Moody's after the date hereof with respect to the transactions contemplated by this Agreement and the Related Documents;

          (p) on or before January 31 of each calendar year, commencing January 31, 1996, each Borrower shall furnish to the Collateral Agent and FSA an opinion of counsel (which opinion may contain qualifications and assumptions substantially similar to those contained in the similar opinion delivered pursuant to Section 3.01) acceptable in form and substance to FSA in each jurisdiction in which Collateral is located or a Uniform Commercial Code financing statement has been filed by or on behalf of the Lender or a Borrower stating either that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Agreement, any supplements and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to perfect and maintain the perfection of the lien and security interest of the Collateral Agent with respect to the Collateral and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to perfect and maintain the perfection of such lien and security interest. Such opinion of counsel shall also describe the recording, filing, rerecording and refiling of this Agreement, any supplements and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to perfect and maintain the perfection of the lien and security interest of the Collateral Agent with respect to the Collateral until January 31 in the following calendar year;

          (q) on or before January 31 in each calendar year, commencing January 31, 1996, deliver to the Collateral Agent and FSA a written statement signed by an Authorized Officer, stating that:

               (i) a review of the activities of the Borrowers during such year and of performance under this Agreement has been made under their supervision; and

               (ii) to the best of such Authorized Officers' knowledge, based on such review, each of the Borrowers has fulfilled all its obligations under this Agreement throughout such year and no Termination Event or Event or Servicer Termination has occurred, or, if there has been a Termination Event or an Event or Servicer Termination in the fulfillment of any such obligation, specifying each such Termination Event or Event or Servicer Termination known to them and the nature and status thereof;

          (r) concurrently with the delivery of the financial statements required pursuant to Section 5.02(b) and (c) hereof, furnish or cause to be furnished, a certificate signed by the Chief Financial Officer of the Borrower stating that:

               (i) a review of the Borrower's performance under this Agreement and the Related Documents during such period has been made under such officer's supervision;

               (ii) to the best of such individual's knowledge following reasonable inquiry, no Termination Event has occurred, or if a Termination Event has occurred, specifying the nature thereof and, if the Borrower has a right to cure pursuant to Section 9.01, stating in reasonable detail the steps, if any, being taken by the Borrower to cure such Termination Event or to otherwise comply with the terms of the agreement to which such Termination Event relates; and

               (iii) the financial reports attached thereto and submitted in accordance with Section 5.02(b) and (c) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Borrower as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments) and the attached computations indicate compliance by the Borrower with the covenants of the Borrower contained in Article V hereof;

          (s) maintain all licenses, permits, charters and registrations which are material to the conduct of its business;

          (t) (i) use its best efforts to avoid the appearance of conducting business on behalf of either of the Parent or Tyco Manufacturing or that the assets of the Parent or Tyco Manufacturing are available to pay the creditors of the Borrower;

                (ii) maintain proper corporate records and books of account separate from those of its Parent, Tyco Manufacturing or any other Affiliate of the Borrower;

               (iii) cause operating expenses and liabilities of the respective Borrower to be paid from their respective funds;

                (iv) cause the annual financial statements of the Borrower to disclose the effects of the Borrower's transactions in accordance with generally accepted accounting principles and to disclose that the assets of the Borrower are not available to pay creditors of the Parent or Tyco Manufacturing;

                 (v) cause the resolutions, agreements and other instruments underlying the transactions described in this Agreement and the Related Documents to be maintained by the Borrower as official records;

                (vi) use its best efforts to maintain an arm's-length relationship with the Parent and Tyco Manufacturing and not to hold itself out as being liable for the debts of its Parent or Tyco Manufacturing; and

               (vii) use its best efforts to keep its assets and its liabilities wholly separate from those of all other entities, including, but not limited to, the Parent or Tyco Manufacturing;

          (u) comply in all respects with the Credit and Collection Policies with regard to each Transferred Receivable and the related Contracts, and with the terms of such Receivables and Contracts;

          (v) keep or cause to be kept in reasonable detail, books and records of account of its assets and business, including, but not limited to, books and records relating to the transactions contemplated by this Agreement and the Related Documents;

          (w) keep or cause its books to be kept on an accrual basis and each Borrower shall report its operations for tax purposes on an accrual basis. The fiscal year of each Borrower shall end on December 31 of each year; and

          (x) give FSA prompt notice of each of the following events (but in no event more than 30 days after the occurrence of the event): (i) an Accumulated Funding Deficiency, (ii) the failure to make a required contribution to a Plan or Multiemployer Plan, (iii) a Reportable Event, (iv) any action by a Commonly Controlled Entity to terminate any Plan or withdraw from any Multiemployer Plan,
(v) any action by the PBGC to terminate or appoint a trustee to administer a Plan, and (vi) the reorganization or insolvency of any Multiemployer Plan. In addition, the Borrower shall promptly (but in no case more than 30 days following issuance or receipt by the Commonly Controlled Entity) provide to FSA a copy of all correspondence between a Commonly Controlled Entity and the PBGC, Internal Revenue Service, Department of Labor or the administrators of a Multiemployer Plan relating to any of the events described in the preceding sentence or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan which could result in a material liability.

     SECTION 5.02.  Reporting Requirements of the Borrowers.  Each Borrower
                    ---------------------------------------
shall furnish, or cause to be furnished, at its own expense, to the Lender, the Operating Agent and the Collateral Agent, and, unless otherwise notified by FSA,
FSA:

          (a) (i) no less frequently than on the Settlement Date, commencing with the Effective Date, and, during the Clean Down Period Part 1 and the Clean Down Period Part 2, on each Business Day, a Borrowing Base Certificate; and (ii) monthly, as soon as available, and in any event, within ten Days after the end of each month, a Monthly Report in the form of Exhibit G, including all data necessary to recalculate the Advance Rate and a list of Obligors on Transferred Receivables not included in the previous Monthly Report;

          (b) as soon as publicly available and in any event within 90 days after the end of each fiscal year, a copy of the annual 10-K report and audited consolidated financial statements for such year for Tyco Toys and its consolidated Subsidiaries, certified, in a manner acceptable to the Operating Agent, FSA and the Collateral Agent, by nationally recognized independent public accountants acceptable to the Operating Agent, FSA and the Collateral Agent and including comparisons to the prior comparable period provided that the Operating
                                                     --------
Agent and FSA
acknowledge that Deloitte & Touche or any other "Big 6" firm shall be acceptable,;

          (c) as soon as publicly available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Tyco Toys, a consolidated balance sheet of Tyco Toys and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings, and of cash flow, of Tyco Toys and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter and including comparisons to budget and the prior comparable period, certified by the chief financial officer or chief accounting officer of Tyco Toys identifying such documents as being the documents described in this paragraph (c) and stating that the information set forth therein fairly presents the financial condition of Tyco Toys and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals;

          (d) as soon as possible and in any event within five days after the occurrence of a Termination Event (including without limitation a material adverse change in the financial condition of the Borrower as determined by the Operating Agent, FSA or the Collateral Agent and notified in writing to the Borrower) or an Incipient Event, the statement of the chief executive officer of the Borrower setting forth complete details of such Termination Event or Incipient Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

          (e) as soon as available and in any event within 90 days after the end of each fiscal year of Tyco Toys, a letter from a firm of nationally recognized independent public accountants acceptable to the Operating Agent and FSA (and upon which the Operating Agent, FSA and the Collateral Agent may rely) provided that the Operating Agent and FSA acknowledge that Deloitte & Touche or
- --------
any other "Big 6" firm shall be acceptable, to the effect that (i) such firm has examined the Monthly Reports delivered during the previous calendar year (including the Borrowing Base Certificates attached thereto) and such Records relating to the Transferred Receivables as such firm deems necessary as a basis for the report contemplated by this Section 5.02(e) and that, on the basis of such examination, such Monthly Reports have been prepared substantially in compliance with this Agreement, except for (A) such exceptions as such firm shall believe to be immaterial, and (B) such other exceptions as shall be set forth in such statement, and (ii) such firm has examined the financial statements for the preceding year of the Borrower and the Borrower's financial covenants in this Agreement and that, on the basis of such examination, the Borrower is in compliance with such covenants;

          (f) promptly, and in any event within three Business Days, after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, the Parent, Tyco Manufacturing or any Affiliate of any of them of the types described in Section 4.02(a)(viii);

          (g) promptly and in any event within one Business Day after the Borrower becomes aware of the existence thereof, telephonic, telex or telecopied notice (confirmed in writing within 5 days) specifying the nature of any Borrowing Excess, Termination Event or Incipient Event, any breach or nonperformance by the Borrower, the Parent or Tyco Manufacturing of any other Related Document or any development or other information which is reasonably likely to materially and adversely affect the condition (financial or otherwise), business, operations, prospects or properties of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any Related Document;

          (h) within 10 days after its request, copies of all federal, state and local tax returns and reports filed by the Borrower or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like taxes);

          (i) within 10 days after receipt of Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, which propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which the Borrower is a member which equal or exceed $1,000,000 in the aggregate, telephonic, telex or telecopied notice (confirmed in writing within 5 days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

          (j) as soon as available and in any event prior to the end of each fiscal year, a copy of any operating plan for Tyco Toys, such plan to include sales and expense budgets and operating profit and cash flow projections for the following year;

          (k) promptly, from time to time, such other information, documents, records or reports in the possession of the Borrower, the Parent or Tyco Manufacturing respecting the Transferred Receivables or the Contracts or the condition or operations, financial or otherwise, of the Borrower, the Parent, Tyco Manufacturing or any of their Subsidiaries, as the Lender, the Operating Agent, FSA or the Collateral Agent may, from time to time, reasonably request; and

          (l) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Borrower;

          (m) any change in the location of Borrower's principal office or any change in the location of the Borrower's books and records;

          (n) written notice of the commencement or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against the Borrower in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would result in a Material Adverse Effect with respect to the Borrower;

          (o) the receipt of notice from any Governmental Authority that (A) the Borrower is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Borrower's business is to be, or may be, suspended or revoked, or (C) the Borrower is to cease and desist any practice, procedure or policy employed by the Borrower in the conduct of its business, and such cessation is reasonably likely to result in a Material Adverse Effect with respect to the Borrower; and

          (p) any other event, circumstance or condition that has resulted, is reasonably likely to result, in a Material Adverse Effect in respect of the Borrower.

     SECTION 5.03.  Negative Covenants of the Borrowers.  Neither Borrower
                    -----------------------------------
shall, without the prior written consent of the Lender, the Operating Agent, FSA and the Collateral Agent:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of, (i) any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Account, Lockbox, the Collection Account, the Retention Account or other account in which any Collections of any Transferred Receivable are deposited, or (ii) any of the Borrower's property;

          (b) extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of the Receivables Transfer Agreements, any Related Document, the Credit and Collection Policies or of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto;

          (c) make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be deposited to the Lockbox Account or the Lockbox;

          (d) amend its articles or certificate of incorporation, its by-laws or any Related Document except as permitted by this Agreement;

          (e) merge with or into, consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions), or own any Subsidiary;

          (f) prepare any financial statements of the Borrower which shall account for the transactions contemplated by the Receivables Transfer Agreements in any manner other than as a purchase or absolute assignment of the Transferred Receivables to the Borrowers from the Parent or Tyco Manufacturing, as the case may be, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a purchase or absolute assignment of the Transferred Receivables to the Borrower from the Parent or Tyco Manufacturing, as the case may be;

          (g) at any time (i) advance credit to any Person, or (ii) declare any dividends or return any capital, if after giving effect to such distribution or advance, there would be a Borrowing Excess or any amounts outstanding in respect of any TFC I Deferred Sale Price or TFC II Deferred Sale Price;

          (h) create, incur, permit to exist or have outstanding any Debt, except:

               (i) Debt of the Borrower to the Lender, any Affected Party or any Indemnified Party under this Agreement and the Note;

              (ii) taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred taxes), in each case incurred and continuing in the ordinary course of business;

                (iii) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

                 (iv) any subordinated Debt to the Parent or Tyco Manufacturing in relation to the TFC I Deferred Sale Price or TFC II Deferred Sale Price;

          (i) issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower;

          (j) make or suffer to exist any purchases of assets aggregating more than $10,000 in any year or investments in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of the Parent's other Subsidiaries, except Transferred Receivables and Permitted Investments;

          (k) (i) take any action, or fail to take any action (other than any action or failure constituting a guaranty of collectibility of any Receivable), if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or the Related Documents that are material to the rights, benefits or obligations of the Secured Parties or FSA; (ii) waive or alter any rights with respect to the Collateral (or any agreement or instrument relating thereto); (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Collateral; or (iv) fail to pay any tax, assessment, charge or fee with respect to the Collateral or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Secured Parties' first priority lien on or perfected security interest in the Collateral or the Borrowers' right, title or interest in the Collateral;

          (l) institute against, or join any other person in instituting against the Parent or Tyco Manufacturing, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding, under any bankruptcy or similar law, for one year and a day after the expiration of the Term of the Insurance and Indemnity Agreement;

          (m) terminate or designate any successor Servicer without the prior approval of FSA;

          (n) take or permit (other than with respect to actions taken or to be taken solely by a government or governmental authority) to be taken any action which would have the effect directly or indirectly of subjecting interest on the Notes or the Commercial Paper to withholding taxation in the hands of, respectively, the Lender or holders of Commercial Paper generally who are residents of the United States, and will perform all of its obligations under this Agreement and the Related Documents to prevent or cure any default by the Borrower which would have the effect, directly or indirectly, of subjecting interest on the Notes or the Commercial Paper to withholding taxation; or

          (o)   nor any Commonly Controlled Entity will:

                 (i) terminate any Plan so as to incur any material liability to the PBGC;

                (ii) knowingly participate in any "prohibited transaction" (as defined in ERISA) involving any Plan or Multiemployer Plan or any trust created thereunder which would subject any of them to a material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or ERISA;

               (iii) fail to pay to any Plan or Multiemployer Plan any contribution which it is obligated to pay under the terms of such Plan or Multiemployer Plan, if such failure would cause such plan to have any material Accumulated Funding Deficiency, whether or not waived; or

                (iv) allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC of any Plan or Multiemployer Plan, to the extent that the occurrence or nonoccurrence of such Reportable Event or other event or condition is within the control of it or any Commonly Controlled Entity.

                                  ARTICLE VI

                         COLLECTIONS AND DISBURSEMENTS

     SECTION 6.01.  Establishment of Accounts.
                    -------------------------

          (a)  The Lockbox Accounts.  (i)  TFC I has a Lockbox Account with a
               --------------------
     Lockbox Bank, subject to the approval of FSA, into which each of the Servicer and TFC I shall deposit from time to time all monies, instruments and other property received by it as Collections or Proceeds of the Tier I Transferred Receivables, and TFC II has a Lockbox Account with a Lockbox Bank, subject to the approval of FSA, into which each of the Servicer and TFC II shall deposit from time to time all monies, instruments and other property received by it as Collections or Proceeds of the Tier II Transferred Receivables. The Borrowers agree that the Collateral Agent shall have exclusive dominion and control of the Lockbox Accounts and all monies, instruments and other property from time to time in the Lockbox Accounts. The Borrowers will not make or cause to be made, or have any ability to make or cause, any withdrawals from the Lockbox Account, except as provided in Section 6.01(b)(ii).

               (ii) The Servicer and TFC I have instructed all existing Obligors other than Toys'R'Us, and will instruct all future Obligors other than Toys'R'Us, to make payments in respect of Transferred Receivables only
     (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Operating Agent (each such box being a "Lockbox"), or (B) by wire transfer or moneygram directly to the Lockbox Account established by TFC I ("Wire Payments"). The Lockboxes to which mail payments are made as of the date hereof are listed on the attached Schedule
     8. TFC I and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in such Lockbox Account established by TFC I, in the form so received (with all necessary endorsements), and the Collateral Agent shall deposit the same in such Lockbox Account on the next Business Day after the Business Day on which such check or other instruments are received. In addition, the Borrowers and Servicer shall deposit or cause to be deposited in the appropriate Lockbox Account all cash, checks, money orders or other Proceeds of Collateral received other than in a Lockbox or by Wire Payments, in the form so received (with all necessary endorsements), not later than the close of business on the Business Day following the date of such receipt, and until so deposited all such items or other Proceeds shall shall be held in trust for the Collateral Agent; provided that any payments
                                                      --------
     by Toys'R'Us in respect of the Transferred Receivables shall be delivered directly by Toys'R'Us to a bonded courier acceptable to the Lender and FSA and, directly upon receipt thereof on the day so received, deposited into the Collection Account or deposited by Toys 'R' Us directly into the applicable Lockbox Account.

               (iii) In the event that any of the Lockbox Agreements terminates for any reason or the related Lockbox Bank fails to comply with its obligations under such Lockbox Agreement for any reason, then the related Borrower shall promptly notify all Obligors to make all future Wire Payments to a new Lockbox Account established in accordance with the next succeeding sentence with such Lockbox Bank or another depositary institution. Such Borrower shall not close such Lockbox Account unless it shall have (1) received the prior written consent of the Operating Agent, FSA and the Collateral Agent, (2) established a new account with the Lockbox Bank or with a new depositary institution satisfactory to the Operating Agent, FSA and the Collateral

     Agent, (3) entered into an agreement covering such new account with the Lockbox Bank or with such new depositary institution substantially in the form of such Lockbox Agreement which is satisfactory in all respects to the Operating Agent, FSA and the Collateral Agent (whereupon, for all purposes of this Agreement and the Related Documents, such new account shall become such Lockbox Account, such new agreement shall become such Lockbox Agreement and any new depositary institution shall become the Lockbox
     Bank), and (4) taken all such action as the Collateral Agent or FSA shall require to grant and perfect a first priority security interest in such new Lockbox Account to the Collateral Agent under Section 8.01 of this Agreement.

          (b)  Collection Account.  (i)  The Lender has established and shall
               ------------------
     maintain an Eligible Bank Account with the Depositary titled "Redwood Receivables Corporation -Collection Account (Tyco Borrowers)." The Borrowers agree that the Collateral Agent shall have exclusive dominion and control of such Collection Account and all monies, instruments and other property from time to time in such Collection Account.

               (ii) Pursuant to Section 6.02, each Borrower shall instruct the Lockbox Bank to transfer, and each Borrower hereby grants the Collateral Agent the authority to instruct each Lockbox Bank to transfer, on each Business Day in same day funds, all available funds deposited in the Lockbox Accounts before such Business Day to the Collection Account. The Lender, the Operating Agent and the Collateral Agent may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as Collections or Proceeds of the Transferred Receivables. On each Business Day before the Commitment Termination Date, so long as no Termination Event shall have occurred and be continuing, the Collateral Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Account in the order of priority set forth in Section 6.03. On each Business Day on and after the Commitment Termination Date and on each Business Day during any period while a Termination Event has occurred and is continuing, the Collateral Agent shall apply all amounts when received in the Collection Account in the order of priority set forth in Section 6.05.

               (iii) In the event that the Depositary wishes to resign as depositary of the Collection Account for any reason or fails to carry out the instructions of the Collateral Agent for any reason, then the Lender or the

     Operating Agent shall promptly notify all Secured Parties. The Lender shall not close the Collection Account unless it shall have (A) received the prior written consent of the Operating Agent, FSA and the Collateral Agent, (B) established a new account with the Depositary or with a new depositary institution satisfactory to the Operating Agent, FSA and the Collateral Agent, (C) entered into an agreement covering such new account with the Depositary or such new depositary institution satisfactory in all respects to the Operating Agent, and FSA and the Collateral Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the Related Documents), and (D) taken all such actions as the Collateral Agent and FSA shall require to grant and perfect first priority security interests in such new Collection Account to the Collateral Agent under this Agreement.

          (c)  Retention Account.  The Lender has established and shall maintain
               -----------------
an Eligible Bank Account with the Depositary and controlled by the Operating Agent titled "Redwood Receivables Corporation - Retention Account (Tyco Borrowers)."

          (d)  Collateral Account.  The Lender has established and shall
               ------------------
maintain an Eligible Bank Account with the Depositary and controlled by the Operating Agent titled "Redwood Receivables Corporation - Collateral Account".

     SECTION 6.02.  Funding of Collection Account.
                    -----------------------------

          (a)  No later then 10:00 a.m. on each Business Day:

               (i) the Collateral Agent shall transfer all Collections deposited in the Lockbox Accounts prior to such Business Day to the Collection Account;

              (ii) the Lender shall, or shall cause the Collateral Agent to, deposit any Advances made on such Business Day to the Collection Account;

             (iii) if, on the prior Business Day, the Operating Agent has notified the Borrowers of any Borrowing Excess pursuant to Section 6.03(b), the Borrowers shall deposit cash in the amount of such Borrowing Excess in the Collection Account;

              (iv) if, pursuant to a Borrower Notice, the Borrowers have requested to make an Optional Prepayment of Advances on such Business Day, the Borrowers shall deposit cash into the Collection Account in an amount equal to such Optional Repayment Amount;

               (v) if on such Business Day the Borrowers are required to make other payments under this Agreement not previously retained out of Collections (including Indemnified Amounts not previously paid), the Borrowers shall deposit an amount equal to such payments in the Collection Account;

              (vi) if, on the prior Business Day, the Borrower shall have received a capital contribution made by the Parent or a payment made by Tyco Manufacturing of a Rejected Amount pursuant to the Receivables Transfer Agreements, the Borrowers shall deposit cash in the amount received from the Parent or Tyco Manufacturing for such capital contribution or payment, in the Collection Account; and

             (vii) the Servicer shall deposit into the Collection Account the Outstanding Balance of any Transferred Receivable it elects to pay pursuant to Section 7.03.

          (b) If, two Business Days prior to any Settlement Date, the Operating Agent notifies the Borrowers of any Retention Account Deficiency pursuant to
Section 6.04(b), the Borrowers shall deposit cash in the amount of such deficiency into the Collection Account no later than 10:00 a.m. on such Settlement Date.

          (c) On and after the Commitment Termination Date, the Operating Agent shall transfer all amounts held in the Retention Account as of that date to the Collection Account.

     SECTION 6.03.  Daily Disbursements From the Collection Account - Revolving
                    -----------------------------------------------------------
Period.
- ------

          (a) On each Business Day during the Revolving Period, following the transfers made in accordance with Section 6.02, the Collateral Agent shall disburse all amounts in the Collection Account in the following priority:

               (i) to the Retention Account for the account of the Lender, the amount of any Retention Account Deficiency deposited pursuant to
          Section 6.02(b);

              (ii) to the Retention Account for the account of the Lender, an amount equal to the sum of

                    (A) Daily Interest on Advances Outstanding as of the previous day;

                    (B)  the Daily Unused Facility Fees for such day; and

                   (C)  the Interest and Fees Shortfall for the prior Business
               Day;

            (iii) to the Collateral Account for the account of the Lender, as repayment of principal on Advances if, as disclosed in either of the most recently submitted Borrowing Base Certificates, there is a Borrowing Excess with respect to either Borrower, by transfer of such Borrowing Excess;

             (iv) if, pursuant to a Borrower Notice, either Borrower has requested to make an Optional Prepayment of Advances on such date, the related Optional Repayment Amount to the Collateral Account for the account of the Lender, as repayment of principal on such Advance;

              (v) during the Clean Down Period Part 1 to the Collateral Account for the account of the Lender, as repayment of principal on Advances, an amount equal to the lesser of the balance in the Collection Account or the principal on all Advances Outstanding;

             (vi) during the Clean Down Period Part 2, to the Collateral Account for the account of the Lender, as repayment or principal of Advances, an amount equal to 80% of the balance in the Collection Account;

            (vii) to an account designated by FSA, any amounts due and owing to FSA pursuant to the Insurance and Indemnity Agreement or the Premium Letter (excluding any amounts thereof disbursed pursuant to clause (a)(ii)(B) above);

           (viii) to the Collateral Account for the account of the Lender (or in the case of Indemnified Amounts, for the account of the Indemnified Party), amounts deposited into the Collection Account pursuant to
          Section 6.02(a)(iii); and

             (ix) to an account of each of the Borrowers previously designated by the applicable Borrower, the balance, if any.

          (b) After completion of the disbursements specified in Section 6.03(a), the Operating Agent shall notify the Borrowers of any remaining Borrowing Excess, and the Borrowers shall deposit the amount of such remaining Borrowing Excess in the Collection Account by 10:00 a.m. on the following Business Day.

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

     SECTION 6.04.  Disbursements From the Retention Account -Settlement Date
                    ---------------------------------------------------------
Procedures - Revolving Period.
- -----------------------------

          (a) No later than 11:00 a.m. on each Settlement Date during the Revolving Period, the amounts held in the Retention Account shall be disbursed or retained by the Collateral Agent in the following priority:

               (i) to the Collateral Account for the account of the Lender (or, if applicable, any Indemnified Party) or, with respect to payments to FSA, to an account designated by FSA, in an amount equal to:

                    (A) accrued and unpaid Interest to the end of the preceding Settlement Period (excluding any amounts thereof to be disbursed pursuant to clause (B) below);

                    (B) all amounts due and owing to FSA with respect to the Premium;

                    (C) all Unused Facility Fees accrued and unpaid to the end of the preceding Settlement Period (excluding any amounts thereof to be disbursed pursuant to clause (B) above);

                    (D) if there is a Borrowing Excess with respect to either Borrower, an amount equal to such excess, in reduction of Advances Outstanding of such Borrower;

                    (E) all Additional Amounts incurred and payable to any Affected Party through the end of the preceding Settlement Period;

                    (F) all other amounts accrued and payable under this Agreement other than principal payments on Advances (including Indemnified Amounts incurred and payable to any Indemnified Party) through the end of the preceding Settlement Period;

              (ii) to the Servicer on behalf of the Borrowers, in an amount equal to its accrued and unpaid Servicing Fee to the end of the preceding Settlement Period;

             (iii) retained in the Retention Account, the Accrued Monthly Interest and Unused Facility Fee as of that date;

              (iv) to an account designated by FSA, any other amounts due and owing to FSA under the Insurance and Indemnity Agreement or the Premium Letter;

               (v) to the extent that the balance in the Retention Account exceeds the amount to be retained under Section 6.04(iii), that excess, if so designated by the Borrowers, to the Collateral Account to repay Advances Outstanding of the Borrowers as so designated; and

              (vi) to the extent that the balance in the Retention Account exceeds the amount to be retained or disbursed under Section 6.04(iii) or
     (v), each Borrower's pro rata portion of that excess to accounts previously designated by the Borrowers.

          (b) Two Business Days prior to each Settlement Date, the Operating Agent shall determine and notify the Borrowers of any Retention Account Deficiency for the preceding Settlement Period, and the Borrowers shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(b).

     SECTION 6.05.  Liquidation Settlement Procedures.  On each Business Day on
                    ---------------------------------
and after the Commitment Termination Date, the Collateral Agent shall transfer all amounts from the Collection Account in the following priority:

          (a) amounts due and owing to FSA with respect to any accrued and unpaid Premium;

          (b) if an Event of Servicer Termination has occurred and a Successor Servicer has been appointed to the Successor Servicer in an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

          (c) to the Collateral Account for the account of the Lender or, with respect to amounts payable to FSA, to an account designated by FSA, in the following order, priority and amount equal to:

               (i) that portion of the accrued and unpaid Interest equal to the product of the Daily Interest Rate and Advances Outstanding during the period from the Commitment Termination Date through and including the date of payment through and including such date;

              (ii) the principal of all Advances Outstanding (excluding Advances which have been paid with a payment under either Policy);

             (iii) all accrued and unpaid fees and expenses of the Operating Agent and the Collateral Agent, provided that the sum of all transfers made pursuant to this clause (iii) after the Commitment Termination Date shall at no time exceed in the aggregate $200,000;

              (iv) an amount equal to all other obligations due and owing to FSA pursuant to the Insurance and Indemnity Agreement or the Premium Letter;

               (v) all accrued and unpaid Interest and Unused Facility Fees (excluding any amounts thereof transferred pursuant to clauses (c)(i) and (c)(iii) above);

              (vi) all Additional Amounts incurred and payable to any Affected Party; and

             (vii) all Indemnified Amounts incurred and payable to any Indemnified Party;

          (d) if an Event of Servicer Termination has not occurred, to the Servicer in an amount equal to its accrued and unpaid Servicing Fee.

     SECTION 6.06.  Notification by Operating Agent.  The Collateral Agent
                    -------------------------------
shall notify the Borrowers, the Lender, the Operating Agent, FSA and the Servicer of the determinations and disbursements made pursuant to Sections 6.03, 6.04, 6.05 and 6.08 no later than one Business Day thereafter.

     SECTION 6.07.  Investment of Accounts.
                    ----------------------

          (a) During the Revolving Period, to the extent there are uninvested amounts deposited in the Collection Account or the Retention Account, the Collateral Agent shall invest all such amounts in Permitted Investments selected by the Collateral Agent and approved by the Borrowers and FSA that mature no later than the immediately succeeding Business Day, in the case of the Collection Account, and the immediately succeeding Settlement Date, in the case of the Retention Account, provided that following a Termination Event or Event of Servicer Termination, unless FSA otherwise consents in writing, money in each such account shall be invested only in Permitted Investments described in paragraph (a) of the definition of Permitted Investments;

          (b) The securities purchased with the moneys in each such account shall be deemed a part of such account and, for the purpose of determining the amount of money in such account, the securities shall be valued at their cost or market value, whichever is lower. To the extent the Collateral Agent invests such monies in any Permitted Investment other than as permitted under clause (e) of the definition of "Permitted Investments", monthly statements of the earnings or losses, disbursements and deposits, and any other changes in the fund balances, shall be submitted by the Collateral Agent to FSA and the Lender.

          (c) To the extent the Collateral Agent invests such monies in any Permitted Investment other than as permitted under clause (e) of the definition of "Permitted Investments", if at any time it shall become necessary that some or all of the securities purchased with the moneys in either the Collection Account or the Retention Account be redeemed or sold in order to raise moneys necessary to comply with the provisions of this Agreement, the Collateral Agent shall so redeem or sell such securities.

          (d) To the extent the Collateral Agent invests such monies in any Permitted Investment other than as permitted under clause (e) of the definition of "Permitted Investments", the Lender will not direct the Collateral Agent to make any investment of any funds in either the Collection Account or the Retention Account or to sell any investment held in either such account except under the following terms and conditions:

               (i) each such investment shall be made in the name of the Collateral Agent (in its capacity as such) or in the name of a nominee of the Collateral Agent under its complete and exclusive dominion and control (or, if, as stated in an opinion of counsel delivered to the Collateral Agent and acceptable in form and substance to the Collateral Agent and FSA, applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered),

              (ii) the Collateral Agent shall have sole control over such investment, the income thereon and the proceeds thereof,

             (iii) other than the investments described in clause (i) above, any certificate or other instrument evidencing such investment shall be delivered directly to the Collateral Agent or its agent, and

              (iv) the proceeds of each sale of such an investment shall be remitted by the purchaser thereof directly to the Collateral Agent for deposit in the account in which such investment was held.

          (e) All income or other gain from investments of moneys deposited in either the Collection Account or the Retention Account shall be deposited by the Collateral Agent in such account, immediately upon receipt, and any loss resulting from such investments shall be charged to such account. Subject to
Section 13.01 hereof, the Collateral Agent shall not in any way be held liable by reason of any insufficiency in either the Collection Account or the Retention Account resulting from any loss on any Permitted Investment included therein except for losses attributable to the Collateral Agent's failure to make payments on such Permitted Investments issued by the Collateral Agent, in its commercial capacity, in accordance with their terms.

          (f) On or after the Commitment Termination Date, any investment of such amounts shall be solely at the discretion of the Collateral Agent subject to the restrictions described above.

     SECTION 6.08.  Termination Procedure.
                    ---------------------

          (a) On the earlier of (i) the first Business Day after the Commitment Termination Date on which Advances Outstanding have been reduced to zero or (ii) the Final Maturity Date, if the payments required to be made pursuant to Sections 6.05(a), (b), (c) and (d) have not been made in full, the Borrowers shall immediately deposit into the Collection Account an amount sufficient to make such payments in full.

          (b) On the later of (i) the Commitment Termination Date or (ii) the Business Day on which the payments required pursuant to Sections 6.05(a), (b),
(c) and (d) have been made in full, and upon a final accounting in respect thereof being made to FSA, all amounts held in the Collection Account and the Retention Account, if any, shall be disbursed to the Borrowers and all security interests of the Lender and the Collateral Agent in all Transferred Receivables owned by the Borrowers shall be released by the Lender and the Collateral Agent. Such disbursement shall constitute the final payment to which the Borrowers are entitled pursuant to the terms of this Agreement.

          (c) Upon payment in full of the Guaranteed Distributions, all payments payable under the Policy shall be deemed to have been paid in full. Upon the expiration of the Policy according to its terms, the Operating Agent shall surrender the Policy to FSA for cancellation.

     SECTION 6.09.  Payment Under the Policy.   (a)  If, on the second
                    ------------------------
anniversary of the Commitment Termination Date, there is not on deposit in the Collection Account and Retention Account (or otherwise available) sufficient moneys to pay the Guaranteed Distributions remaining unpaid as of such day, the Operating Agent, as soon as practicable and in no event later than 12:00 noon (New York City time) on the next succeeding Business Day, shall furnish a Notice of Claim to FSA in accordance with the Policy in respect of the amount of such deficiency.

          (b) Any funds paid by FSA as a result of any claim under the Policy shall be applied directly to the payment in full of Guaranteed Distributions. Funds received by the Lender as a result of any claim under the Policy may not be applied to satisfy any costs, expenses or liabilities of the Lender.

     SECTION 6.10.  Effect of Payments by FSA: Subrogation.  (a)  Anything
                    --------------------------------------
herein to the contrary notwithstanding, any payment with respect to the Guaranteed Distributions made with moneys received pursuant to the terms of the Policy shall not be considered payment by a Borrower of Advances or in respect of the Notes, shall not discharge any Borrower in respect of its obligation to make such payment and shall not result in the payment of or the provision for the payment of the principal of or interest on the Advances or the Notes within the meaning of Section 2.09 hereof. The Lender, the Operating Agent, the Collateral Agent and the Borrowers each acknowledge that without the need for any further action on the part of FSA or any other Person, (i) to the extent FSA makes payments, directly or indirectly, on account of the Guaranteed Distributions, FSA will be fully subrogated to the rights of the Lender to receive all payments of principal and interest from the Borrowers in respect of the Advances or the Notes, and (ii) FSA shall be paid such payments in its capacity as an obligee of the Notes but only from the sources and in the manner provided herein for the payment of principal and interest in respect of the Advances or the Notes by the Borrowers in each case only after the Lender has received payment of the Guaranteed Distributions. Without limiting the foregoing, and subject to and conditioned upon payment of any such Guaranteed Distribution by or on behalf of FSA, the Lender shall assign to FSA all rights to payment of interest or principal on the Notes which are then due for payment to the extent of all payments made by FSA in respect of the Guaranteed Distributions, and FSA may exercise any option, vote, right, power or the like with respect to such obligations.

          (b) Without limiting the provisions of Article IX hereof or the rights or interests of the Lender or the Operating Agent as otherwise set forth herein, the Lender, the Operating Agent, the Collateral Agent and each of the Borrowers shall cooperate in all respects with any reasonable request by FSA for action to preserve or enforce FSA's rights or interests under this Agreement, including, without limitation, upon the occurrence and continuance of a Termination Event or an Event of Servicer Termination, a request to take any one or more of the following actions:

               (i) institute proceedings for the collection of all amounts then payable on the Advances or the Notes, or under this Agreement in respect to the Advances or the Notes, enforce any judgment obtained and collect from the Borrowers moneys adjudged due;

              (ii) institute proceedings from time to time for the complete or partial foreclosure of the Collateral; and

             (iii) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of FSA hereunder.

                                  ARTICLE VII

                          APPOINTMENT OF THE SERVICER

     SECTION 7.01.  Appointment of the Servicer.  The Borrowers hereby appoint
                    ---------------------------
the Servicer as their agent to service the Transferred Receivables and enforce their respective rights and interests in and under each Transferred Receivable and each related Contract and to serve in such capacity until the termination of its responsibilities pursuant to Sections 7.10, 9.02 or 11.01. The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer may, with the prior written consent of the Borrowers, the Lender, the Operating Agent, FSA and the Collateral Agent subcontract with a Sub-Servicer for collection, servicing or administration of the Transferred Receivables, provided, that (a) the Servicer shall remain liable
                             --------
for the performance of the duties and obligations of the Sub-Servicer pursuant to the terms hereof, and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Borrowers, the Lender, Operating Agent, FSA and the Collateral Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

     SECTION 7.02.  Duties and Responsibilities of the Servicer.
                    -------------------------------------------

          (a) The Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time in accordance with the Credit and Collection Policies.

          (b)  The duties of the Servicer shall include, without limitation:

               (i) preparation and submission of claims to, and post-billing liaison with, Obligors on Transferred Receivables;

              (ii) arranging for the direct remittance of all Collections with respect to each Transferred Receivable to the Lockbox Account or the Lockbox;


             (iii) maintaining all necessary Servicing Records with respect to the Transferred Receivables and providing such reports to the Lender, the Operating Agent, FSA and the Collateral Agent in respect of the servicing of the Transferred Receivables (including information relating to its performance under this Agreement) as may be required hereunder or as the Lender, the Operating Agent, FSA or the Collateral Agent may reasonably request;

              (iv) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Transferred Receivables in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Receivables (including, without limitation, records adequate to permit the identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable);

               (v) promptly delivering to the Operating Agent, FSA or the Collateral Agent, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Operating Agent, FSA or the Collateral Agent may from time to time reasonably request;

              (vi) identifying each Transferred Receivable clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivable is owned by the Borrower and pledged to the Collateral Agent and FSA;

             (vii) complying in all respects with the Credit and Collection Policies in regard to each Transferred Receivable and the related Contracts, and with the terms of such Receivables and Contracts;

            (viii) complying in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Transferred Receivables, related Contracts and Collections with respect thereto;

              (ix) preserving and maintaining its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized to perform obligations as Servicer (including enforcement of collection of Transferred Receivables on behalf of the Lender, FSA and the Collateral Agent) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Lender, FSA or the Collateral Agent in the Transferred Receivables, (B) the collectibility of any Transferred Receivable, (C) the ability of the Servicer to perform its obligations hereunder, or (D) the ability of the Parent and Tyco Manufacturing to perform their obligations under this Agreement or under the Contracts;

               (x) promptly notifying the Lender, the Operating Agent, FSA and the Collateral Agent of the occurrence of a Termination Event (including, without limitation, a material adverse change in the financial condition of the Parent or Tyco Manufacturing) or an Incipient Event of which it has knowledge;

              (xi) notifying the Lender, the Operating Agent, FSA and the Collateral Agent of any action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Transferred Receivable;

             (xii) upon the request of the Lender, the Operating Agent, FSA or the Collateral Agent, permitting the Lender, the Operating Agent, FSA or the Collateral Agent or its authorized agents:

               (A) to inspect the books and records of the Servicer as they may relate to the Notes, the Collateral, the obligations of the Servicer under this Agreement and the Related Documents, the Servicer's business and the transaction contemplated by this Agreement or the Related Documents;

               (B) to discuss the affairs, finances and accounts of the Servicer with the chief operating officer and the chief financial officer of the Servicer; and

               (C) to discuss the affairs, finances and accounts of the Servicer with the Servicer's independent accountants, provided that an officer of the Servicer shall have the right to be present during such discussions;

          (xiii) promptly informing the Lender, the Operating Agent, FSA and the Collateral Agent in writing of the occurrence of any of the following:

               (A) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Servicer involving potential damages or penalties in an uninsured amount in excess of $100,000 in any one instance or $500,000 in the aggregate;

               (B) any change in the location of the Servicer's principal office or any change in the location of the Servicer's books and records;

               (C) the commencement of or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against the Servicer in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would have or cause a Material Adverse Effect on or with respect to the Servicer;

               (D) the commencement of any proceedings by or against the Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer or any of its assets; or

               (E) the receipt of notice that (A) the Servicer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Servicer's business is to be, or may be, suspended or revoked, or (C) the Servicer is to cease and desist any practice, procedure or policy employed by the Servicer in the conduct of its business, and such cessation may have or cause in a Material Adverse Effect on or with respect to the Servicer;

          (xiv) at its own expense, promptly taking, or causing to be taken, such actions as may be necessary or desirable, in the sole judgment of the Lender, the Operating Agent, FSA or the Collateral Agent, (i) to create and maintain this Agreement as a valid and perfected first priority security interest covering the Collateral and (ii) to fully preserve and protect the perfected first priority security interest of the Secured Parties in, and all rights of the Secured Parties with respect to, the Collateral, including, without limitation, the execution and filing of all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve, protect and perfect fully the first priority security interest of the

     Secured Parties with respect to the Collateral; without limitation of the foregoing, the Servicer shall, upon the request of the Lender, the Operating Agent, FSA or the Collateral Agent, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within five (5) days of such request, such amendments hereto and such further instruments and take such further action as may be necessary or advisable to effectuate the intention, performance and provisions of the Servicer Documents or to protect the interest of the Secured Parties in the Collateral, free and clear of all Adverse Claims and Restrictions on Transferability; additionally, the Servicer agrees to cooperate with S&P and Moody's in connection with any review of the transactions contemplated by this Agreement or the Related Documents which may be undertaken by S&P or Moody's after the date hereof;

          (xv) (A) maintaining corporate records and books of account separate from those of the Borrowers;

               (B) disclosing in its financial statements the effects of the Servicer's transactions in accordance with GAAP and disclosing that the assets of the Servicer are not available to pay creditors of either of the Borrowers;

               (C) continuously maintaining as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement and the Related Documents;

               (D) using its best efforts to maintain an arm's-length relationship with the Borrowers and not holding itself out as being liable for the debts of either of the Borrowers; and

               (E) using its best efforts to keep its assets and its liabilities wholly separate from those of the Borrowers;

          (xvi) agreeing that FSA shall have all rights of a third-party beneficiary in respect of the Receivables Transfer Agreements and the Assignments and, accordingly, hereby incorporating and restating its representations, warranties and covenants as set forth therein for the benefit of FSA;

          (xvii) giving the Lender, the Operating Agent, FSA and the Collateral Agent prompt notice of each of the following events (but in no event more than 30 days after the earlier of the occurrence of the event or the existence of an expectation of the occurrence of the event): (i) an

     Accumulated Funding Deficiency, (ii) the failure to make a required contribution to a Plan or Multiemployer Plan, (iii) a Reportable Event,
     (iv) any action by a Commonly Controlled Entity to terminate any Plan or withdraw from any Multiemployer Plan, (v) any action by the PBGC to terminate or appoint a trustee to administer a Plan, and (vi) the reorganization or insolvency of any Multiemployer Plan; additionally, the Servicer shall promptly (but in no case more than 30 days following issuance or receipt by the Commonly Controlled Entity) provide to the Lender, the Operating Agent, FSA and the Collateral Agent a copy of all correspondence between a Commonly Controlled Entity and the PBGC, Internal Revenue Service, Department of Labor or the administrators of a Multiemployer Plan relating to any of the events described in the preceding sentence or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan which could result in material liability; and

          (xviii) complying in all respects with the Credit and Collection Policies with regard to each Transferred Receivable and the related Contracts, and with the terms of such Receivables and Contracts.

          (c) The Lender, the Operating Agent, FSA and the Collateral Agent shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

     SECTION 7.03.  Authorization of the Servicer.  Subject to Section 7.10
                    -----------------------------
hereof and to the further direction of FSA, each of the Borrowers, FSA and the Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Transferred Receivables to the Collateral Agent, in the determination of the Servicer, to collect all amounts due under any and all Transferred Receivables, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Receivables and, after the delinquency of any Transferred Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Transferred Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Parent or Tyco Manufacturing could have done if it had continued to own such Receivable. The Parent, Tyco Manufacturing, the Borrowers and the Lender shall furnish the

Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Receivables. Notwithstanding anything to the contrary contained herein, each of the Lender, the Collateral Agent, FSA and the Operating Agent shall, subject to the prior written consent of FSA, have the right to direct the Servicer (whether the Servicer is the Parent or otherwise) to commence or settle any legal action to enforce collection of any Transferred Receivable or to foreclose upon, repossess or take any other action which the Collateral Agent, FSA or the Operating Agent, subject to the prior written consent of FSA, deems necessary or advisable with respect thereto; provided, that the Servicer may, rather than commencing such action or taking other enforcement action, at its option elect to pay the applicable Borrower the Outstanding Balance of such Transferred Receivable. In no event shall the Servicer be entitled to make the Lender, the Collateral Agent, FSA or the Operating Agent a party to any litigation without such party's express prior written consent, or to make either Borrower a party to any litigation without the Operating Agent's and FSA's prior written consent.

     SECTION 7.04.  Servicing Fees.  As compensation for its servicing
                    --------------
activities and as reimbursement for its expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in the manner set forth in Sections 6.04 and 6.05, payable monthly in arrears on each Settlement Date with respect to the preceding Settlement Period. The Servicer shall be required to pay for all expenses incurred by the Servicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

     SECTION 7.05.  Negative Covenants of the Servicer.  The Servicer shall
                    ----------------------------------
not, without the prior written consent of the Operating Agent, FSA and the Collateral Agent:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Adverse Claim or Restriction on Transferability upon or with respect to (and any such purported disposition shall be null and void), any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Accounts, the Lockboxes, the Collection Account, the Retention Account or any other account to which any Collections of any Receivable are deposited or any other Collateral, or assign any right to receive income in respect thereof;

          (b) extend, amend or otherwise modify the terms of any Transferred Receivable (other than adjusting, settling or compromising the account or payment of a Transferred Receivable pursuant to Section 7.03), or amend, modify or waive any term or condition of any Contract related thereto;

          (c)  make any material change in the character of its business;

          (d) make any change in its instructions to Obligors to make payments to the Lockbox Accounts or Lockboxes (other than to a new Lockbox Account pursuant to Section 6.01(a)(iii));

          (e) merge or consolidate with or into any entity in which the Servicer is not the surviving entity, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person (whether in one transaction or in a series of transactions);

          (f) (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or the Related Documents that are material to the rights, benefits or obligations of the Secured Parties; (ii) waive or alter any rights with respect to the Collateral (or any agreement or instrument relating thereto); (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Collateral; or (iv) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Secured Parties' first priority lien on or perfected security interest in the Collateral or the Parent's or Tyco Manufacturing's right, title or interest in the Transferred Receivables;

          (g) waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of this Agreement or the Related Documents;

          (h)  nor shall any Commonly Controlled Entity:

               (i) terminate any Plan so as to incur any material liability to the PBGC;

              (ii) knowingly participate in any "prohibited transaction" (as defined in ERISA) involving any Plan or Multiemployer Plan or any trust created thereunder which would subject any of them to a material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or ERISA;

             (iii) fail to pay to any Plan or Multiemployer Plan any contribution which it is obligated to pay under the terms of such Plan or Multiemployer Plan, if such failure would cause such plan to have any material Accumulated Funding Deficiency, whether or not waived; or

              (iv) allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC of any Plan or Multiemployer Plan, to the extent that the occurrence or nonoccurrence of such Reportable Event or other event or condition is within the control of it or any Commonly Controlled Entity;

          (i) take or permit to be taken any action which would have the effect directly or indirectly of subjecting interest on any of the Advances or the Commercial Paper to or withholding taxation in the hands of the Lender or the holders of Commercial Paper generally, and will perform all of its obligations under this Agreement and the Related Documents to prevent or cure any default by the Servicer which would have the effect, directly or indirectly, of subjecting interest on any of the Advances or the Commercial Paper to or withholding taxation; or

          (j) institute against, or join any other person in instituting against, either of the Borrowers any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law, for one year and a day after the expiration of the Term of the Insurance and Indemnity Agreement.

     SECTION 7.06.  Financial Covenants.  Tyco Toys shall not breach or fail to
                    -------------------
comply (or permit the breach or failure to comply) with any of the following financial covenants:

          (a) Tyco Toys shall maintain (or cause to be maintained) as of the end of each Fiscal Quarter (as defined in the Inventory Facility), ending on each of the dates set forth below, Tangible Net Worth of not less than the respective amount set forth below opposite each such date:

           Date                                          Amount
           ----                                          ------

     March 31, 1995                                   $ 74,100,000
     June 30, 1995                                      75,300,000
     September 30, 1995                                 91,100,000
     December 31, 1995                                 100,600,000

     March 31, 1996                                     92,900,000
     June 30, 1996                                      93,900,000
     September 30, 1996                                109,600,000
     December 31, 1996                                 118,700,000


     March 31, 1997                                    110,500,000
     June 30, 1997                                     111,500,000
     September 30, 1997                                127,400,000
     December 31, 1997                                 136,700,000

     March 31, 1998                                    128,700,000
     June 30, 1998                                     129,600,000
     September 30, 1998                                145,800,000
     December 31, 1998                                 155,200,000

     March 31, 1999                                    147,300,000
     June 30, 1999                                     148,300,000
     September 30, 1999                                164,800,000
     December 31, 1999                                 174,300,000
      and the last day of each
      Fiscal Quarter thereafter

          (b) Tyco Parent shall not permit for the three Fiscal Month period ending March 31, 1995 or for the six Fiscal Month period (as defined in the Inventory Facility) ending June 30, 1995 (x) EBITA for such three or six, as appropriate, Fiscal Month period less (y) the aggregate amount of all Capital
                                 ----
Expenditures (as defined in the Inventory Facility) made by Tyco Toys and its Subsidiaries during such three or six, as appropriate, Fiscal Month period, to be less than ($17,300,000) and ($15,800,000), respectively.

          (c) Tyco Toys shall maintain (or cause to be maintained), as of the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 1995), for each Parent Rolling Period (as defined in the Inventory Facility, provided that the principal repayments pursuant to the Inventory Facility shall not be deemed Debt Service for the purpose of the calculations in this clause
(c)), a Minimum Debt Service Coverage Ratio (as defined in the Inventory Facility) of not less than (x) .60 to 1.0 as of the end of the Fiscal Quarter ending September 30, 1995, (y) 1.25 to 1.0 as of the end of each of the Fiscal Quarters ending December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 and (z) 1.30 to 1.0 as of the end of each Fiscal Quarter thereafter.

     SECTION 7.07.  Reporting.  During the term of this Agreement, the Servicer
                    ---------
shall furnish to the Collateral Agent, the Operating Agent, FSA and the Lender:

          (a) if the Servicer is not the Parent, as soon as available and in any event within 90 days after the end of each fiscal year of the Servicer a copy of the consolidated financial statement of the Servicer and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of the Servicer and its consolidated Subsidiaries for such year, in each case reported on by a firm of nationally recognized independent public accountants;

          (b) on or before the 45th day after each quarter other than the last quarter of any year, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar quarter and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such quarter, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (iii) the Servicer has complied with the duties and responsibilities set forth in Section 7.02 and the covenants set forth in Sections 7.05, 7.06 and
8.06 and (iv) the representations and warranties of the Servicer in Section 4.03 are true and correct as if made on the date of such Officers' Certificate;

          (c) promptly after the sending or filing thereof, copies of all reports which Tyco Toys sends to any of its security holders, and the annual report of Tyco Toys;

          (d) upon request, books and records of account in reasonable detail of the Servicer's assets and business, including, but not limited to, books and records relating to the transactions contemplated by this Agreement and the Related Documents, and including the provision of all such information in machine-readable format; and

          (e) promptly upon request, such other periodic, special or other reports or information as the Lender, the Operating Agent, FSA or the Collateral Agent may reasonably require.

     SECTION 7.08.  Annual Statement as to Compliance.  The Servicer shall
                    ---------------------------------
deliver to the Collateral Agent, the Operating Agent, FSA and the Lender on or before June 30, 1995 and March 31 of each subsequent year an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) the Servicer has complied with the duties and responsibilities set forth in Section 7.02 and the covenants set forth in Sections 7.05, 7.06 and 8.06, and (d) the representations and warranties of the Servicer in Section 4.03 are true and correct in all material respects (except with respect to Section 4.03(j) and those already so qualified which are true and in all respects) as if made on the date of such Officers' Certificate and (e) if the Servicer is not the Parent, the attached financial reports submitted in accordance with Section 7.07(a) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Servicer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments) and the attached computations indicate compliance by the Servicer with the financial covenants of the Servicer contained in Section 7.06 of this Agreement and in the Related Documents.

     SECTION 7.09.  Annual Independent Public Accountants' Servicing and
                    ----------------------------------------------------
Compliance Report.  On or before June 30, 1995 and March 31 of each subsequent
- -----------------
year commencing on March 31, 1996, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Collateral Agent, FSA and the Operating Agent to the effect that (a) such firm has examined such Servicing Records relating to the Transferred Receivables as such firm deems necessary as a basis for the report contemplated by this Section 7.09 and that, on the basis of such examination, such servicing has been conducted substantially in compliance with this Agreement (including the Credit and Collection Policies), except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement, (b) such firm has examined the financial statements set forth in Section 5.02 for the preceding year (other than with respect to the June 30, 1995 audit) of the Servicer and the Servicer's financial covenants in this Agreement and that, on the basis of such examination, the Servicer has complied during such year with such covenants, and
(c) that the Lender, the Operating Agent, FSA and the Collateral Agent may rely on such report.

     SECTION 7.10.  Retention and Termination of Servicer.  Subject to early
                    -------------------------------------
termination due to an Event of Servicer Termination described in Section 9.02 or as otherwise provided below in this Section 7.10, the Servicer shall serve as Servicer for an initial term commencing on the Effective Date and expiring on June 30, 1995, which term, unless terminated, shall be extendible by FSA for successive terms thereafter of one calendar year quarter each (in each case on the next succeeding day that is March 31, June 30, September 30 or December 31 of such year) as specified in a writing delivered by FSA from time to time prior to the expiration of each current term as described below to the Servicer and the Operating Agent (or, at the discretion of

FSA, exercised pursuant to revocable written standing instructions from time to time to the Servicer and the Operating Agent, for any specified number of terms greater than one), until the termination of this Agreement. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at successive calendar quarter intervals for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by FSA to the Operating Agent and the Servicer. The Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the duration of the term covered by such notice, to continue as Servicer subject to and in accordance with the other provisions of this Agreement. The Operating Agent agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Servicer, the Operating Agent shall not have received any Servicer Extension Notice from FSA, the Operating Agent will, within five (5) days thereafter, give written notice of such non-receipt to FSA and the Servicer. With the prior written consent of the Lender, the Operating Agent, FSA and the Collateral Agent, the Borrowers may terminate the appointment of the Servicer at any time.

                                 ARTICLE VIII

                          GRANT OF SECURITY INTERESTS

     SECTION 8.01.  Borrowers' Grant of Security Interest.  As security for the
                    -------------------------------------
prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Borrower Secured Obligations, each Borrower hereby assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and grants to the Collateral Agent, on behalf of the Secured Parties, a security interest in and lien upon, all of the Borrower's right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Borrower Collateral"):

               (a)  all Transferred Receivables, Contracts and Collections;

               (b) the Receivables Transfer Agreements, the Lockbox Agreements, the Company Notes, and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Transferred Receivables (the "Borrower Assigned Agreements"), including (i) all rights of the Borrowers to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrowers to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of either

     Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrowers to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies under the Borrower Assigned Agreements;

               (c)  all of the following (the "Borrower Account Collateral"):

                    (i) the Lockbox Accounts, the Lockboxes and all funds held in any Lockbox Account and the Lockboxes and all certificates and instruments, if any, from time to time representing or evidencing any Lockbox Account, the Lockboxes or such funds,

                   (ii) the Collection Account and the Retention Account, all funds held in the Collection Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Retention Account or such funds,

                  (iii) all Investments from time to time of amounts in the Collection Account, the Lockbox Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing such Investments,

                   (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Lender or any assignee or agent on behalf of the Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

                    (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Borrower Account Collateral;

               (d) all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement, including the deposit with the Lender, the Operating Agent or the Collateral Agent of additional moneys by the Borrower; and

               (e) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Borrower Collateral (including Proceeds that constitute property of the types described in Sections 8.01(a) through (d) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Lender or any assignee or agent on behalf of the Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Borrower Collateral.

     SECTION 8.02.  Lender's Assignment and Grant of Security Interest.  The
                    --------------------------------------------------
Lender hereby assigns and pledges to the Collateral Agent for benefit of the Lender and FSA:

                    (i) the Lockbox Accounts, the Lockboxes and all funds held in any Lockbox Account and the Lockboxes and all certificates and instruments, if any, from time to time representing or evidencing any Lockbox Account, the Lockboxes or such funds,

                    (ii) the Collection Account and the Retention Account, all funds held in the Collection Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Retention Account or such funds,

                    (iii) all Investments from time to time of amounts in the Collection Account, the Lockbox Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing such Investments,

                    (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Lender or any assignee or agent on behalf of the Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

                    (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the foregoing.

     SECTION 8.03.  Delivery of Collateral.  All certificates or instruments
                    ----------------------
representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant to this Agreement, and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and to the extent not constituting an assignment shall be irrevocable powers of attorney coupled with an interest. The Collateral Agent, with Controlling Party's prior consent, shall have the right, at any time in its discretion and without notice to the Borrowers or the Lender, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent, with the consent of the Controlling Party, shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 8.04.  Borrowers Remain Liable.  Notwithstanding anything in this
                    -----------------------
Agreement, (a) each of the Borrowers, Tyco Manufacturing and the Parent shall remain liable for their respective obligations under the Transferred Receivables, Contracts, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender, FSA or the Collateral Agent of any of its rights under this Agreement shall not release the Borrowers or the Servicer from any of their respective duties or obligations under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Lender, the Collateral Agent, FSA and the other Lender Secured Parties shall not have any obligation or liability under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the other Secured Parties shall be obligated to perform any of the obligations or duties of the Borrowers or the Servicer under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

     SECTION 8.05.  Covenants of the Borrowers and Servicer Regarding the
                    -----------------------------------------------------
Collateral.
- ----------

          (a)  Offices and Records.  Each Borrower shall keep its chief place of
               -------------------
business and chief executive offices and the office where it keeps its Records at the respective locations specified in Section 4.01(m) or, upon 30 days prior written notice to the Collateral Agent and FSA, at such other location in a jurisdiction where all action required by Section 8.06(f) shall have been taken with respect to the Collateral. The Borrowers and the Servicer shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain the Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. The Borrowers and the Servicer will permit representatives of the

Operating Agent, FSA and the Collateral Agent (upon reasonable notice unless a Termination Event or an Event of Servicer Termination has occurred) at any time and from time to time during normal business hours, and at such times outside of normal business hours as the Operating Agent, FSA or the Collateral Agent shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Borrowers or the Servicer utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Borrowers' or Servicer's performance under this Agreement with any officer or employee of the Borrowers or Servicer having knowledge of such matters. In connection therewith, the Operating Agent, FSA or the Collateral Agent may institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Receivables. Each of the Borrowers and the Servicer agrees to render to the Operating Agent, FSA and the Collateral Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event shall have occurred and be continuing, promptly upon request therefor, the Borrowers or the Servicer shall deliver to the Collateral Agent and FSA records reflecting activity through the close of business on the immediately preceding Business Day.

          (b)  Collection of Transferred Receivables.  Except as otherwise
               -------------------------------------
provided in this Section 8.06(b), each Borrower shall continue to collect or cause to be collected, at its own expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral. In connection with such collections, each Borrower may take (and at FSA's and the Collateral Agent's direction after a Termination Event has occurred and is continuing, shall take) such action as the Borrower, FSA or the Collateral Agent may deem necessary or advisable to enforce collection of the Transferred Receivables and the Borrower Assigned Agreements; provided, however, that the Collateral Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Receivables or obligors under the Borrower Assigned Agreements of the assignment of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Collateral Agent and FSA and, with the prior written consent and subject to the direction of FSA, direct that payments of all amounts due or to become due to the Borrowers thereunder be made directly to the Collateral Agent or any servicer, collection agent or lockbox or other account designated by the Collateral Agent or FSA and, upon such notification and at the expense of the Borrowers, the Collateral Agent, with the consent and subject to the direction of FSA, may enforce collection of any such Transferred Receivables or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof.

          (c)  Maintain Records of Transferred Receivables.  The Borrowers and
               -------------------------------------------
the Servicer shall, at their own cost and expense, maintain satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each of the Borrowers and the Servicer will mark conspicuously with a legend, in form and substance satisfactory to the Collateral Agent and FSA, its records, computer tapes, computer disks and credit files pertaining to the Collateral and the Related Contracts, and its file cabinets or other storage facilities where it maintains information pertaining to the Collateral, to evidence this Agreement and the assignment and security interest granted by this Article VIII. Upon the occurrence and during the continuation of a Termination Event, the Borrowers and Servicer shall (i) provide the Collateral Agent, FSA or their representatives with access to, at any time on demand of the Collateral Agent or FSA, all of the Borrowers' and Servicer's facilities, personnel, books and records pertaining to the Collateral, including all Records, and (ii) allow the Collateral Agent or FSA to occupy the premises of the Borrowers and those portions of the Servicer's premises where such books, records and Records are maintained, and utilize such premises, the equipment thereon and any personnel of the Borrowers or the Servicer that the Collateral Agent or FSA may wish to employ to administer, service and collect the Transferred Receivables.

          (d)  Performance of Borrower Assigned Agreements.  Each Borrower shall
               -------------------------------------------
(i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time requested by the Collateral Agent or FSA, and (ii) upon request of the Operating Agent, FSA or the Collateral Agent, make to any other party to the Borrower Assigned Agreements such demands and requests for information and reports or for action as such Borrower is entitled to make under the Borrower Assigned Agreements.

          (e)  Notice of Adverse Claim.  Each of the Borrowers and the Servicer
               -----------------------
shall advise the Lender, the Operating Agent, FSA and the Collateral Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

          (f)  Further Assurances; Financing Statements.
               ----------------------------------------

               (i) Each of the Borrowers and the Servicer severally agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Lender, the Operating Agent, FSA or the Collateral Agent may request to perfect, protect and preserve the assignments and security interests granted or purported to be granted by this Article VIII or to enable the Lender, the Operating Agent, FSA or the Collateral Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrowers shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Lender, the Operating Agent, FSA or the Collateral Agent may request to perfect, protect and preserve the assignments and security interests granted by this Agreement.

              (ii) The Borrowers and the Lender hereby severally authorize each of the Collateral Agent, with the prior written consent and subject to the direction of FSA, and FSA to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrowers or the Lender where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Collateral Agent or FSA, as the case may be, will promptly send to the Borrowers any financing or continuation statements thereto which it files without the signature of the Borrowers and will promptly send to the Lender any financing or continuation statements thereto which it files without the signature of the Lender except, in the case of filings of copies of this Agreement as financing statements, the Collateral Agent will promptly send the Borrowers or the Lender, as the case may be, the filing or recordation information with respect thereto.

             (iii) Each of the Borrowers and the Servicer shall furnish to the Collateral Agent and FSA from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or FSA may reasonably request, all in reasonable detail.

                                  ARTICLE IX

                              TERMINATION EVENTS

     SECTION 9.01.  Termination Events.  If any of the following events (each,
                    ------------------
a "Termination Event") shall occur and be continuing:

          (a) (i) either Borrower defaults in the payment of any amount owed by it hereunder (including any obligation to make a payment under Section 2.06(a) in the event of a Borrowing Excess) and such default shall remain outstanding for one Business Day, or (ii) either Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for five Business Days, in each case after written notice thereof shall have been given by the Operating Agent, FSA or the Collateral Agent to the Borrower; or

          (b) an event of default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of Tyco Toys, the Parent, Tyco Manufacturing or the Borrowers (i) in the case that such instrument or agreement has GE Capital or the Lender or any of their Affiliates as a party, with any amount outstanding, including, without limitation, an "Event of Default" under and as defined in or a default pursuant to Section 8.1(a) (or a provision similar to Section 8.1(a), as the case may be) of the Inventory Facility or (ii) in any other case (including for this determination any trade payables), with aggregate amounts outstanding under any such instruments and agreements equal to or greater than $1 million; or

          (c) Tyco Toys, the Parent, Tyco Manufacturing or either of the Borrowers shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Parent, Tyco Manufacturing or the Borrowers seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or Tyco Toys, the Parent, Tyco Manufacturing or the Borrowers shall take any corporate action to authorize any of the actions set forth in this
Section 9.01(c); or

          (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $5 million in the aggregate against the Parent or any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days or more; or

          (e) a judgment or order for the payment of money is rendered against either of the Borrowers; or

          (f) there is a breach of any of the representations and warranties of either of the Borrowers set forth in Section 4.01 or 4.02 provided that with
                                                          --------
respect to any breach of the representations and warranties under Section 4.02(c) no breach shall be deemed to occur hereunder if the Parent and/or Tyco Manufacturing shall have satisfied their obligations with respect to the Receivables in respect of which the breach under Section 4.02(c) occurred upon notice pursuant to and in accordance with the Receivables Transfer Agreements; or

          (g) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any assets of the Parent or its Affiliates (other than a lien (i) limited by its terms to assets other than Receivables or any other Collateral and (ii) not materially adversely affecting the financial condition of the Parent or its Affiliates or the Parent's ability to perform as Servicer hereunder); or

          (h) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any of the assets of either of the Borrowers; or

          (i) as of any Settlement Date, the Delinquency Ratio is greater than 7.0%; or

          (j) as of any Settlement Date, the Default Ratio is greater than 2.0%; or

          (k) as of any Settlement Date, the Dilution Ratio is greater than 3.0% during the months of April through December or 15% during the months of January through March; or

          (l) as of any Settlement Date, the Receivable Collection Turnover exceeds 150 days; or

          (m) any event which materially adversely affects the collectibility of the Receivables has occurred, or that any other event which materially adversely affects the financial condition of the Parent, Tyco Manufacturing or either of the Borrowers or the ability of either of the Borrowers to perform hereunder has occurred; or

          (n)  there shall occur a failure of the Parent or Tyco
Manufacturing to contribute capital or make a payment in the Rejected Amount or make any other payment as required under the Receivables Transfer Agreements within three Business Days after notice pursuant to and in accordance with such Agreements, or either of the Receivables Transfer Agreements shall for any reason cease to evidence the transfer to the applicable Borrower (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Transferred Receivables; or

          (o) any of the Lockbox Agreements or either of the Receivables Transfer Agreements shall have been amended or terminated without the prior written consent of the Lender, the Operating Agent, FSA and the Collateral Agent except in conformance with the requirements of Section 6.01(a)(iii); or

          (p)  an Event of Servicer Termination shall have occurred; or

          (q) the Operating Agent shall have determined that the funding of Receivables hereunder is impracticable due to a drop in or withdrawal of any of the ratings assigned to the Lender's Commercial Paper, the imposition of Additional Amounts, restrictions on the amount of Transferred Receivables it may finance or the inability of the Lender to issue Commercial Paper; or

          (r) the Lender, FSA and the Collateral Agent cease to hold a first priority, perfected security interest in the Transferred Receivables or any of them; or

          (s) the short-term unsecured debt rating assigned by either Rating Agency to any Liquidity Provider or Letter of Credit Provider falls below A-1 or P-1 or its equivalent, and such Liquidity Provider or Letter of Credit Provider is not replaced according to the terms of the Liquidity Loan Agreement or Letter of Credit Agreement, as the case may be, within 30 days; or

          (t) the rating assigned by either Rating Agency to the claims paying ability of FSA falls below AA or Aa2 or its equivalent; or

          (u) an Event of Default (as defined in the Collateral Agent Agreement) has occurred; or

          (v) an Event of Default under and as defined in the Insurance and Indemnity Agreement has occurred; or

          (w) the obligations of the Liquidity Lenders to make Liquidity Loans, the proceeds of which may be used by the Lender to make Advances to the Borrower, have terminated; or

          (x)  a breach of the covenants in Section 7.06 shall have occurred;
or

          (y) the shadow rating assigned by either Rating Agency to the credit risk exposure of FSA falls below investment grade (or its equivalent);

then and in any such event, the Operating Agent shall, at the request, or may with the consent, of the Lender (with the prior written approval of FSA) or FSA, or FSA shall, by notice to the Borrowers declare the Commitment Termination Date to have occurred, whereupon the Commitment Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, that in the event that any
                                          --------
of the Termination Events described in Section 9.01(c), (i), (j) or (k) shall have occurred, the Commitment Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

     SECTION 9.02.  Events of Servicer Termination.  If any of the following
                    ------------------------------
events (each, an "Event of Servicer Termination") shall occur and be continuing:

          (a) the Servicer shall fail to perform or observe any term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for five Business Days after written notice thereof shall have been given by the Lender, the Collateral Agent, FSA or the Operating Agent to the Servicer; or

          (b) an event of default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Servicer; or

          (c) the Servicer shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Servicer shall take any corporate action to authorize any of the actions set forth in this Section 9.02(c); or

          (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $5 million in the aggregate against the Servicer or any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days or more; or

          (e) there is a breach of any of the representations and warranties of the Servicer set forth in Section 4.03 provided that with respect to any breach
                                       --------
of the representations and warranties under Section 4.03(j) no breach shall be deemed to occur hereunder if the Parent and/or Tyco Manufacturing shall have satisfied their obligations with respect to the Receivables in respect of which the breach under Section 4.03(j) occurred upon notice pursuant to and in accordance with the Receivables Transfer Agreements; or

          (f) the Operating Agent, FSA or the Collateral Agent shall have determined that any event which materially adversely affects the ability of the Servicer to collect Receivables or to otherwise perform hereunder has occurred; or

          (g) a Termination Event shall have occurred or this agreement shall have been terminated; or

          (h) the Servicer shall assign or purport to assign any of its obligations hereunder or under the Receivables Transfer Agreements without the prior written consent of the Operating Agent, FSA and the Collateral Agent; or

          (i)  a Change in Control has occurred;

then, and in any such event, the Operating Agent shall (on behalf of the Borrowers), at the request, or may with the consent, of the Lender, FSA or the Collateral Agent, in each case subject to the prior written approval by FSA, or FSA shall, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon any such declaration, all authority and power of the Servicer under this Agreement and the Receivables Transfer Agreements shall pass to and be vested in the Successor Servicer appointed pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, each Borrower
- --------
agrees that it will continue to follow the procedures set forth in Section 7.02(b)(ii) with respect to Collections on Transferred Receivables.

                                   ARTICLE X

                                   REMEDIES

     SECTION 10.01.  Actions Upon Termination Event.  If any Termination Event
                     ------------------------------
shall have occurred and be continuing and the Operating Agent or the Controlling Party shall have declared the Commitment Termination Date to have occurred or the Commitment Termination Date shall have been deemed to have occurred pursuant to Section 9.01, then the Collateral Agent (with the prior written consent of the Controlling Party) or the Controlling Party may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following remedial actions:

          (a) The Collateral Agent, subject to the prior written approval and at the direction of the Controlling Party, may, without notice to the Borrowers except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Borrower Secured Obligations against amounts payable to the Borrowers from the Collection Account, the Lockbox Accounts, the Retention Account or any part of such accounts in accordance with the priorities required by Section 10.03.

          (b) The Collateral Agent may, with the prior written consent of the Controlling Party, and shall upon the request of the Controlling Party, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part of the Borrower Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's, Operating Agent's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Collateral Agent, with the prior written consent of the Controlling Party may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrowers in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrowers, the Parent or its Affiliates, any Person claiming the Borrower Collateral sold through the Borrower, the Parent or its Affiliates and their respective successors or assigns.

          (c) Upon the completion of any sale under Section 10.01(b), the Borrowers or the Servicer will deliver or cause to be delivered all of the Borrower Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Collateral Agent or the Controlling Party or by any purchaser, the Borrowers shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

          (d) At any public sale under Section 10.01(b), the Lender, any holder of a Note (the identity of which, if other than the Collateral Agent, shall if known to Borrower be disclosed by the Borrowers to each Rating Agency), the Collateral Agent or any Secured Party may, with the prior written consent of the Controlling Party, bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser at any sale under
Section 10.01(b) shall be entitled, for the purpose of making payment for the property purchased, to use such Note in order that there may be credited thereon the sums payable out of the net proceeds of such sale to any such holder, and thereupon such purchaser shall be credited on account of such purchase price with the portion of such net proceeds that shall be applicable to the payment of, and shall have been credited upon, the Note so used.

          (e) Each of the Collateral Agent (with the prior written consent of the Controlling Party) and the Controlling Party may exercise at the Borrowers' expense any and all rights and remedies of the Borrowers under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements.

     SECTION 10.02.  Receipt of Payments in Trust.  All payments received by
                     ----------------------------
the Borrowers, Tyco Toys, the Parent, Tyco

Manufacturing, the Servicer, the Lender or the Operating Agent under or in connection with the Borrower Collateral shall be received in trust for the benefit of the Collateral Agent and FSA, shall be segregated from other funds of such party and shall be forthwith paid over to the applicable Lockbox Account in the same form as so received (with any necessary endorsement).

     SECTION 10.03.  Application of Proceeds.  Any cash, certificates,
                     -----------------------
instruments, securities and other assets or property held by or on behalf of the Collateral Agent and FSA as Borrower Collateral, whether from Transferred Receivables or otherwise, and all cash proceeds, certificates instruments, securities and other assets or property received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Borrower Collateral, after the Commitment Termination Date shall be applied as set forth in Section 6.05. Any surplus of such cash or cash proceeds, certificates, instruments, securities and other assets or property held by or on behalf of the Collateral Agent after the Commitment Termination Date and after such application shall be disposed of in accordance with Section 6.08.

     SECTION 10.04.  Exercise of Remedies.  No failure or delay on the part of
                     --------------------
the Collateral Agent or FSA to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrowers, the Servicer, the Lender or the Operating Agent, on the one hand, and the Collateral Agent or FSA, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Collateral Agent or the Secured Parties would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

     SECTION 10.05.  Severability of Remedies.  The invalidity of any remedy in
                     ------------------------
any jurisdiction shall not invalidate such remedy in any other jurisdiction. The invalidity or unenforceability of the remedies herein provided in any jurisdiction shall not in any way affect the right of the enforcement in such jurisdiction or elsewhere of any of the other remedies herein provided.

     SECTION 10.06.  Waiver of Appraisement.  Each of the Borrowers and the
                     ----------------------
Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where Borrower Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Borrower Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrowers and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets comprising the Borrower Collateral marshalled upon any such sale, and agrees that the Collateral Agent, FSA or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Borrower Collateral as an entirety or in such parcels as the Collateral Agent, FSA or such court may determine.

     SECTION 10.07.  Power of Attorney.  Each of the Borrowers and the Servicer
                     -----------------
hereby irrevocably appoints each of the Collateral Agent and FSA its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article X, including with the following powers:
(a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Borrower Collateral in connection with any sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrowers and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant to the other provisions of this Agreement, and (d) to sign any agreements, orders or other documents in connection with or pursuant to this Agreement and any Related Document. Nevertheless, if so requested by the Collateral Agent or a purchaser of Borrower Collateral, the Borrowers shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent, FSA or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

     SECTION 10.08.  Continuing Security Interest.  This Agreement shall create
                     ----------------------------
a continuing security interest in the Collateral until the satisfaction of
Section 6.08 of this Agreement.

                                  ARTICLE XI

                              SUCCESSOR SERVICER

     SECTION 11.01.  Servicer Not to Resign.  The Servicer shall not resign
                     ----------------------
from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law, and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Lender, the Collateral Agent, FSA and the Operating Agent. No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

     SECTION 11.02.  Appointment of the Successor Servicer.  In connection with
                     -------------------------------------
the termination of the Servicer's responsibilities under this Agreement pursuant to Sections 7.10, 9.02 or 11.01, the Operating Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not its obligations under Section 12.02) under this Agreement (and except that the Operating Agent makes no representations and warranties pursuant to Section 4.03), or (b) prior to or simultaneous with any such termination, appoint a successor servicer to the Servicer which shall be acceptable to the Collateral Agent and FSA and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Operating Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment as Successor Servicer. In selecting a Successor Servicer, the Operating Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Operating Agent, FSA and the Collateral Agent an instrument in form and substance acceptable to the Operating Agent, FSA and the Collateral Agent.

     SECTION 11.03.  Duties of the Servicer.  At any time following the
                     ----------------------
appointment of a Successor Servicer:

          (a) The Servicer agrees that it will terminate its activities as Servicer hereunder in a manner acceptable to the Collateral Agent and FSA so as to facilitate the transfer of servicing to the Successor Servicer including, without limitation, timely delivery (i) to the Collateral Agent of any funds that were required to be remitted to the Collateral Agent for deposit in the Lockbox Accounts, and (ii) to the Successor Servicer, at a place selected by the Successor Servicer, of all Servicing Records and other information with respect to the Transferred Receivables. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (b) The Servicer shall terminate each Sub-Servicing Agreement that may have been entered into and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interest therein or to have replaced the Servicer as a party to any such Sub-Servicing Agreement.

     SECTION 11.04.  Effect of Termination or Resignation.  Any termination or
                     ------------------------------------
resignation of the Servicer under this Agreement shall not affect any claims that the Borrowers, the Collateral Agent, the Lender, FSA or the Operating Agent may have against the Servicer for events occurring or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                  ARTICLE XII

                                INDEMNIFICATION

     SECTION 12.01.  Indemnities by the Borrowers.
                     ----------------------------

          (a) Without limiting any other rights that the Collateral Agent, the Lender, the Operating Agent, the Liquidity Agent, any Liquidity Lender, FSA, the Letter of Credit Agent or any Letter of Credit Provider or any director, officer, employee or agent of such party (each an "Indemnified Party") may have hereunder or under applicable law or that FSA may have under the Insurance and Indemnity Agreement, each Borrower hereby agrees to indemnify by payment pursuant to the next sentence each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to (i) any breach of the Borrowers' obligations under this Agreement, (ii) the financing or the pledge of the Transferred Receivables, or
(iii) any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting solely from gross negligence, acts in bad faith or willful misconduct on the part of such Indemnified Party. Without limiting or being limited by the foregoing, the Borrowers shall pay within 5 Business Days after demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

          (A) reliance on any representation or warranty made or deemed made by the Borrowers (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Borrowers pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered;

          (B) the failure by the Borrowers to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the nonconformity of any Transferred Receivable or its related Contract with any such applicable law, rule or regulation; or

          (C) the failure to vest and maintain vested in the Borrowers legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim or Restrictions on Transferability (except as permitted hereunder) whether existing at the time of the purchase of such Receivable or at any time thereafter, and to maintain or transfer to the Collateral Agent a first priority, perfected security interest therein.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.01 not paid in accordance with Article VI, to the extent that funds are available therefor in accordance with the provisions of Article VI, shall be paid to the Indemnified Party within five Business Days following demand therefor.

          (c) The Borrowers shall have the right at any time during which any claim is pending to select counsel to defend and settle any such claim so long as in any such event the Borrowers shall have stated in a writing delivered to the applicable Indemnified Party that, as between the Borrowers and such Indemnified Party, the Borrowers are responsible to such Indemnified Party with respect to such claim, subject however to the exclusion at the end of the first sentence of Section 12.01(a); provided, however, that if an Indemnified Party
                              --------  -------
shall have been advised by its counsel that there are legal defenses available to such Indemnified Party that are different from or additional to those available to any of the Borrowers which, in the reasonable opinion of such counsel, are sufficient to make it undesirable for the same counsel to represent both such Indemnified Party and any of the Borrowers, such Indemnified Party shall have the right to employ its own counsel in such action, and in such event, the reasonable fees and disbursements of such counsel shall be paid by the Borrowers. If the Borrowers shall fail to assume the defense of any claim in accordance with the terms of this indemnity, the relevant Indemnified Party shall have the right to select counsel and control the defense of such claim; provided, however, that no Indemnified Party shall
                           --------  -------
settle any such claim without the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

     SECTION 12.02.  Indemnities by the Servicer.
                     ---------------------------

          (a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law or that FSA may have under the Insurance and Indemnity Agreement, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Servicer's obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting or being limited by the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Servicer pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered; or

               (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the imposition of any Adverse Claim or Restrictions on Transferability (except as permitted hereunder) with respect to a Transferred Receivable as a result of the Servicer's actions hereunder.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the

Indemnified Party within five Business Days following demand therefor.

                                 ARTICLE XIII

                                OPERATING AGENT

     SECTION 13.01.  Authorization and Action.  The Operating Agent may take
                     ------------------------
such action and carry out such functions under this Agreement as are delegated to it by the terms hereof, pursuant to the Operating Agent Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto;

provided, that the duties of the Operating Agent shall be determined solely by
- --------
the express provisions of this Agreement, and other than the duties set forth in
Section 13.02, any permissive right of the Operating Agent hereunder shall not be construed as a duty.

     SECTION 13.02.  Reliance, etc.  None of the Operating Agent, any Affiliate
                     -------------
thereof nor any of their respective directors, officers, agents or employees will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Program Documents or the Related Documents, except when caused solely by their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Servicer and the Lender hereby acknowledge and agree that the Operating Agent, subject to the terms of the Insurance and Indemnity Agreement, (a) acts as agent hereunder for the Lender and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrowers, the Parent or any Affiliate thereof, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation hereunder and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement, the Program Documents or the Related Documents (other than representations, warranties and covenants made in the Insurance and Indemnity Agreement), (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Program Documents or Related Documents on the part of the Borrowers, the Servicer or the Lender or to inspect the property (including the books and records) of the Borrowers, the Servicer or the Lender, (e) shall not be responsible to the Borrowers, the Servicer or the Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto (including the

Related Documents), (f) shall incur no liability under or in respect of this Agreement, the Program Documents or the Related Documents by acting upon any notice or communication (including a communication by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters.

     SECTION 13.03.  GE Capital and Affiliates.  GE Capital and its Affiliates
                     -------------------------
may generally engage in any kind of business with the Borrowers, the Parent, the Servicer, the Lender or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of such parties or any of their respective Affiliates, all as if GE Capital were not the Operating Agent, and without the duty to account therefor to the Borrowers, the Parent, the Servicer, the Lender or any other Person.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     SECTION 14.01.  Notices, Etc.   All notices and other communications
                     ------------
provided for hereunder, unless otherwise stated herein, shall be in writing and mailed by registered mail or telecommunicated, or delivered as to each party hereto, at its address set forth on Schedule 6 or at such other address as shall be designated by such party in a written notice to the other parties hereto.
All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

     SECTION 14.02.  Binding Effect; Assignability.
                     -----------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Servicer, the Lender, FSA, the Operating Agent and their respective permitted successors and assigns. Neither the Borrowers nor the Servicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Lender, FSA, the Collateral Agent, FSA and the Operating Agent and unless each Rating Agency shall have confirmed in writing to the Lender and the Operating Agent that such assignment would not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper. The Lender, the Collateral Agent, and the Operating Agent may, at any time, without the consent of the Borrowers, or the Servicer or any of their respective Affiliates but subject to the approval of FSA, assign any of their respective rights and obligations hereunder or interest herein to any Person which is an Affiliate and, with the consent of the Borrowers, to any other Person. Notwithstanding the foregoing, FSA shall have the right to give participation in its rights under this Agreement and to enter into contracts of reinsurance with respect to each of the Policies upon such terms and conditions as FSA may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve FSA of any of its obligations hereunder or under the Policies.

          In addition, and notwithstanding the foregoing, FSA shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the transactions contemplated under this Agreement and the Related Documents or the obligations of FSA in connection therewith any rights of FSA under this Agreement or the Related Documents or with respect to any real or personal property or other interests pledged to FSA, or in which FSA has a security interest, in connection with the transactions contemplated under this Agreement and the Related Documents.

          (b) Except as provided herein with respect to assignees, participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any holders of commercial paper issued by the Lender, other than FSA, against the Borrowers, the Lender, the Servicer, the Operating Agent or the Collateral Agent, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Borrowers, the Parent or the Servicer or any of their respective Affiliates. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with
                              --------
respect to any breach of any representation and warranty made by the Borrowers, the Servicer or the Lender pursuant to Article IV and the indemnification and payment provisions of Article XII shall be continuing and shall survive any termination of this Agreement.

     SECTION 14.03.  Costs, Expenses and Taxes.
                     -------------------------

          (a) In addition to the rights of indemnification under Article XII hereof, each Borrower agrees to pay upon demand all reasonable costs and expenses and taxes (excluding income and similar taxes) incurred by the Lender, the Operating Agent or the Collateral Agent ("Other Costs") in connection with the administration (including periodic auditing, Rating Agency requirements, modification and amendment) of this Agreement, the Related Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, the Operating Agent and the Collateral Agent with respect thereto and with respect to advising the Lender, the Operating Agent or the Collateral Agent as to its rights and remedies under this Agreement, the Related Documents and the other agreements executed pursuant hereto. Each Borrower further agrees to pay within five Business Days after demand all reasonable costs, counsel fees and expenses in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement, the Related Documents and the other agreements and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of such agreements and documents by FSA and the enforcement of rights under this Section 14.03 in accordance with the provisions of Article VI to the extent that funds are available therefor in accordance therewith.

          (b) In addition, each Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Related Documents or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (c) In the event that the Operating Agent determines that any of the costs referred to in paragraphs (a) or (b) above were in any part incurred on behalf of, or are attributable to the actions of, borrowers or sellers under Other Funding Agreements, the Borrowers shall have no liability hereunder in excess of the Borrowers' Share of such costs.

          (d) If the Borrowers or the Servicer fails to perform any agreement or obligation contained herein within 5 days after demand therefor by the Lender, the Lender, the Collateral Agent, FSA or the Operating Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of such party incurred in connection therewith shall be payable by the party which has failed to so perform upon the such party's demand therefor.

     SECTION 14.04.  No Proceedings.  Each of the Borrowers and the Servicer
                     --------------
each hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, against the Lender any proceeding of the type referred to in
Section 9.01(c) (except that such action or event shall be taken by or occur with respect to the Lender, rather than by or to the other parties mentioned in such Section) so long as there shall not have elapsed one year plus one day since the latest maturing Commercial Paper have been paid in full in cash.

     SECTION 14.05.  Amendments; Waivers; Consents.  No modification, amendment
                     -----------------------------
or waiver of or with respect to any provision of this Agreement, the Related Documents or any other agreements, instruments and documents delivered pursuant hereto, nor consent to or waiver of any departure by the Borrowers or the Servicer from any of the terms or conditions thereof, shall be effective unless it shall be in writing, signed by each of the parties hereto and approved in writing by FSA. No modification, amendment or waiver of or with respect to the Credit and Collection Policies shall be effective unless it shall be in writing and approved in writing by the Operating Agent and FSA. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower, the Parent or the Servicer or any of their respective Affiliates in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Borrower, the Lender, the Operating Agent, the Collateral Agent and the Servicer and supersede all prior agreements and understandings relating to the subject hereof.

     SECTION 14.06.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                     ------------------------------------------------------
TRIAL.
- -----

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          (b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESSES SET FORTH ON THE ATTACHED SCHEDULE 6, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION
                   --------------------
INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 14.06(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION. COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SCHEDULE 6 TO THIS AGREEMENT AND THAT

SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PERSON'S ACTUAL RECEIPT THEREOF.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     SECTION 14.07.  Execution in Counterparts; Severability.  This Agreement
                     ---------------------------------------
may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not in any way be affected or impaired thereby in such jurisdiction and the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not be impaired thereby in any other jurisdiction.

     SECTION 14.08.  Descriptive Headings.  The descriptive headings of the
                     --------------------
various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 14.09.  Deemed Good Faith.  Any party shall be deemed to have
                     -----------------
acted in good faith in the exercise of any discretion under this Agreement if it exercises such discretion at the request of or in furtherance of a request of a Rating Agency.

     SECTION 14.10.  The Borrowers.  In this Agreement:
                     -------------

          (a) any obligation, duty, liability, warranty or covenant which relates to either Borrower shall be a joint and several obligation, duty, liability, warranty or covenant of each Borrower;

          (b) any right of the Borrowers to take any action not arising out of an obligation, exercise any rights or give any notice, shall be deemed to have been taken, exercised as given, as the case may be, by both Borrowers, if it is so taken, exercised or given by either Borrower; and

          (c) notwithstanding any requirement to give notices or instruments to both Borrowers, any notice or instrument given to either Borrower shall be deemed to have been given to both Borrowers.

     SECTION 14.11.  Financing Statements.  All UCC-1's, UCC-2's, UCC-3's, and
                     --------------------
all other financing statements, termination statements, statements of release or other similar instruments and documents described in Section 3.01 shall be released to the Operating Agent directly upon this Agreement's becoming effective pursuant to the terms hereof. The Operating Agent hereby agrees to duly and properly file each of the foregoing in the appropriate offices of the jurisdictions indicated above, in accordance with the UCC or any other applicable law, as soon as is practicable, and in no event later than three Business Days after the Effective Date.

     SECTION 14.12.  Intercreditor Agreement.  This Agreement shall be subject
                     -----------------------
to the terms of the Intercreditor Agreement.

     SECTION 14.13.  The Note.  The Note has been issued to the Lender,
                     --------
and the Lender, by receipt of the Note, acknowledges that it has not acquired the Note with a view to resell or redistribute the Note or any interest therein.

     SECTION 14.14  Limited Recourse.  The obligations of Redwood under this
                    ----------------
Agreement and all Related Documents are solely the corporate obligations of Redwood. No recourse shall be had for the payment of any amount owing in respect of Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any shareholder, employee, officer, director, agent or incorporator of Redwood. Any accrued obligations owing by Redwood under this Agreement shall be payable by Redwood solely to the extent that funds are available therefor from time to time in accordance with the provisions of Article VI of the Collateral Agent Agreement and Article VI of this Agreement (and such accrued obligations shall not be extinguished until paid in full).

IN WITNESS WHEREOF, the parties have caused this Receivables Funding and Servicing Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    TYCO INDUSTRIES, INC.


                                    By /s/ R. Michael Kennedy, Jr.
                                       Name: R. Michael Kennedy, Jr.
                                       Title: Senior V.P.

                                    Address: 6000 Midlantic Drive
                                             Mt. Laurel, New Jersey  08054
                                    Attention: Chief Financial Officer
                                    Phone number: (609) 840-1243
                                    Telecopier number: (609) 273-2885

                                    REDWOOD RECEIVABLES CORPORATION


                                    By /s/ Walter J. Owens
                                    Name: Walter J. Owens
                                    Title: Assistant Treasurer

                                    Address: c/o General Electric Capital
                                             Corporation
                                             501 Merritt Seven - Third Floor
                                             Norwalk, Connecticut  06851
                                    Attention: Vice President -
                                               Portfolio/Tyco
                                    Phone number: (203) 840-4544
                                    Telecopier number: (203) 840-4740

                                    TYCO FUNDING I CORPORATION


                                    By /s/ Anthony Di Michele
                                    Name: Anthony di Michele
                                    Title: President & CFO

                                    Address: 6000 Midlantic Drive - Room 400
                                             Mt. Laurel, New Jersey  08054
                                    Attention: Chief Financial Officer
                                    Phone number: (609) 840-2159
                                    Telecopier number: (609) 273-2885

                                    TYCO FUNDING II CORPORATION


                                    By /s/ Anthony Di Michele
                                       Name: Anthony Di Michele
                                       Title: President & CFO

                                    Address: 6000 Midlantic Drive - Room 400
                                             Mt. Laurel, New Jersey 08054
                                    Attention: Chief Financial Officer
                                    Phone number: (609) 840-2160
                                    Telecopier number: (609) 273-2885


                                    FINANCIAL SECURITY ASSURANCE, INC.


                                    By /s/ Scott D. Gordon
                                       Name: Scott D. Gordon
                                       Title: Managing Director

                                    Address: 350 Park Avenue
                                             New York, New York  10022
                                    Attention: Senior Vice President -
                                               Surveillance
                                    Phone number: (212) 826-0100
                                    Telecopier number: (212) 339-3518


                                    GENERAL ELECTRIC CAPITAL CORPORATION
                                    as Operating Agent and Collateral Agent

                                    By /s/ Catharine L. Midkiff
                                       Name: Catharine L. Midkiff
                                       Title: VP - Commercial Finance

                                    Address: 501 Merritt Seven - Third Floor
                                             Norwalk, Connecticut  06851
                                    Attention: Vice President -
                                               Portfolio/Tyco
                                    Phone number: (203) 840-4544
                                    Telecopier number: (203) 840-4740

                                                                      Schedule 1
                                                                      ----------


                              Concentration Limits
                              --------------------



                             Short Term Rating*         Concentration Limit
Obligor                           Requirement           Percentage or Amount
- -------                      -----------------          --------------------

Toys 'R' Us Inc.             A-1 and P-1                 The lesser of $100
                                                          million and 60%

                             A-2 and P-2                          8%

                             Any other rating                     2%


Walmart                      A-1 and P-2                         20%
Stores, Inc.

                             A-2 and P-2                          8%

                             Any other rating                     2%


The K-Mart Corporation       A-2 and P-2                          6%

                             Any other rating                     2%


Target Stores                A-1 and P-2                         10%
(Dayton-Hudson
Corporation)                 Any other rating                     2%


Kay Bee                      A-1 and P-1                          7%
(Melville Corporation)
                             Any other rating                     2%
Any other Obligor                                                 2%

__________________
*   Ratings by S&P and Moody's respectively.

** Subject to the ongoing approval by FSA. Ratings specified are those of the parent (indicated in parenthesis) and then subject to 100% of stock remaining owned by current parent.

                                                                      Schedule 2
                                                                      ----------



                              Contractual Reserves
                              --------------------


1. Cooperative Advertising - Balance of accrued and unpaid liabilities with respect to cooperative advertising allowances earned by Obligor but for which credit memos have not yet been issued

2. Pricing Allowance - Balance of accrued and unpaid liabilities with respect to pricing allowances earned by Obligor but for which credit memos have not yet been issued

3. Warehouse Allowance - Balance of accrued and unpaid liabilities with respect to pricing allowances earned by Obligor but for which credit memos have not yet been issued

                                                                      Schedule 3
                                                                      ----------



                               Excluded Customers
                               ------------------


                                      None

                                     S-3-1

                                                                         Annex A
                                                                         -------
                                                                          to
                                                                          --
                                                                      Schedule 3
                                                                      ----------


                           [Form of Amending Letter]
                            -----------------------


                                                    [Insert Date]

[Borrower]

[Address]
Attention :

Redwood Receivables Corporation
[Address]
Attention:

[Parent]
[Address]
Attention:



     Re: Receivables Funding and Servicing Agreement, dated as of February 24, 1995

Ladies and Gentlemen:

          This notice is given pursuant to the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"), between Redwood Receivables Corporation (the "Lender"), Financial Security Assurance Inc., General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as Collateral Agent (in such capacity, the "Collateral Agent"), [Names of Borrowers] (the "Borrowers") and [Name of Parent] (the "Parent"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Funding Agreement.

          The Operating Agent hereby amended Schedule 3 to the Funding Agreement as follows:

          [The following Obligors are added to Schedule 3 as "Excluded
Customers":

                                       ]

                                    S-3-A1

          [The following customers are removed from Schedule 3:

          The effective date of this amendment to Schedule 3 is ____________, 199_.

                                            Very truly yours,

                                            [Operating Agent]


                                            By:_________________________________
                                            Name:
                                            Title:



                               [Consent of FSA]

                                    S-3-A2

                                                                      Schedule 4
                                                                      ----------



                             INCOME DISCOUNT AMOUNT


Income Discount Amount     =        Borrowing Rate Discount Amount
                                 +  Interest Volatility Discount Amount
                                 +  Unused Facility Fee Discount Amount
                                 +  Servicing Fee Discount Amount

#1     Borrowing Rate      =        Advances Outstanding
         Discount Amount         x  Borrowing Rate
                                 x  Liquidation Term Factor

#2     Interest Volatility =        Advances Outstanding
         Discount Amount         x  Interest Volatility Percentage
                                 x  Liquidation Term Factor

#3     Unused Facility Fee =        Unused Facility Amount
         Discount Amount         x  Unused Facility Fee Rate
                                 x  Liquidation Term Factor

#4     Servicing Fee       =        Outstanding Balances of Transferred
         Discount Amount            Receivables
                                 x  Servicing Fee Rate
                                 x  Liquidation Term Factor

#5     Borrowing Rate      =        Daily Borrowing Rate (see Schedule 5)
                                 x  360

#6     Liquidation Term    =        Expected Liquidation Period/360
         Factor

#7     Unused Facility     =        Maximum Facility Commitment
         Amount                  -  Advances Outstanding

       "Expected Liquidation Period" means the product of (i) the weighted
        ---------------------------
average number of days from the date of the Borrowing Base Certificate to the invoice due date for the Outstanding Balance of Transferred Receivables and (ii) 2.

       "Interest Volatility Percentage" means the maximum increase in interest
        ------------------------------
rates anticipated over the Expected Liquidation Period, as determined from time to time by the Collateral Agent in no event less than .50%.

                                     S-4-1

                                    EXAMPLE

Income Discount Amount =


            Borrowing Rate Discount Amount      = $440,157
          + Interest Volatility Discount Amount =    6,333
          + Unused Facility Fee Discount Amount =   15,833
          + Servicing Fee Discount Amount       =   70,932
                                                  --------
                                                  $533,255
                                                  ========


Input Table:
- -----------

A.   Outstanding Balance of Transferred Receivables:  $64,000,000
B.   Maximum Facility Commitment:  $60,000,000
C.   Advances Outstanding:  $40,000,000
D.   Daily Borrowing Rate:  0.01931%
E.   Unused Facility Fee Rate:  0.50%
F.   Servicing Fee Rate:  0.70%
G.   Average expected term to liquidate Receivables:  57 days
H.   Interest Volatility Percentage:  0.1%

Calculations:
- ------------


#7.  Unused Facility      =      B - C
     Amount               =      $60,000,000 - $40,000,000
                          =      $20,000,000
                                 -----------

#6.  Liquidation Term     =      G / 360
     Factor               =      57 / 360
                          =      0.15833
                                 -------

#5.  Borrowing Rate       =      D x 360
                          =      0.01931% x 360
                          =      6.95%
                                 -----

#1.  Borrowing Rate       =      C x #5 x #6
     Discount Amount      =      $40,000,000 x 6.95% x 0.15833
                          =      $440,157
                                 --------

#2.  Interest Volatility  =      C x H x #6
     Discount Amount      =      $40,000,000 x 0.1% x 0.15833
                          =      $6,333
                                 ------

#3.  Unused Facility Fee  =      #7 x E x #6
     Discount Amount      =      $20,000,000 x 0.5% x 0.15833
                          =      $15.833
                                 -------

#4.  Servicing Fee        =      A x F x #6
     Discount Amount      =      $64,000,000 x 0.7% x 0.15833
                          =      $70,932
                                 -------

                                     S-4-2

                                                                      Schedule 4

                       INCOME DISCOUNT AMOUNT CALCULATION

                            Tyco Funding Corp. (TFC)

C14.   BORROWING RATE DISCOUNT AMOUNT:
       ------------------------------

C14a.  Daily Yield/Interest Expense Due ($0/S Loan x (CP Rate + 1.255 Margin))
       ___________                                                            __
C14b.  BOD Advances Outstanding                                      ___________

C14b1. Borrower Default Margin (Defined in Loan Docs)                ___________

C14c.  Annualized Yield/Interest Rate (((C14a/C14b)*360)+C14b1)      ___________

C14d.  Liquidation Term in Days (Determined by Time of Year, days until due plus
       60)  (A)                                           ___________
C14e.  Liquidation Term Factor (C14d/360)                            ___________

C14f.  BORROWING RATE DISCOUNT AMOUNT (C14b*C14c*C14e)               ___________

C15.   INTEREST VOLATILITY DISCOUNT AMOUNT:
       -----------------------------------
C15a.  Interest Volatility Percentage (Determined by stability in the CP market)
       ___________
C15b.  INTEREST VOLATILITY DISCOUNT AMOUNT (C14b*C14e*C15a)          ___________

C16.   UNUSED FACILITY FEE DISCOUNT AMOUNT:
       -----------------------------------

C16a.  Maximum Facility Commitment                                   ___________

C16b.  Unused Facility Fee Rate                                      ___________

C16c.  UNUSED FACILITY FEE DISCOUNT AMOUNT ((C16a-C14b)*C16b*C14e)   ___________

                                     S-4-3

C17.   SERVICING FEE DISCOUNT AMOUNT:
       -----------------------------

C17a.  BOD Outstanding Balance of Transferred Receivables            ___________

C17b.  Servicing Fee Rate (Defined in Loan Docs)                     ___________

C17c.  SERVICING FEE DISCOUNT AMOUNT (C17a*C17b*C14e)                ___________

C18.   INCOME DISCOUNT AMOUNT (C14f+C15b+C16c+C17c)
                                                                     ===========

(A) This number is determined by the time of year and taken from the loan documents

                                     S-4-4

                                                                      Schedule 5
                                                                      ----------

                          DETERMINATION OF "INTEREST"

MONTHLY INTEREST EXPENSE     = SUM OF DAILY INTEREST FOR THE SETTLEMENT PERIOD

#1)  Daily Interest          = Daily Borrowing Rate x Advances Outstanding on
                               the preceding day

#2)  Daily Borrowing Rate:

     (a)  Pre-Termination    = Daily Interest Rate + Daily Margin

     (b)  Post-Termination   = Daily Interest Rate + Daily Margin + Daily
                               Default Margin

#3)  Daily Interest Rate     = [Daily Weighted Average CP Rate + Daily Weighted
                               Average Liquidity Rate] x Redwood Funding Factor

#4)  Daily Weighted Average
     CP Rate                 = [Commercial Paper Outstanding/Senior Debt] x
                               [Weighted Average CP Rate/360]

#5)  Weighted Average
     CP Rate                 = Average of CP Rates for all tranches of CP
                               Outstanding issued by Redwood, weighted by
                               CP Outstanding in each tranche

#6)  Daily Weighted Average
     Liquidity Rate          = [Liquidity Loans Outstanding/Senior Debt] x
                               [Weighted Average Liquidity Rate/360 Days]

#7)  Weighted Average        = Average of Liquidity Rates (being Liquidity Rate
                               the greater of NYCHA Prime or 30 Day CP + 1.00%)
                               of Liquidity Loans Outstanding weighted by the
                               amount of each Liquidity Loan

#8)  Daily Margin and
     Daily Default Margin    = 1.30% and 2.00% respectively/360 Days

#9)  Senior Debt             = CP Outstanding + Liquidity Loans Outstanding


                                     S-5-1

#10) Redwood Funding Factor  = Total Debt/Total Fundings Outstanding



Definitions
- -----------

          "Redwood Debt" means, at any time, the aggregate of the Lender's
           ------------
Senior Debt, plus LOC Draws Outstanding, minus LOC Deposits for all RFCs at such time.

          "RFC" means a receivables financing company that either sells
           ---
receivables to the Lender, or makes borrowings from the Lender secured by receivables.

          "Total Fundings Outstanding" means, at any time, the aggregate of the
           --------------------------
Advances Outstanding at such time, plus the amounts corresponding to Advances Outstanding for all other RFCs that have pledged receivables as collateral for such advances from the Lender at such time, plus the purchases outstanding for all other RFCs as sellers of receivables to the Lender at such time.

                                     S-5-2

Tyco Funding Corporation                                        Example for
Determination Of Interest                                        Schedule 5


          Input Table
          -----------

A         Advances Outstanding - Tyco                                 30,000,000

B         Other Advances Outstanding
                                                                      10,000,000
C         Weighted Average CP Interest Rate on                           6,0000%
          C/S

D         Daily Margin                                                   1,2500%

E         Default Margin                                                 2,0000%

F         Commercial Paper Outstanding                                40,000,500

G         Liquidity Loans
          Outstanding                                                          0

H         NYCGA Prime Rate                                               8,5000%

I         CP 30 Day Rate                                                 5,8900%

        Calculations:
        ------------

   1)   Daily Interest             Daily Borrowing Rate                  0.0201%
                                        X
                                   Advances O/S                       30,000,000
                                                                   -------------
                                                                        6,041.73
                                                                   =============

   2)   Daily Borrowing Rate            Daily Interest Rate              0.0167%
                                        +
                                   Daily Margin                          0.0035%
                                                                     -----------

   3)   Daily Interest Rate             Daily WA CP Rate                 0.0167%
                                        X
                                   Redwood Funding Factor              1.0000125
                                                                     -----------
                                                                         0.0167%
                                                                     ===========

   4)   Daily Weighted  Average         CP Outstanding                40,000,500
        CP Rate                         /
                                   Senior Debt                        40,000,500
                                        X
                                   WA CP Rate                            6.0000%
                                        /
                                   360 days                                  360
                                                                     -----------
                                                                         0.0167%
                                                                     ===========

                                     S-5-3


   5)   Daily Weighted  Average         Liquidity Loans O/S                    0
        Liquidity Rate                  /
                                   Senior Debt                        40,000,500
                                        X
                                   Liquidity Rate                        9,5000%
                                        /
                                   360 days                                  360
                                                                     -----------
                                                                               0
                                                                     ===========

   6)   Liquidity Rate             (> of NYCHA Prime or                  8.5000%
        Only If in Liquidation          30 day CP)                       5.8900%
                                        +
                                      1.0000%                            1.0000%
                                                                     -----------
                                                                         9.5000%
                                                                     -----------

   7)   Daily Margin               Daily Margin / 360                    0.0035%
                                                                     ===========

        Daily Default Margin            Default Margin / 360             0.0056%
                                                                     ===========

   8)   Senior Debt                CP Outstanding                     40,000,500
                                        +
                                   Liquidity Outstanding                       0
                                                                     -----------
                                                                      40,000,500
                                                                     ===========

   9)   Redwood Funding Factor          Total Debt                    40,000,500
                                        /
                                   Total Fundings
                                   Outstanding                        40,000,000
                                                                     -----------
                                                                       100,0013%
                                                                     ===========

                                     S-4-4

                                                                      Schedule 6
                                                                      ----------



     Addresses for Notice and Other Offices of the Borrowers


To:  Tyco Funding I Corporation
Address: 6000 Midlantic Drive - Room 400
Mt. Laurel, New Jersey  08054
Attention: Chief Financial Officer
Phone number: (609) 840-2159
Telecopier number: (609) 273-2885


To:  Tyco Funding I Corporation
Address: 6000 Midlantic Drive - Room 400
Mt. Laurel, New Jersey  08054
Attention: Chief Financial Officer
Phone number: (609) 840-2159
Telecopier number: (609) 273-2885


To FSA:  Financial Security Assurance Inc.
350 Park Avenue
New York, NY  10022
Attention:  Surveillance Department
Telex No.: (212) 688-3101
Confirmation:  (212) 826-0100
Telecopy Nos.: (212) 339-3518
              (212) 339-3529

(in each case in which notice or other communication to FSA refers to Termination Event, an Event of Servicer Termination, a claim on the Policy or with respect to which failure on the part of FSA to respond shall be deemed to constitute consent or acceptance, then copies of such notice or other communication should also be sent to the attention of the General Counsel and the Head--Financial Guaranty Group "URGENT MATERIAL ENCLOSED.")

                                                                      Schedule 7
                                                                      ----------



           Former Names, assumed names, "dba" names of the Borrowers


                                      None

                                                                      Schedule 8
                                                                      ----------



                     List of Lockboxes and Lockbox Accounts

                                                                      Schedule 9
                                                                      ----------


                       CALCULATION OF DILUTION PERCENTAGE

          The Dilution Percentage means, calculated during any month shown in Column A of the table below, a fraction (expressed as a percentage), the numerator of which is the sum of the Variable Dilutions for the months (inclusive) shown in Column B of the table below corresponding to the month shown in Column A (and if calculated on any day during the month other than the last day, for the cumulative number of days to the corresponding day in the last month in Column B), and the denominator of which is the sum of the Outstanding Balance of all Transferred Receivables generated during the immediately preceding months shown in Column C of the table below corresponding to the month shown in Column A (and if calculated at any day during the month other than the last day, for the cumulative number of days to the corresponding day in the last month in Column C).


Column A                Column B                    Column C

CALCULATED              VARIABLE                    OUTSTANDING BALANCE OF
- ----------              --------                    ----------------------
DURING THE              DILUTIONS                   TRANSFERRED RECEIVABLES
- ----------              ---------                   -----------------------
MONTH OF:                                           GENERATED
- ---------                                           ---------

January                 December and                June and July
                        January


February                December to                 June to August
                        February


March                   December to                 June to September
                        March


April                   December to                 June to October
                        April

May                     December to                 June to November
                        May


June                    June                        December




July                    June and July               December and January


August                  June to                     December to February
                        August


September               June to                     December to March
                        September


October                 June to October             December to April


November                June to                     December to May
                        November


December                December                    June




                                    EXAMPLE
                                    -------

          This example is provided by way of illustration only, does not cover all possible situations and does not restrict the calculation of Dilution Percentage above.

          If the Dilution Percentage is calculated as at January 20, 1995, the sum of the Variable Dilutions from December 1, 1994 to January 20, 1995 is divided by the sum of the Outstanding Balance of Transferred Receivables recorded from June 1, 1994 to July 20, 1994. If July 20, 1994 had fallen on a day other than a Business Day, the recorded Variable Dilutions and Transferred Receivables at July 20 would have been equal to the balances generated on the immediately preceding Business Day and no adjustment would be made.

                                               Exhibit A
                                                  to
                                           Funding Agreement

                [FORM OF BORROWER NOTICE - Request for Advance]

                                [Insert Date]

Redwood Receivables Corporation
[Address]
Attention:

General Electric Capital Corporation,
     as Operating Agent
[Address]
Attention:

     Re: Receivables Funding and Servicing Agreement, dated as of February 24, 1995

Ladies and Gentlemen:

          This notice is given pursuant to Section 2.03(b) of the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"), between Redwood Receivables Corporation (the "Lender"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Liquidity Agent") and as Collateral Agent for the Lender Secured Parties (in such capacity, the "Collateral Agent"), [Name of Borrower] (the "Borrower") and [Name of Parent] (the "Parent") and Financial Security Assurance Inc. Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Funding Agreement.

          The Borrower hereby requests that the Lender make an Advance to the Borrower on ___________, 19__ pursuant to Section 2.01 of the Funding Agreement in the amount of $____________ to be disbursed to the Borrower in accordance with Section 2.04 of the Funding Agreement. The Borrower hereby confirms that the conditions set forth in Section 3.02 of the Funding Agreement for the making of such Advance have been met.

                                    Very truly yours,

                                    [NAME OF BORROWER]


                                    By:____________________________
                                    Name:
                                    Title:

               [FORM OF BORROWER NOTICE - Repayment of Advance]



                                 [Insert Date]


Redwood Receivables Corporation
[Address]
Attention:

General Electric Capital Corporation,
     as Operating Agent
[Address]
Attention:

     Re: Receivables Funding and Servicing Agreement, dated as of February 24, 1995

Ladies and Gentlemen:

          This notice is given pursuant to Section 2.03(b) of the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"), between Redwood Receivables Corporation (the "Lender"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent for the Lender Secured Parties (in such capacity, the "Collateral Agent"), [Names of Borrowers] (the "Borrowers"), [Name of Parent] (the "Parent") and Financial Security Assurance Inc. Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Funding Agreement.

          The Borrower hereby notifies the Lender, FSA and the Operating Agent that on ___________, 19__ (which is a Business Day) the Borrower intends to repay $__________ of Advances currently outstanding to the Borrower pursuant to
Section 2.06(b) of the Funding Agreement, including (i) all Interest accrued on the principal amount of Advances being repaid through the date of repayment, and
(ii) any and all Breakage Costs payable under Section 2.11 of the Funding Agreement.

                                     Very truly yours,

                                     [NAME OF BORROWER]

                                     By:____________________________
                                     Name:
                                     Title:

              [FORM OF BORROWER NOTICE - Reduction of Commitment]



                                 [Insert Date]


Redwood Receivables Corporation
[Address]
Attention:

General Electric Capital Corporation,
     as Operating Agent
[Address]
Attention:

     Re: Receivables Funding and Servicing Agreement, dated as of February 24, 1995

Ladies and Gentlemen:

          This notice is given pursuant to Section 2.03(b) of the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"), between Redwood Receivables Corporation (the "Lender"), and Financial Security Assurance Inc. ("FSA"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent"), [Names of Borrowers] (the "Borrowers") and [Name of Parent] (the "Parent"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Funding Agreement.

          The Borrower hereby irrevocably notifies the Lender, FSA and the Operating Agent pursuant to Section 2.02(a) of the Funding Agreement that on ____________, 19__ (which is a Business Day) the Maximum Facility Commitment shall be reduced to $_________. This reduction is the [first] [second] reduction of the calendar year permitted by Section 2.02(a) of the Funding Agreement. After such reduction, the Maximum Facility Commitment will not be less than the Advances Outstanding [after giving effect to, and conditioned upon, the repayment of Advances set forth in the attached notice].

                                  Very truly yours,

                                  [NAME OF BORROWER]

                                  By:____________________________
                                  Name:
                                  Title:

             [FORM OF BORROWER NOTICE - Termination of Commitment]



                                 [Insert Date]

Redwood Receivables Corporation
[Address]
Attention:

General Electric Capital Corporation,
     as Operating Agent
[Address]
Attention:

     Re: Receivables Funding and Servicing Agreement, dated as of February 24, 1995

Ladies and Gentlemen:

          This notice is given pursuant to Section 2.03(b) of the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"), between Redwood Receivables Corporation (the "Lender"), and Financial Security Assurance Inc. ("FSA"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent"), [Names of Borrowers] (the "Borrowers") and [Name of Parent] (the "Parent"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Funding Agreement.

          The Borrower hereby irrevocably notifies the Lender, FSA and the Operating Agent pursuant to Section 2.02(b) of the Funding Agreement that on ____________, 19__ (which is a Business Day at least 180 days after the date this notice is given) the Maximum Facility Commitment shall be terminated.

                                  Very truly yours,

                                  [NAME OF BORROWER]

                                  By:____________________________
                                  Name:
                                  Title:

                                                   Exhibit B
                                                      to
                                               Funding Agreement

                     [FORM OF BORROWING BASE CERTIFICATE]

                              Tyco Funding Corp.
                          Borrowing Base Certificate

1.     As Of:            ___________
                         ___________
2.     Transferred Receivables - Beginning of Period     __________
3.     Deposit of Customer Collections from ______ to _____________
4.     Deposit of Rejected Amounts from ______ to ______ __________
5.     Newly Transferred Receivables from ______ to _______________
6.     Non-Cash Dilutions                           _________
7.     Transferred Receivables - End of Period           __________

8.     Ineligible Receivables

8a.    61 days past due                            __________
8b.    Credits over 61 days past due                     __________
8c.    Unapplied Cash                              __________
8d.    Code 5                                      __________
8e.    Credit over 61 exceeds total balance              __________
8f.    Invoices with terms greater than 270 days         __________
8g.    Foreign Receivables                         __________
8h.    30% Rule                                    __________
8i.    Bankrupt Customers                          __________
8j.    Other                                       __________

8k.    Total Ineligible Receivables                      __________

9.     Excluded Customers

9a.    Intercompany Receivables                          __________
9b.    Government Receivables                      __________
9c.    Other                                       __________

9d.    Total Excluded Receivables                        __________

10.    Eligible Receivables                        __________
11.    Concentration Discount Amount
12.    Reserve for Co-op Advertising                     __________

13. Reserve for Pricing Allowance
      (including Warehouse Allowance)                    __________
14. Clean Down Retention Amount, if applicable           __________

15. Borrowing Base                                 __________

16. Advance Rate
        (see chart) x Eligible               _________%  __________

17. Income Discount Amount                         __________

18. Accounts Receivable Availability                     __________

19. Advances Outstanding                           __________

20. Advances Available (Borrowing Excess)                ==========

21. Maximum Facility Commitment                          __________

22. Parents Prior 52 Weeks Sales                         __________
23. Prior 52 Weeks Defaults                              __________
24. Prior 52 Weeks Non-Cash Dilutions Other
    than Defaults                                  __________

                                                   Exhibit C
                                                      to
                                               Funding Agreement

                                [FORM OF NOTE]

                              [Name of Borrower]

$[Insert Amount]                                    [Insert Date]

          FOR VALUE RECEIVED, [NAME OF BORROWER], a corporation (the "Borrower"), promises to pay to Redwood Receivables Corporation (the "Lender"), or registered assigns, the principal sum of ______________________________ DOLLARS ($____________ ) or, if less, the unpaid principal amount of the aggregate loans ("Advances") made by the Lender to the Borrower pursuant to the Funding Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in Section 2.06 of the Funding Agreement, and to pay interest on the unpaid principal amount of this Note on each day that such unpaid principal amount is outstanding at the Daily Borrowing Rate as provided in Schedule 5 to the Funding Agreement on the dates specified in Section 2.07 of the Funding Agreement.

          This Note is issued pursuant to the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"), between the Borrowers, [Name of Parent], the Lender, Financial Security Assurance Inc. and General Electric Capital Corporation as agent for the Lender (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent"). Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Funding Agreement.

          Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Funding Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

          Payments of the principal of, premium, if any, and interest on this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds by : a.m. New York City time, in the manner [and
                               ---
at the address] specified for such purpose as provided in Section 2.09 of the Funding Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing by the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

          If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and Interest (calculated at the Daily Borrowing Rate for each day during the period then ending) shall be payable on any principal so extended.

          The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

          The holder hereof may, as provided in Section 14.02 of the Funding Agreement, sell, assign, transfer, negotiate, grant participation in or otherwise dispose of all or any portion of this Note and the indebtedness evidenced by the Note.

          This Note is secured by the security interests granted to the Lender pursuant to Section 8.01 of the Funding Agreement. The holder of this Note is entitled to the benefits of the Funding Agreement and may enforce the agreements of the Borrower contained in the Funding Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Funding Agreement, all in accordance with the terms of the Funding Agreement. If a Termination Event shall occur and be continuing, the unpaid balance of the principal of this Note, together with accrued interest, may be declared and become due and payable in the manner and with the effect provided in the Funding Agreement.

          This Note is made and delivered in New York, New York and shall be governed by, and construed in accordance with, the internal laws (without application of its conflict of laws provisions) of the State of New York.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

                                  Very truly yours,

                                  [NAME OF BORROWER]


                                  By:____________________________
                                  Name:
                                  Title:

                               Schedule to Note

 Date of            Principal       Principal        Outstanding
Advance or          Amount of       Amount of         Principal
Repayment            Advance        Repayment           Amount
- ----------          ---------       ---------        -----------

                                                     Exhibit D
                                                        to
                                                 Funding Agreement

               [FORM OF OFFICER'S CERTIFICATE AS TO INSOLVENCY]


                               [NAME OF PARENT]


                             Officer's Certificate

          I, [Name of Officer], the duly elected [Insert Title] of [Name of Parent] (the "Parent"), hereby certify in connection with the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"; capitalized terms used but not defined in this Officer's Certificate having the meaning set forth in the Funding Agreement), between [Names of Borrowers] (the "Borrowers"), the Parent, Redwood Receivables Corporation (the "Lender"), Financial Security Assurance Inc. ("FSA") and General Electric Capital Corporation, as agent for the Lender (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent"), and for the benefit of the Lender, the Operating Agent, FSA and the Collateral Agent, as follows:

               (1) the performance of the Receivables Transfer Agreements, dated as of February 24, 1995, between the Parent, as seller, and the Borrowers, as buyers, will not render the Borrowers insolvent; and

               (2) the Borrowers will be able to remain economically viable without further investments by the Parent for the foreseeable future.

          IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of ___________, 19__;



                                  [NAME OF PARENT]

                                  By:____________________________
                                  Name:
                                  Title:


                                       D

                                                    Exhibit E
                                                       to
                                                Funding Agreement


                  [FORM OF OFFICER'S CERTIFICATE OF BORROWER]

                              [NAME OF BORROWER]

                             Officer's Certificate


          I, [Name of Officer], the duly elected [Insert Title] of [Name of Borrower] (the "Borrower"), hereby certify pursuant to Section 3.01(d)(iv) of the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"; capitalized terms used but not defined in this Officer's Certificate having the meaning set forth in the Funding Agreement), between the Borrowers, [Name of Parent], Redwood Receivables Corporation (the "Lender"), Financial Security Assurance Inc. ("FSA") and General Electric Capital Corporation, as agent for the Lender (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lender Secured Parties (as defined in the Funding Agreement), and for the benefit of the Lender, the Operating Agent, FSA and the Collateral Agent, as follows:

               (1) after giving effect to the effectiveness of the Funding Agreement, no Termination Event or Incipient Event will have occurred and be continuing; and

               (2) the representations and warranties of the Borrower contained in Sections 4.01 and 4.02 of the Funding Agreement, in the Receivables Transfer Agreements and in any other document, certificate or financial or other statement delivered by either of the Borrowers in connection with the Funding Agreement or the Receivables Transfer Agreements are true and correct in all material respects (unless such representation or warranty contains a materiality qualification or in the case of Section 4, in which case it is true and correct in all respects) and with the same force and effect as though such representations and warranties had been made as of such date, except to the extent any such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in material respects (or in all respects, as the case may be) as of such earlier date.

          IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of ___________, 19__.

                                  [NAME OF BORROWER]

                                  By:____________________________
                                  Name:
                                  Title:

                                               Exhibit F
                                                  to
                                           Funding Agreement


                  [FORM OF OFFICER'S CERTIFICATE OF SERVICER]

                              [NAME OF SERVICER]


                             Officer's Certificate


          I, [Name of Officer], the duly elected [Insert Title] of [Name of Parent] (the "Servicer"), hereby certify pursuant to Section 3.01(e)(iv) of the Receivables Funding and Servicing Agreement, dated as of February 24, 1995 (the "Funding Agreement"); capitalized terms used but not defined in this Officer's Certificate having the meaning set forth in the Funding Agreement), between [Names of Borrowers] (the "Borrowers"), the Servicer, Redwood Receivables Corporation (the "Lender"), Financial Security Assurance Inc. ("FSA") and General Electric Capital Corporation, as agent for the Lender (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent"), and for the benefit of the Lender, FSA, the Operating Agent and the Collateral Agent, as follows:

               (1) after giving effect to the effectiveness of the Funding Agreement, no Event of Servicer Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Servicer Termination, will have occurred and be continuing; and

               (2) the representations and warranties of the Servicer contained in Section 4.03 of the Funding Agreement and in any other document, certificate or financial or other statement delivered by the Servicer in connection with the Funding Agreement are true and correct in all material respects (unless such representation or warranty contains a materiality qualification, in which case it is true and correct in all respects) and with the same force and effect as though such representations and warranties had been made as of such date, except to the extent any such representations and warranties relate solely to an earlier date, in which case they are true and correct in all material respects (or in all respects, as the case may be) as of such earlier date.

          IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of _____________, 19__.


                                  [NAME OF SERVICER]

                                  By:____________________________
                                  Name:
                                  Title:

                                               Exhibit G
                                                  to
                                           Funding Agreement

                           Form of Monthly Reporting
                           -------------------------

Exhibit G-I.          -    Form of Advance Rate Calculation

Exhibit G-II.    -    Overcollateralization Model - Dilution Coverage

Exhibit G-III.   -    Overcollateralization Model - Default Coverage

Exhibit G-IV.    -    Sales and Receivable Analysis

Exhibit G-V.          -    Comparative Aging Analysis

Exhibit G-VI.    -    Financial Covenant Calculations and Termination Events

Exhibit G-VII.   -    Balance Sheet

Exhibit G-VIII.       -    Accounts Receivable Reconciliation and
                           New obligor Listing

                                                                     Exhibit G-I

                       FORM OF ADVANCE RATE CALCULATION

                           Tyco Funding Corp. (TFC)
                               For the Week of:

C.   CALCULATION OF ADVANCE RATE                          AMOUNT
     ------------------------------
C1.  Dilution Coverage (from model)                       _________

C2.  Default Coverage (from model)                        _________

C3.  Total Overcollateralization Required (C1 + C2)
                                                          =========

C4.  Dynamic Advance Rate (100% - C3)
                                                          =========

C5.  Advance Rate Cap (from loan documents
                                                          =========

C6.  Advance Rate (lower of C4 and C5)
                                                          =========

Tyco Funding Corporation
Overcollateralization Model
Dilution Coverage

Factor   1:50                                                       Exhibit G-II


                                   DILUTIONS
                   _____________________________________________________________
                   _________________________________________________

 1        2         3        4        5          6         7        8        9       10       11
                            Anti               Defect                                Oth    Markdo
                             ci-                ive                Misc      New      er      wn
         SALE               pati     Bill      Return     Frei     Prom     Retur    Mis    Reserv
         ----               ----     ing       ------     ----     ----     -----    ---    ------
WEEK      S        A/R       ons     Adj         s         ght      o        ns       c        e
- ----      -        ---       ---     ---         -         ---      -        --       -        -

 1         12          13         14         15        16       17        18        19        20         21
       (4+5+6+7+8
           +        Dilution                          Spike   Spike
        9+10+11)      on        Dilution   Normal     -----     /        Spike    Dilution   Default    Total
Week     TOTAL         %        Horizon    Dilution     e     Dilution   Impact   Coverage   Coverage   Coverage
- ----     -----         -        -------    --------     -     --------   ------   --------   --------   --------

Tyco Funding Corporation
Overcollateralization Model
Default Coverage

FACTOR:    1.50                                                    Exhibit G-III

                                   Lag 6
                                     Mo           6       Max
                         Default   Monthly      Month     Last         Default    Base                            Default
MONTH     SALES   A/R    Bucket    Default %    Average   12 Months    Horizon    Support   Factor    Defaults    Coverage
- -----     -----   ---    ------    ---------    ------    ---------    -------    -------   ------    --------    --------

TYCO FUNDING CORPORATION
Sales and Receivable Analysis                                    Exhibit G-IV



              1         2      3     4      5            6            7         8           9       10       11
            BOM      Gross                Cash     Miscellaneous                        Non      (7+8-9)
 Period    Balance  Credit  Debit Total  Receipts  Adjustments    Credits  Adjustments  Dil.     Total     Days
                    Sales         CR                                                    Credits  Dilution
                                  Sales



                 12          13     14       15        16          17
 Period        (1/5.11)   (10/2)     YTD     Rolling    YTD        Rolling
               T/O       DILUTION   T/O     12 T/O   Dilution    12
                                                                 Dilution

TYCO FUNDING CORPORATION
COMPARATIVE AGING ANALYSIS                                           Exhibit G-V

Date       From S&R   (S&R -         Aging  Future  Current        Dollars           Over    Chrgbk    Future
           A/H Bal.   Aging)        A/R                            -------
                        Variance   Bal.                      1-30   31-60   61-90    90


 Current          Percentage           Over
                  ----------
          1-30      31-60     61-90    90    Chrgbk

                                                                     Schedule 1A
                                                                     -----------

                              Concentration Level
                              -------------------

                Gross A/R      Inelig.                         % of                        Inelig.           Sales
                ---------      -------                         ----                        -------           -----
Obligor         Balance        Amount         Elig.          Elig. A/R      % Limit        Amount             YTD
- -------         ---------      -------        -----          ---------      --------       -------           -----
Toys 'R'                                                                      60%
Us, Inc.

Walmart                                                                       20%
Stores,
Inc.

The K-Mart                                                                     6%
Corporation

Target                                                                        10%
Stores
(Dayton-
Hudson
Corp.)

Kay Bee                                                                        7%
(Melville
Corp.)

Any Other                                                                      2%
Obligor


     Note: There must be a minimum of ten obligors on this listing which equate to the ten largest balances on the accounts receivable aging.

     DEFINITIONS:

     Eligible - Gross A/R obligor balance less ineligible obligor amount.
     --------
     % of Eligible A/R - Eligible divided by Line 10 of Exhibit B.
     -----------------
     Ineligible Amount - The percent of eligible A/R less the percent limit
     -----------------
     multiplied by the eligible obligor amount. (If the % of eligible A/R is less than the % limit, the ineligible amount is zero).

                                                                     Schedule 1B
                                                                     -----------

                       TOYS 'R' US MAXIMUM FUNDED AMOUNT
                       ---------------------------------

A.           Gross A/R                                        ___________

B.           Less:  Ineligible                                ___________

C.           Eligible (A-B)                                   ___________

D.           Less:
             Pro rata share of Contractual Reserves           ___________

E.           Net Eligible A/R (C-D)                           ___________

F.           Advance Rate (Line 15 of Exhibit B)              ___________

G.           Maximum Funded Amount (E*F)                      ___________

H.           Less Cap of $100,000,000                         100,000,000

I.           Excluded Amounts (If (G-H)> 1, (G-H),0)        $
                                                              ===========

Tyco Funding Corporation
Financial Covenant Calculations/Termination Events
- --------------------------------------------------


                                                                    Exhibit G-VI

                                       Parent
                                       ------
Document                                              Actual                  Covenant
Reference             Covenant                        Amount                    Level
- ---------             --------                        ------                    -----

                      Net Worth

                      Interest Coverage




                                      Borrower
                                      --------

Document                                              Actual                  Covenant
Reference             Covenant                        Amount                    Level
- ---------             --------                        ------                  -------

9.01(i)               Delinquency Ratio                                        7.00%

9.01(j)               Default Ratio - Tyco 1                                   2.00%

9.01(k)               Dilution Ratio - Tyco 1
                      April through December                                   3.00%
                      January through March                                   15.00%

9.01(m)               Turnover                                                150 days

TYCO FUNDING CORPORATION
FINANCIAL COVENANT CALCULATIONS/TERMINATION EVENTS
- --------------------------------------------------

                                      PARENT                                Exhibit VI
                                      ------

Document                                              Actual                  Covenant
Reference             Covenant                        Amount                   Level
- ---------             --------                        ------                   -----

                 Net Worth

                 Interest Coverage


                                      BORROWER
                                      --------
Document                                              Actual                  Covenant
Reference             Covenant                        Amount                   Level
- ---------             --------                        ------                   -----


9.01i            Delinquency Ratio                                              7.00%

9.01k            Default Ratio - Tyco 2                                         2.00%

9.01m            Dilution Ratio - Tyco 2
                 April through December                                         3.00%
                 January through March                                         15.00%

9.01n            Turnover                                                    150 days

                                                                   Exhibit G-VII
TYCO FUNDING CORPORATION
BALANCE SHEET
AS OF:


Cash

Accounts Receivable

Dilution Reserve

Deferred Financing Costs

Other Miscellaneous Assets        ___________

          TOTAL ASSETS                                      ===========



Loan Due To Redwood

Deferred Income

Other Miscellaneous Liabilities

Common Stock

Additional Paid in Capital

Retained Earnings                 ___________

          TOTAL LIABILITIES
            AND EQUITY                                      ===========


NET WORTH                                                   ===========

                                                                  Exhibit G-VIII


I.   RECONCILIATION
     --------------

     End of Month Balance per Accounts Receivable roll forward

          Accounts Receivable Aging Balance

                                         _______________

          Adjustments (List)             _______________

          General Ledger Balance
                                         _______________


II.  NEW OBLIGORS
     ------------
                           CREDIT           E.O.M.
               NAME         LINE           BALANCE
               ----         ----           -------

(i)
(ii)
(iii)
(iv)
(v)
(vi)        ___________    ____________    ___________

                                                                   Exhibit H
                                                                       to
                                                               Funding Agreement

                           [FORM OF MONTHLY REPORT]

                                      H-1